HOOTERS® INTERNATIONAL FRANCHISE AGREEMENT

BETWEEN

HOOTERS OF AMERICA, LLC
1815 THE EXCHANGE
ATLANTA, GEORGIA, USA 30339
(770) 951-2040

AND

HOOTERS OF AMERICA, LLC
INTERNATIONAL FRANCHISE AGREEMENT
TABLE OF CONTENTS

EXHIBITS

HOOTERS OF AMERICA, LLC
INTERNATIONAL FRANCHISE AGREEMENT

THIS FRANCHISE AGREEMENT (the "Agreement") is made and entered into the _______ day of _______________, 20____ (the "Effective Date"), by and between HOOTERS OF AMERICA, LLC, a Georgia, USA limited liability company with its principal business address at 1815 The Exchange, Atlanta, Georgia, USA 30339 (hereinafter "HOA"), and ___________________________, a _______________ _______________ with its principal business address at _________________________ _________________ (hereinafter the "Franchisee").

RECITALS

A. HOA developed a distinctive system (the "Hooters System") for the establishment and operation of restaurants that offer a limited menu featuring seafood and chicken wings, together with beer, wine, and liquor. The Hooters System includes HOA's distinctive exterior and interior restaurant design, trade dress, décor, and color scheme; uniform standards, specifications, and procedures for operations; procedures for quality control; training and ongoing operational assistance; and advertising and promotional programs; all of which HOA may add to, delete from, and modify from time to time.

B. HOA entered into a license agreement (the "License Agreement") with HI Limited Partnership ("HILP"), pursuant to which License Agreement HILP granted HOA the right to use certain trademarks, trade names, service marks, logotypes, and other commercial symbols, including without limitation the mark "Hooters®," in connection with the operation of restaurants. HOA identifies the Hooters System by means of such trademarks, trade names, service marks, logotypes, and other commercial symbols, together with HOA's trade dress, décor, color schemes, and other identifying characteristics (all of which are referred to collectively in this Agreement as the "Proprietary Marks"), all of which HOA may add to, delete from, and modify from time to time.

C. HOA continues to develop, use, and control the use of, the Proprietary Marks and the Hooters System to identify for the public the source of products and services marketed under the Proprietary Marks and the Hooters System, and to represent the Hooters System's high standards of quality, appearance, and service.

D. Franchisee desires for HOA to grant Franchisee a franchise to operate a Hooters restaurant, using the Proprietary Marks, under the Hooters System, and for HOA to provide Franchisee with certain training and other assistance in connection with such franchise, all as set forth in and subject to this Agreement.

E. Franchisee understands and acknowledges the importance of HOA's high standards of quality, appearance, and service, and the necessity of operating its franchised business in compliance with HOA's standards and specifications.

In consideration of the foregoing and the mutual promises and commitments set forth in this Agreement, the parties hereby agree as follows:

I. <u>GRANT, APPROVED LOCATION, CONSTRUCTION, AND PERMITTING</u>

A. <u>Grant</u>. HOA hereby grants to Franchisee, on the terms and conditions set forth in this Agreement and subject to the License Agreement, the right, license, and privilege, and Franchisee undertakes the obligation, to operate a business (the "Franchised Business") to

develop, open, and operate a franchised Hooters restaurant (the "Restaurant"), using the Proprietary Marks and the Hooters System, at the Approved Location (as defined in Section I.B. of this Agreement) (collectively, the "Franchise").

B. Approved Location.

1. The address of the Restaurant location approved under this Agreement (the "Approved Location") is:

A location in the Option Territory set forth on Exhibit A to the Option Addendum attached to this Agreement as Exhibit D, selected and approved as set forth in this Agreement ________________.

2. The Approved Location will be determined by mutual written agreement of the parties within _____ days after the Effective Date of this Agreement; provided, however, that Franchisee shall have the right to substitute a different site, if such different site is acceptable to HOA, within sixty (60) days after the Effective Date of this Agreement.

3. Franchisee shall not relocate the Restaurant without HOA's prior express written consent.

4. During the term of this Agreement, HOA will not establish, and will not license another entity to establish, a Hooters restaurant under the Hooters System within a radius of eight (8) kilometers from the Approved Location (hereinafter the "Protected Territory").

C. Construction, Permitting, and Licensing.

1. Franchisee shall complete the construction of the Restaurant in accordance with the provisions and requirements of Section V.E. of this Agreement (the "Construction") and shall open the Restaurant for business on or before __________________, 20____ (the "Opening Date"). On Franchisee's written request, HOA may grant Franchisee up to three (3) thirty (30) day extensions past the date set forth above within which to open the Restaurant. HOA will not require Franchisee to pay HOA any fee for the first such extension. Franchisee shall pay HOA a non-refundable extension fee of Two Thousand Five Hundred and No/100 United States Dollars ($2,500 USD) contemporaneously with Franchisee's request for the second such extension. Franchisee shall pay HOA a non-refundable extension fee of Five Thousand and No/100 United States Dollars ($5,000 USD) contemporaneously with Franchisee's request for the third such extension.

2. Provided that Franchisee has made full and complete application for all building permits, alcoholic beverage licenses, and all other permits required to open its Hooters Restaurant, within sixty (60) days after the Effective Date of this Agreement, HOA may, on Franchisee's written request, grant Franchisee up to three (3) thirty (30) day extensions to obtain all necessary permits, without charging Franchisee any amounts for such extensions, if the delay was due to causes beyond Franchisee's reasonable control, which grant HOA will not unreasonably withhold. Franchisee must submit documentation of the status of

the applications together with Franchisee's request for each such extension. On HOA's grant of each such extension, HOA will commensurately extend the Opening Date.

3. Should Franchisee be unable to obtain all necessary permits and licenses during the stated period and extension time periods as a result of causes beyond Franchisee's reasonable control, HOA or Franchisee may terminate this Agreement and any Option Addendum on written notice to the other, without the necessity of further action by either party or further documentation. On such termination, HOA will retain one-third (1/3) of the initial franchise fee set forth in Section IV.A. of this Agreement and one hundred percent (100%) of any pre-paid option fees to compensate HOA for its costs and expenses related to enfranchising Franchisee and its lost or deferred opportunities to enfranchise others. HOA will refund the amount HOA owes Franchisee within thirty (30) days after notice by HOA or Franchisee of the termination of this Agreement.

D. Destruction of Approved Location. In the event the Restaurant building is damaged or destroyed by fire or other casualty, or is required by any governmental authority to be repaired or reconstructed, Franchisee shall commence repair or reconstruction of the building within ninety (90) days after the date of such casualty or notice of governmental requirement (or such lesser period as such governmental requirement may specify) and shall complete all required repair or reconstruction as soon as possible thereafter, but in no event later than one hundred eighty (180) days after the date of such casualty or governmental requirement. In the case of reconstruction due to casualty, the minimum acceptable appearance for the restored building will be that which existed immediately prior to the casualty; provided, however, Franchisee will use its best efforts to have the restored building include the then-current image, design, and specifications of new Hooters restaurants. If the building is substantially destroyed by fire or other casualty, Franchisee may, with HOA's agreement and on payment to HOA of a royalty in an amount equal to five percent (5%) of all insurance proceeds as a consequence of such casualty, terminate this Agreement as to the Restaurant in lieu of Franchisee's reconstructing the building.

E. Franchise is Non-Exclusive. FRANCHISEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THIS FRANCHISE IS NON-EXCLUSIVE: HOA RESERVES THE RIGHT TO DEVELOP, OPEN, AND OPERATE, AND TO AUTHORIZE OTHERS TO DEVELOP, OPEN, AND OPERATE, HOOTERS RESTAURANTS OUTSIDE FRANCHISEE'S PROTECTED TERRITORY ON ANY TERMS HOA DEEMS APPROPRIATE.

F. No Subfranchising. FRANCHISEE SHALL HAVE NO RIGHT TO GRANT SUBFRANCHISES TO OTHERS. FRANCHISE SHALL NOT, AND SHALL NOT ATTEMPT TO, GRANT SUBFRANCHISES TO OTHERS.

II. TERM; RENEWAL

A. Initial Term. As to the initial Restaurant under this Agreement, this Agreement will commence on the Effective Date and will continue in effect for a period of twenty (20) years thereafter, subject to earlier termination as set forth in this Agreement. As to all subsequent Restaurants Franchisee develops under this Agreement, this Agreement will continue in effect for twenty (20) years from the date such Restaurant opens, subject to

earlier termination as set forth in this Agreement. This Agreement refers to such twenty (20) year term, whether as to the initial Restaurant or any subsequent Restaurant, as the "Initial Term."

B. Renewal Term. Franchisee may renew the Franchise as to each Restaurant for one (1) additional twenty (20) year term (such additional term being referred to in this Agreement as the "Renewal Term," and the Initial Term, together with the Renewal Term, being referred to collectively in this Agreement as the "Term"), provided that:

1. Franchisee delivers written notice (the "Renewal Notice") fewer than eighteen (18) months but more than six (6) months before the end of the Initial Term, of Franchisee's intent to renew the Franchise as to the Restaurant specified in the Renewal Notice, for the Renewal Term;

2. Franchisee pays HOA a renewal fee in the amount of Twenty-Five Thousand and No/100 United States Dollars ($25,000 USD) (the "Renewal Fee"), contemporaneously with Franchisee's delivery of the Renewal Notice, for renewal of the Franchise as to the Restaurant specified in the Renewal Notice;

3. Franchisee is, at the time Franchisee delivers the Renewal Notice, in compliance with: (i) this Agreement and all amendments to it; (ii) all other agreements to which HOA or its affiliates on the one hand, and Franchisee or its affiliates on the other hand, are parties; and (iii) HOA's confidential operations manuals (the "Manuals");

4. Franchisee has been, at all times during the Initial Term, in compliance with: (i) this Agreement and all amendments to it; and (ii) the Manuals;

5. Franchisee enters into HOA's then-current form of international franchise agreement, including all schedules, exhibits, addenda, and attachments to it (collectively, the "Renewal Franchise Agreement"), all of which may contain terms that vary materially from the terms of this Agreement; and

6. Franchisee and its Principals (as defined in Section XII.B. of this Agreement) execute and deliver to HOA a release, estoppel, covenant not to sue, indemnification, and related provisions in substantially the form set forth in Exhibit H to this Agreement (collectively, the "Release").

C. Non-Renewal By Franchisee. Franchisee will be deemed to have declined to renew the Franchise as to a Restaurant, and the option to renew the Franchise set forth in Section II.B. of this Agreement will expire automatically and without notice as to such Restaurant, if Franchisee does not deliver to HOA all items required for renewal, including without limitation the Renewal Fee, the executed Renewal Franchise Agreement, and the executed Release, to HOA within thirty (30) days after HOA delivers the Renewal Franchise Agreement and Release to Franchisee for execution.

D. Effect of Non-Renewal or Expiration. Non-renewal or expiration of the Franchise as to a Restaurant will constitute termination of this Agreement and the Franchise as to such Restaurant, but not as to any other Restaurants Franchisee may own under this Agreement.

E. Future Renewal Provisions. At the end of the Renewal Term, HOA will offer Franchisee the renewal provisions that HOA then offers franchisees generally, provided that Franchisee satisfies HOA's then-current terms.

III. HOA'S OBLIGATIONS

A. HOA will provide Franchisee with advice in locating and opening a completed restaurant, including without limitation providing acceptable site criteria, approved supplier lists, and approved renovation criteria; and, at HOA's option, a set of architectural plans of an existing Hooters restaurant.

B. HOA will provide Franchisee with the manager training program described in Section V.F. of this Agreement.

C. HOA will offer Franchisee the additional pre-opening training described in Section V.H. of this Agreement.

D. HOA will provide such continuing advisory assistance to Franchisee in the operation, advertising, and promotion of the Restaurant as HOA deems appropriate.

E. HOA will provide such refresher training for Franchisee and Franchisee's employees as HOA deems appropriate.

F. HOA may provide Franchisee with advertising and promotional plans and materials for local advertising as described in Section X.A. of this Agreement.

G. HOA will provide Franchisee, on loan, with one copy of the Manuals, as set forth in Section VII. of this Agreement.

H. HOA may provide Franchisee with such merchandising, marketing, and other data and advice as HOA may develop and deem to be helpful in the management and operation of the Restaurant.

I. HOA may provide Franchisee with such periodic individual or group advice, consultation, and assistance, rendered by personal visit or telephone, or by newsletters or bulletins made available from time to time to all HOA franchisees, as HOA deems appropriate.

J. HOA will provide Franchisee with such bulletins, brochures, manuals, and reports, as HOA may publish for franchisees generally regarding HOA's plans, policies, developments, and activities. In addition, HOA will provide such communication concerning new developments, techniques, and improvements in food preparation, equipment, food products, packaging, and restaurant management, that HOA deems relevant to the operation of the Restaurant.

K. HOA will provide Franchisee with the requirements for a standardized system for accounting, cost control, and inventory control.

IV. FEES

A. Initial Franchise Fee. Franchisee shall pay to HOA an initial franchise fee (the "Initial Franchise Fee") in the amount of Seventy-Five Thousand and No/100 United States Dollars ($75,000 USD) on Franchisee's execution of this Agreement and delivery of this Agreement to HOA. Franchisee shall pay the Initial Franchise Fee in a lump sum in immediately-available bank funds. Except as described in Section I.C.3. of this Agreement, the Initial Franchise Fee shall be deemed fully-earned and nonrefundable on Franchisee's execution of this Agreement, in consideration of the administrative and other expenses HOA incurs in granting Franchisee its Franchise and in further consideration of HOA's lost or deferred opportunities to enfranchise others. If Franchisee paid HOA an application fee prior to HOA's execution of this Agreement, HOA will credit the amount of the application fee against the amount of the Initial Franchise Fee.

B. Continuing Royalty Fee. Franchisee shall pay to HOA a continuing royalty fee (the "Continuing Royalty Fee") equal to five percent (5%) of Franchisee's monthly Gross Sales (as defined in Section IV.G. of this Agreement) of the Restaurant, so that HOA actually receives such payment by the end of ten (10) days after the end of such calendar month.

C. Local Advertising. Franchisee shall spend each calendar year a minimum of four percent (4.0%) of the Gross Sales of the Restaurant on local advertising and promotion (the "Local Advertising Expenditure"). In the event HOA establishes an International Advertising Fund (as set forth in Section IV.D. of this Agreement), Franchisee may reduce the amount of its Local Advertising Expenditure by the amount of the International Advertising Fee.

D. International Advertising Fee. HOA may establish an international advertising fund (the "International Advertising Fund") for its franchisees located outside the United States. In the event that HOA establishes the International Advertising Fund, Franchisee shall pay to HOA an international advertising fee (the "International Advertising Fee") equal to one percent (1%) of Franchisee's monthly Gross Sales of the Restaurant, so that HOA actually receives such payment by the end of ten (10) days after the end of such calendar month. HOA or HOA's designee will maintain and administer the International Advertising Fee in an International Advertising Fund as provided in Section X.C. of this Agreement.

E. Casualties. Franchisee's obligation to pay the Continuing Royalty Fee and the International Advertising Fee, if imposed (collectively, the "Fees"), shall not be altered by the occurrence of any casualty or event that would cause a temporary closing of the Restaurant for a period of more than five (5) days. In the event that such a casualty or event occurs, the Fees to be paid by Franchisee for each calendar month in which such Restaurant is closed shall be the average of all Fees payable by Franchisee during the immediately-preceding twelve (12) calendar months, or such lesser period as the Restaurant has been open if the Restaurant has been open fewer than twelve (12) calendar months.

F. Past-Due Payments. Any payment that HOA does not actually receive by the end of the specified date shall be deemed past due. If any payment is past due, in addition to HOA's right to exercise all rights and remedies available to HOA under Section XIII. of

this Agreement, Franchisee shall pay to HOA, in addition to the past-due amount, interest on such amount from the date it came due until the date HOA actually receives such payment. The rate of such interest shall be the lesser of: (i) eighteen percent (18%) per annum; or (ii) the maximum rate allowed by the laws of Franchisee's jurisdiction or any successor or substitute law (hereinafter the "Default Rate"), until paid in full.

G. Gross Sales. As used in this Agreement, "Gross Sales" shall include all revenue related to the sale of products and performance of services in, at, about, through, or from the Restaurant, whether for cash or credit, and regardless of collection in the case of credit, and income of every kind and nature related to the Restaurant, including without limitation insurance proceeds and condemnation awards for loss of sales, profits, or business; and further including without limitation amounts from games, ATM fees, liquor, gift cards, catering, and catering vehicles; provided, however, that "Gross Sales" shall not include: (i) revenues from sales taxes or other add-on taxes Franchisee collects from guests and actually transmits to the appropriate taxing authority; (ii) tips guests give and that are charged to the guests' credit or debit cards; and (iii) the retail value of any complimentary services, discounts, trade-outs, credit card fees, cash refunds to guests, and coupons used by guests (collectively, the "Comps"), up to a maximum of two percent (2%) of Gross Sales in the aggregate. In no event may Franchisee exclude or deduct from Franchisee's Gross Sales greater than two percent (2%) of such Gross Sales for Comps. The sale and delivery of products and services away from the Restaurant without HOA's consent is strictly prohibited; however, should such sales occur, Franchisee shall include such sales in computing Gross Sales.

H. Currency Conversion. All amounts payable to HOA under this Agreement shall be paid in United States Dollars. On or about the first (1st) business day of each calendar month, HOA will notify Franchisee of the exchange rate for payments for that month. HOA will base such exchange rate on the prevailing exchange rate as reported in the "Currency Trading" section of *The Wall Street Journal* (or its future equivalent), or such other source as HOA reasonably deems appropriate, on or for the first business day of each calendar month.

I. Legal Restrictions on Payment. If at any time any legal restriction shall be imposed on the purchase of United States Dollars, or on the removal of the United States Dollars from Franchisee's jurisdiction, Franchisee shall notify HOA immediately; and in such event, to the extent permitted by Law, HOA may direct Franchisee to make payment to HOA in such other currency or in such other jurisdiction as HOA may select. Franchisee shall use its best efforts to obtain any consents or authorizations that may be necessary to effect payment in United States Dollars in compliance with applicable Law, at Franchisee's sole cost and expense. HOA's acceptance of payment in a currency other than United States Dollars shall not relieve Franchisee of its obligation to make future payments in United States Dollars to the extent permitted by applicable Law.

J. Taxation. With respect to all amounts Franchisee is obligated to pay HOA, Franchisee shall, if required by Law, deduct the amount of any withholding taxes or other required taxes due directly from the amount due HOA and shall remit the tax directly to the appropriate taxing authorities at the time payment is made to HOA. Franchisee shall promptly provide HOA with a copy of the transmittal letter to the taxing authority that accompanies any such tax payment. Franchisee will cooperate fully with HOA in any dealings with any taxing authorities in any effort by HOA to reduce the amount of taxes payable and to obtain refunds, credits, or exemptions. Franchisee shall promptly obtain

tax receipts from the appropriate taxing authorities evidencing any tax payment made and shall promptly submit such tax receipt to HOA.

K. Payment of Amounts Owed.

1. Franchisee shall pay HOA all Continuing Royalty Fees, International Advertising Fees, and any and all other sums Franchisee owes HOA, by automatic debit, wire transfer, or such other means as HOA may specify from time to time. Franchisee shall promptly execute all documentation HOA or Franchisee's bank may require in order to effect such payments. Franchisee shall pay any and all fees, costs, or expenses incurred in connection with any currency exchange and the transmission of any payment to HOA. Franchisee shall include with any payment to HOA calculations showing the determination and amount of such payment.

2. Franchisee shall pay all amounts due to HOA under this Agreement without counterclaim or set-off.

V. DUTIES OF FRANCHISEE

A. Franchisee acknowledges and agrees that every detail of the Franchised Business, including without limitation the uniformity of appearance, service, products, and advertising of Franchisee's Restaurant, is important to Franchisee, HOA, the Hooters System, and HOA's other franchisees, in order to maintain the Hooters System's high and uniform operating standards, to increase the demand for the products and services, and to protect HOA's reputation and goodwill.

B. If Franchisee is or becomes a corporation, limited partnership, general partnership, limited liability company, or other business entity, Franchisee shall comply with Section XII. of this Agreement and the following requirements:

1. Franchisee shall confine its activities exclusively to the operation of the Franchised Business, and the Franchised Business shall confine its activities exclusively to the development, opening, and operation of the Restaurant.

2. Franchisee's Certificate or Articles of Incorporation, Bylaws, Partnership Agreement, Articles of Organization, Operating Agreement, or comparable governing documents shall at all times provide that: (i) Franchisee's activities shall be confined exclusively to the operation of the Franchised Business, and the Franchised Business's activities shall be confined exclusively to the development, opening, and operation of the Restaurant; and (ii) the issuance, redemption, purchase for cancellation, and transfer of voting stock, partnership interests, membership interests, or other equity interests in Franchisee, are restricted by the terms of this Agreement.

3. Franchisee shall provide to HOA copies of Franchisee's Certificate or Articles of Incorporation, Bylaws, Partnership Agreement, Articles of Organization, Operating Agreement, or comparable governing documents, and any other documents HOA may reasonably request, and any amendments to any of them, so that HOA actually receives such copies by the end of ten (10) days after HOA requests such copies.

4. Franchisee shall maintain stop transfer instructions against the transfer on its record of any equity securities (voting or otherwise) except in compliance with Section XII. and Section XV. of this Agreement. All securities Franchisee issues shall bear the following legend, which shall be printed legibly and conspicuously on each stock certificate or other evidence of ownership interest:

THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A FRANCHISE AGREEMENT WITH HOOTERS OF AMERICA, LLC DATED [INSERT DATE]. REFERENCE IS MADE TO SUCH AGREEMENT AND TO THE RESTRICTIVE PROVISIONS OF THE [INSERT TYPE OF CERTIFICATE] OF THIS [INSERT TYPE OF ENTITY].

5. Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting equity of Franchisee and shall furnish the list to HOA so that HOA actually receives such list by the end of ten (10) days after HOA requests such list.

6. If Franchisee is a partnership, Franchisee shall maintain a current list of all general and limited partners, and a list of all owners of record and all beneficial owners of any class of voting equity of Franchisee and such general and limited partners, and shall furnish such list to HOA so that HOA actually receives such list by the end of ten (10) days after HOA requests such list.

C. Each Principal of Franchisee, and such of Franchisee's other equityholders as HOA may specify, shall enter into a continuing guaranty agreement in the form attached to this Agreement as Exhibit A (the "Guaranty"). HOA may amend or modify the form of such Guaranty from time to time as to equityholders signing the Guaranty after the Effective Date of this Agreement.

D. Franchisee assumes all costs, liability, expense, and responsibility for locating, obtaining, and developing the Approved Location for the Restaurant and for constructing and equipping the Restaurant at such Approved Location. Franchisee shall not make any binding commitment to a prospective vendor or lessor of real estate with respect to the Approved Location unless HOA approves such Approved Location in accordance with the procedures set forth in this Agreement and unless the lease documents for such Approved Location provide, without limitation: (i) that the landlord shall provide HOA with notice of any default thereunder at least thirty (30) days prior to any termination of the lease, specifying such default and granting HOA the right (but not the obligation) to cure any such default within such period; and (ii) that the landlord approves of HOA as an assignee of Franchisee's interest thereunder. FRANCHISEE ACKNOWLEDGES THAT HOA'S APPROVAL OF AN APPROVED LOCATION AND THE RENDERING OF ASSISTANCE IN THE SELECTION OF AN APPROVED LOCATION DOES NOT CONSTITUTE HOA'S REPRESENTATION, PROMISE, WARRANTY, OR GUARANTY THAT A HOOTERS RESTAURANT AT THAT APPROVED LOCATION WILL BE PROFITABLE OR OTHERWISE SUCCESSFUL.

E. Franchisee shall, at its expense, and to HOA's satisfaction, comply with all of the following requirements:

1. Before commencing Construction of the Restaurant, Franchisee shall submit a site plan to HOA, including a footprint of the proposed building, and

architectural, kitchen, and signage drawings, for HOA's approval. Franchisee, at its option, may use any architect or engineer HOA currently uses to prepare detailed plans and specifications for the Construction of the Restaurant.

2. Franchisee shall: (i) use a qualified general contractor or construction supervisor to supervise the Construction of the Restaurant and the completion of all improvements; and (ii) submit to HOA a statement providing the name and contact information of such general contractor or construction supervisor.

3. Franchisee shall cause such Construction to be performed only in accordance with the site plan and the plans and specifications HOA approved. No changes will be made to such approved plans and specifications, or to the Construction, or to any of the materials used in the Restaurant, or to interior and exterior colors of the Restaurant, without HOA's express prior written consent.

4. Franchisee shall obtain and shall thereafter maintain all licenses, permits, and certifications required for lawful Construction of the Restaurant, including without limitation building, zoning, access, parking, driveway access, sign, and occupancy permits and licenses, and shall certify in writing to HOA that it has obtained all such licenses, permits, and certifications.

5. Franchisee shall obtain and shall thereafter maintain all health, life, safety, alcoholic beverage, and other licenses, permits, and certifications required for operation of the Restaurant and shall certify in writing to HOA prior to the Opening Date that it has obtained all such licenses, permits, and certifications.

F. HOA will provide its manager training program to up to six (6) of Franchisee's manager-in-training ("MIT") personnel. If Franchisee is an individual, Franchisee and Franchisee's management personnel must complete HOA's manager training program to HOA's reasonable satisfaction prior to Franchisee's opening of the Restaurant for business. If Franchisee is a corporation, partnership, limited liability company, or other business entity, at least one (1) Principal of Franchisee and Franchisee's management personnel must complete HOA's manager training program to HOA's reasonable satisfaction prior to Franchisee's opening of the Restaurant for business. At HOA's option, key personnel Franchisee subsequently employs must also complete HOA's manager training program to HOA's reasonable satisfaction. HOA may, at its discretion, make available additional training programs, seminars, and refresher courses to Franchisee and Franchisee's designated personnel from time to time. All such training will take place at the locations HOA designates. HOA may, at any time, discontinue management training and decline to certify Franchisee or Franchisee's designated personnel who fail to demonstrate an understanding acceptable to HOA of the management training. If HOA discontinues the management training of Franchisee or Franchisee's designated personnel, Franchisee shall have thirty (30) days to present HOA with an acceptable alternative candidate for the manager training program. If HOA reasonably determines that Franchisee is unable or unwilling to provide individuals who can complete the manager training program to HOA's reasonable satisfaction, or if HOA reasonably determines that the individuals whom Franchisee has presented for manager training lack the skills to operate the Restaurant successfully, HOA will have the right to terminate this Agreement pursuant to Section XIII.D.7. hereof. HOA will provide instructors and training materials for all required training programs. Franchisee shall be responsible for all expenses Franchisee or its personnel incur in connection with any

training programs, including without limitation wage and benefit costs, and the costs of transportation, lodging, and meals.

G. Franchisee shall designate at least one (1) manager (the "General Manager") of the Restaurant who shall have authority over the other managers. If Franchisee is an individual, Franchisee may serve as General Manager. Franchisee's designated General Manager shall devote his or her full time, energy, and best efforts to the management and operation of the Restaurant. Franchisee will require such General Manager to complete, to HOA's reasonable satisfaction, an HOA-approved manager training program by the end of ninety (90) days after such individual's appointment to serve as General Manager.

H. HOA will offer Franchisee the training resources for Franchisee's hourly employees described in this Section V.H. HOA will provide such training at Franchisee's Restaurant prior to, during, and immediately after Franchisee's opening of the Restaurant for business. Franchisee must give HOA not less than thirty (30) days notice of when training should begin. In order for training to begin, Franchisee must have received such governmental approvals as are required to open the Restaurant for business, and all refrigeration, kitchen, and cooking equipment must be functioning.

1. Pre-Opening Training (FOR FRANCHISEE'S FIRST RESTAURANT). As to Franchisee's first Restaurant under this Agreement, HOA shall furnish the following training assistance:

a. Two (2) training coordinators. HOA is responsible for all compensation, costs, and expenses of the training coordinators.

b. Up to six (6) certified front-of-house trainers, as HOA designates, for seven (7) days of training. HOA is responsible for the wages of the front-of-house trainers for such seven (7) days.

c. Up to four (4) back-of-house trainers, as HOA designates, for fourteen (14) days of training. HOA is responsible for the wages of the back-of-house trainers for the first seven (7) days. Franchisee is responsible for the wages of the back-of-house trainers after such seven (7) days.

d. One or two bar trainers, as HOA designates, for seven (7) days of training. Franchisee shall pay HOA $150.00 USD to $200.00 USD minimum total compensation per bar trainer for each lunch shift and $150.00 USD to $200.00 USD minimum total compensation per bar trainer for each dinner shift each bar trainer works

e. Up to ten (10) jumpstarters. The general complement for the opening of a franchisee's first Restaurant is six (6) Hooters Girl jumpstarters and four (4) cook jumpstarters. Such jumpstarters will generally commence working in the Restaurant on the Restaurant's opening day. Franchisee shall pay HOA $150.00 USD to $200.00 USD minimum total compensation per Hooters Girl jumpstarter for each lunch shift and $150.00 USD to $200.00 USD minimum total compensation per Hooters Girl jumpstarter for each dinner shift each Hooters Girl jumpstarter works. Hooters Girl jumpstarters shall be entitled to keep guests' tips. Franchisee shall pay HOA $150.00 USD to $200.00 USD minimum total

compensation per shift for each cook jumpstarter, depending on the experience of such cook jumpstarter.

f. HOA shall have the right to increase the minimum compensation of such bar trainers, Hooters Girl jumpstarters, and cook jumpstarters as needed to respond to changes in business conditions, supply and demand, and like factors, with prior written notice to Franchisee. Jumpstarters generally work in the Restaurant during the first seven (7) days after opening.

2. Pre-opening Training (FOR FRANCHISEE'S SECOND OR SUBSEQUENT RESTAURANTS). As to Franchisee's second or subsequent Restaurants under this Agreement, if applicable, HOA shall furnish two (2) training coordinators. HOA will pay the costs and expenses of the training coordinators.

a. Prior to the time Franchisee opens its second or any additional Restaurants, Franchisee shall cause key employees from Franchisee's first Restaurant to be trained as certified trainers in accordance with the Manuals. Franchisee's certified trainers and Hooters Girl jumpstarters will then conduct the training of new employees in the second or additional Restaurants.

b. Franchisee will be responsible for the costs and expenses of its certified trainers and Hooters Girl jumpstarters used in opening the second or additional Restaurants.

3. Franchisee shall pay HOA the expenses of HOA's trainers, Hooters Girl jumpstarters, and cook jumpstarters. Expenses shall include, without limitation, travel expenses, per diem, and lodging expenses. Travel within 250 miles of an HOA restaurant is by automobile, and drivers are paid $0.20 (U.S.) per mile. Travel farther than 250 miles is by commercial airline with tickets booked to minimize fares, subject to availability. Per diem is currently $25.00 USD per day unless HOA approves some other amount in advance. Lodging rates can be negotiated locally at Franchisee's discretion; however, Franchisee must select and designate lodging with consideration for safety, security, cleanliness of the facility, and proximity of the lodging to the Restaurant. HOA may change the above-stated rates from time to time, on prior written notice to Franchisee.

4. HOA will provide Franchisee with invoices for amounts owed under this Section V.H. HOA may require Franchisee to pre-pay all or a portion of such amounts. Franchisee shall pay such amounts so that HOA actually receives payment by the end of thirty (30) days after HOA delivers each such invoice.

I. Franchisee shall use the Approved Location solely for the operation of the Restaurant. Franchisee shall not use or permit the use of the Approved Location for any other purpose or activity at any time without first obtaining HOA's written consent. Franchisee shall keep the Restaurant open and in normal operation for a minimum of seven (7) days a week, fifty-two (52) weeks per year, during the hours of 11:00 a.m. to 12:00 midnight Monday through Thursday, 11:00 a.m. to 1:00 a.m. Friday and Saturday, and 11:00 a.m. to 10:00 p.m. on Sundays; provided, however, Franchisee may close the Restaurant on two (2) holidays that Franchisee selects and that are considered national holidays within

Franchisee's jurisdiction, subject to HOA's approval. HOA may specify different minimum hours and days of operation from time to time in the Manuals or otherwise. All such minimum days and hours of operation are subject to local ordinances and lease restrictions, if any. Franchisee shall not locate or permit to be located on or about the Restaurant premises or any other area of the Approved Location any slot machines or gambling devices, or any coin-operated machines for vending of any merchandise, or entertainment devices for the playing of electronic or manual games or for any similar purpose, except as prescribed in the Manuals or as HOA may otherwise approve in writing. Franchisee shall not permit the sale of products or services not included in the Hooters System without HOA's prior express written consent. HOA, in its sole discretion, may prescribe conditions under which Franchisee may sell such products or services.

J. Franchisee shall display all signs and other promotional materials HOA may require, to the extent permitted by applicable constitutions, statutes, ordinances, rules, regulations, court orders, and decisional authority (hereinafter collectively the "Laws") of all national, state, provincial, regional, and local governmental authorities having jurisdiction over the Restaurant. The color, size, design, and location of such signs shall be as HOA specifies or approves. Franchisee shall not place additional signs, posters, or other décor items in, on, or about the Approved Location without HOA's prior written consent.

K. Franchisee shall comply with, and shall cause the Franchised Business, the Approved Location, the Restaurant, and any Operating Company (as defined in Section XII.C. of this Agreement) to comply with, all applicable Laws. Franchisee shall be solely responsible for ensuring that all requirements set forth in this Agreement and all other requirements related to the development, opening, and operation of the Restaurant, including without limitation all requirements related to employment, employment discrimination, building design, building construction, hygiene, food and beverage products, and alcoholic beverages, comply with any and all Laws. In the event that any requirement set forth in this Agreement or any other requirement related to the development, opening, and operation of the Restaurant violates any Law, and as a result Franchisee does not comply with this Agreement or other requirements related to the development, opening, and operation of the Restaurant, the existence or enforcement of such Law shall not excuse Franchisee's noncompliance and shall not prevent HOA from asserting that such noncompliance constitutes a default of this Agreement. Franchisee acknowledges and agrees that it has taken any and all steps necessary to ensure that this Agreement and all other requirements related to the development, opening, and operation of the Restaurant comply with all applicable Laws.

L. Franchisee shall maintain the interior and exterior of the Restaurant, and all other areas of the Approved Location, in first-class repair and condition, and in compliance with all of HOA's maintenance and operating standards. In connection with such maintenance, Franchisee shall make such additions, alterations, and repairs to the Approved Location, and such replacement of items in and about the Restaurant, as HOA may require, which additions, alterations, and repairs may include, without limitation, periodic repainting, refinishing, and repairing of the Restaurant interior and exterior and replacing of obsolete or worn signs, furnishings, fixtures, and equipment.

M. Franchisee acknowledges and agrees that it is in Franchisee's best interests, and in the best interests of the Hooters System, that Franchisee's Restaurant be clean, up-to-date, well-maintained, and well-appointed. Therefore, Franchisee acknowledges and agrees

that Franchisee will, at HOA's request, remodel, redecorate, equip, improve, and modify (collectively, "Renovate") the Restaurant to conform such Restaurant to: (i) the building design, trade dress, color schemes, signage, and presentation of trademarks and service marks consistent with HOA's then-current image; (ii) the requirements set forth in the Manuals; and (iii) the condition, state of repair, and general appearance of Hooters restaurants that HOA reasonably deems desirable. HOA and Franchisee acknowledge and agree that the Renovations are intended to be periodic remodeling, redecorating, equipping, improvement to, and modification of, Franchisee's Restaurant, and that nothing contained in this Section V.M. will affect Franchisee's obligation to maintain its Restaurant in compliance with the other provisions of this Agreement and the Manuals. Notwithstanding anything set forth in this Section V.M. to the contrary, HOA will not require Franchisee to Renovate the Restaurant more often than one (1) time every five (5) years.

N. Franchisee shall operate the Restaurant in strict compliance with such methods, standards, and specifications as HOA may from time to time prescribe in the Manuals or otherwise in writing, to maintain maximum efficiency and productivity and to ensure that the highest degree of quality, appearance, and service is uniformly maintained. Without limiting the generality of the foregoing, Franchisee specifically agrees:

1. To maintain in sufficient supply, and to use at all times, only such products, materials, supplies, ingredients, and like items as HOA may require, and to refrain from deviating therefrom by using nonconforming items without HOA's prior written consent;

2. To use at all times only such methods of preparation, methods of service, and like methods as HOA may require, including without limitation HOA's standards and specifications for preparation and presentation of products served; and to refrain from deviating therefrom by using nonconforming methods without HOA's prior written consent;

3. To maintain the highest standards of cleanliness, health, and sanitation;

4. To obtain such products, equipment, services, and supplies as HOA may require, for the appropriate handling, preparation, presentation, selling, and service of any food or beverage products;

5. To require clean uniforms conforming to such specifications as to color, design, and like factors as HOA may designate from time to time, to be worn by all of Franchisee's personnel at all times while working at, in, through, or on behalf of the Restaurant, and to cause all personnel to present a clean, neat appearance and to render competent and courteous service to guests;

6. To permit HOA, at any reasonable time, to remove from the Restaurant samples of items without payment therefor, in amounts reasonably necessary for testing by HOA or an independent laboratory to determine whether such samples meet HOA's then-current standards and specifications. HOA may require Franchisee to bear the cost of such testing if HOA has not previously approved the supplier of the item, or if the sample fails to conform to HOA's specifications;

7. Not to install or permit to be installed on or about the Restaurant premises, without HOA's prior written consent, any furnishings, fixtures, equipment, décor, signage, or other improvements not previously approved as meeting HOA's standards and specifications;

8. To employ a sufficient number of trained and qualified personnel to operate the Restaurant at its maximum capacity; and

9. To maintain sufficient inventories to operate the Restaurant at its maximum capacity.

O. HOA may require Franchisee to purchase or lease certain products, equipment, services, and supplies, including without limitation furnishings, fixtures, equipment, signage, and other items required for the operation of the Restaurant, solely from suppliers (including manufacturers, distributors, and other sources), that demonstrate, to HOA's continuing reasonable satisfaction, the ability to meet HOA's then-current standards and specifications for such items; that possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and that HOA has first approved in writing and has not thereafter withdrawn from the approved supplier list. HOA will list such items and suppliers in the Manuals or in periodic bulletins and newsletters HOA may supply. If Franchisee desires to purchase any items from an unapproved supplier, Franchisee shall submit to HOA a written request for HOA's consent to use such supplier, and shall have such supplier acknowledge in writing that Franchisee is an independent entity from HOA and that HOA is not liable for debts Franchisee incurs. HOA shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered to HOA or to an independent laboratory that HOA designates for testing. Franchisee will pay a charge not to exceed the reasonable cost of the inspection and the actual cost of the test. HOA may also require that the supplier comply with such other reasonable requirements as HOA may deem appropriate, including without limitation payment of reasonable continuing inspection fees and administrative costs. HOA reserves the right, following HOA's consent to use any supplier, to reinspect the facilities and products of such supplier and to revoke its consent on the supplier's failure to continue to meet any of HOA's then-current standards. If, in providing products, equipment, services, or supplies to Franchisee, any third party may obtain access to any of HOA's Confidential Information or Trade Secrets (as defined in the Confidentiality Agreement attached to this Agreement as Exhibit B), HOA may require, as a condition of approval of such supplier, that the supplier execute covenants of non-disclosure and non-competition in a form HOA provides.

P. Franchisee shall grant HOA the right to enter the Restaurant premises at any reasonable time to inspect, photograph, audiotape, or videotape the Restaurant and the equipment and operations at the Restaurant, to ensure compliance with this Agreement and the Manuals; provided, however, that HOA, in the exercise of such right, shall use all reasonable efforts to prevent disruption or interference with the operation of the Restaurant. Franchisee shall cooperate with HOA in such inspections by rendering such assistance as HOA may reasonably request, and shall enforce and comply with all inspection standards HOA may establish; and, on reasonable notice from HOA, and without limiting HOA's other rights under this Agreement, shall take such steps as may be necessary to correct immediately the deficiencies detected during any such inspection, including without limitation immediately desisting from the further use of any products,

equipment, services, or supplies, including without limitation advertising material, that do not conform to HOA's then-current standards or specifications.

Q. Franchisee shall not engage in any trade practice or other activity, and shall not offer any product or service, that HOA determines to be harmful to the goodwill of, or to reflect unfavorably on the reputation of, Franchisee, HOA, the Restaurant, the products sold at the Restaurant, or the Hooters System; or that constitutes a deceptive or unfair trade practice; or that otherwise violates any applicable Law.

R. Franchisee shall give HOA advance written notice of Franchisee's intent to institute legal action against HOA, stating with specificity the basis for such proposed action, and shall grant HOA thirty (30) days from HOA's receipt of such notice to cure the alleged act on which such legal action is to be based.

S. In any equipment or trade fixture lease or financing that Franchisee enters into in connection with the Franchised Business, Franchisee shall include a provision approving HOA as transferee without any right to accelerate or to modify such lease or financing, and requiring the lessor or lender to send notice of any default of such lease or financing to HOA at HOA's then-current address and to give HOA thirty (30) days from the date HOA receives such notice of default to cure such default. HOA is under no duty or obligation whatsoever to cure such default, but should HOA elect to cure such default, Franchisee shall reimburse and indemnify HOA for any costs and expenses HOA incurs in connection with the cure of such default, on HOA's written request, so that HOA actually receives such reimbursement by the end of ten (10) days after HOA requests such reimbursement.

T. Franchisee may, at its expense, create its own website and social media sites for the Restaurant. To do so, Franchisee must submit all website and social media site plans and information to HOA for HOA's prior written consent. Franchisee's website, and the content of all Franchisee's social media sites, must conform to HOA's then-current standards. Franchisee must: (i) execute the Internet Web Sites and Listings Agreement attached to this Agreement as Exhibit F contemporaneously with Franchisee's execution of this Agreement; and (ii) keep HOA advised at all times of all of Franchisee's website and social media site addresses and domain names.

U. In the event that Franchisee's jurisdiction requires HOA to register its franchise offering in such jurisdiction or to record or register this Agreement, the trademark license granted by this Agreement, or any documents, amendments, or agreements related to this Agreement, or in the event such jurisdiction requires such recordal or registration in order to enforce this Agreement or any of the rights granted under this Agreement, HOA will effect such registration or recordals. Franchisee will reimburse HOA for the amount of the reasonable costs and expenses HOA incurs in effecting such registration or recordals, including without limitation translation costs, filing fees, and reasonable attorneys' fees and costs, so that HOA actually receives such reimbursement by the end of ten (10) days after demand therefor.

V. Franchisee will immediately notify HOA, in writing, of any act, omission, or circumstance that: (i) would constitute a default by Franchisee of this Agreement or any other agreement to which Franchisee and HOA are parties; or (ii) would reasonably be expected to impair Franchisee's ability to fulfill its obligations to HOA. Franchisee will not intentionally, willfully, or negligently: (a) misrepresent any matter to HOA; or (b) fail

to immediately notify HOA of any matter as to which this Agreement requires Franchisee to notify HOA.

VI. PROPRIETARY MARKS

A. HOA represents with respect to the Proprietary Marks that:

1. Pursuant to the License Agreement originally dated July 21, 1984, and subsequently amended, between HOA and HILP, a Florida limited partnership, as successor in interest to Hooters, Inc., a Florida corporation, HOA has been granted the exclusive right to use and to license others to use the Proprietary Marks to establish Hooters restaurants in the jurisdiction in which Franchisee's Restaurant is to be located.

2. The current registration status of the Proprietary Marks in Franchisee's jurisdiction is set forth on Exhibit G to this Agreement. Franchisee acknowledges that HOA does not covenant, warrant, represent, or agree that it has the sole or exclusive right to use the Proprietary Marks in Franchisee's jurisdiction, or that use of the Proprietary Marks in Franchisee's jurisdiction does not violate the rights of any other person.

3. HOA has taken, and shall take or cause to be taken, all steps reasonably necessary to preserve and protect the ownership and validity of the Proprietary Marks that HOA has designated for use in the Hooters System.

B. Franchisee covenants, warrants, represents, and agrees that:

1. Franchisee will use only the Proprietary Marks HOA designates, and will use them only in the manner HOA authorizes and permits. Franchisee acknowledges and agrees that any unauthorized use of the Proprietary Marks will constitute an infringement of HOA's rights.

2. Franchisee will use the Proprietary Marks only for the operation of the Franchised Business and the Restaurant, and only at the Restaurant or in advertising for the Restaurant.

3. Unless HOA otherwise authorizes or requires, Franchisee will operate and advertise the Restaurant only under the name "Hooters" without prefix or suffix, except to describe the location of the Restaurant.

4. Franchisee will identify itself as the owner of the Franchised Business in connection with any use of the Proprietary Marks, including without limitation on invoices, order forms, receipts, and contracts, and at such conspicuous locations on the premises of the Restaurant as HOA may require. The form and content of such identification will comply with HOA's standards and specifications.

5. Franchisee will not use any Proprietary Mark: (i) to incur any obligation or indebtedness on behalf of HOA; (ii) as a part of Franchisee's corporate or other legal name; (iii) in any part of a website domain name without HOA's prior written consent, which consent HOA will not unreasonably withhold; or (iv) on a

website, including without limitation a social media site, without HOA's prior written consent.

6. Franchisee will file for and maintain, at its sole cost and expense, all trade name or business name registrations required by HOA or by Law.

7. Franchisee will promptly execute any powers of attorney or other documents HOA deems necessary to obtain or enhance protection for the Proprietary Marks, to maintain the continued validity and enforceability of the Proprietary Marks, to further HOA's exercise of its rights under this Agreement, or otherwise. In connection with Franchisee's foregoing obligations, Franchisee hereby appoints HOA, and such other reasonably acceptable firms or individuals as HOA may designate (such firms or individuals being referred to in this Agreement as the "Trademark Representative") to obtain any registration of Franchisee. Franchisee shall not take any action related to any registration, or cancellation of any registration, of any Proprietary Mark, without HOA's express prior written consent. On registering such a business name, Franchisee will execute in blank and give to HOA a then-current business name form (the "Business Name Form") necessary to notify the appropriate authority of a change in the entity operating under the relevant name. HOA will not file the Business Name Form until the expiration or termination of this Agreement. HOA may complete any part of the Business Name Form.

8. In the event that any person or entity commences or threatens litigation against Franchisee related to the Proprietary Marks, Franchisee will promptly notify HOA and will cooperate fully in defending or settling such litigation, as determined exclusively by HOA.

C. Franchisee expressly acknowledges and agrees that:

1. As between HOA and Franchisee, HOA has the sole and exclusive right and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

2. The Proprietary Marks are valid, distinctive, and serve to identify HOA as the source of the goods and services offered pursuant to those marks and by those who are authorized to operate under the Hooters System.

3. Franchisee will not directly or indirectly contest the validity, distinctiveness, or ownership of the Proprietary Marks, or HOA's right to license the Proprietary Marks, either during the Term or thereafter.

4. Franchisee has no ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement.

5. In the event HOA substitutes different Proprietary Marks for the Proprietary Marks Franchisee is then using, Franchisee will promptly effect such substitution at Franchisee's sole cost and expense.

6. Any and all goodwill related to Franchisee's use of the Hooters System or the Proprietary Marks will inure solely and exclusively to the benefit of HOA, and

on termination or expiration of this Agreement and the license granted under this Agreement, no monetary amount will be assigned as attributable to any goodwill associated with Franchisee's use of the Hooters System or the Proprietary Marks.

7. The license of the Proprietary Marks granted to Franchisee under this Agreement is nonexclusive, and HOA thus has and retains the rights, among others:

a. To use the Proprietary Marks itself in connection with selling products and services;

b. To grant other licenses for the Proprietary Marks, in addition to those licenses already granted to existing franchisees and otherwise; and

c. To develop and establish other systems using marks similar to the Proprietary Marks, or any other marks, and to grant licenses or franchises thereto at any locations whatsoever, without providing any rights or compensation to Franchisee.

8. HOA and HILP each has the unrestricted right to engage, directly or indirectly, through its or their employees, representatives, licensees, assigns, agents, and others, at wholesale, retail, and otherwise, in the production, distribution, and sale of products bearing the Proprietary Marks licensed under this Agreement or other names or marks, including without limitation products included as part of the Hooters System. Franchisee will not under any circumstances engage in any wholesale trade or sale of Hooters System products for resale.

VII. HOOTERS OF AMERICA MANUALS

A. In order to protect the reputation and goodwill of HOA and the Proprietary Marks, to maintain the high standards of operation under the Hooters System, and to protect the investments of HOA and HOA's other franchisees, Franchisee shall conduct the Franchised Business and the Restaurant in compliance with this Agreement, the Manuals, and such other written directives as HOA may issue from time to time whether or not such directives are made part of the Manuals, and any other manuals, videotapes, or materials HOA may create or approve for use in the operation of the Hooters System, the Franchised Business, or the Restaurant.

B. Franchisee shall at all times treat the Manuals, any written directives of HOA, any other manuals, videotapes, and materials, including without limitation any restaurant plans and specifications and any supplements to any of them, and the information contained in any of them, that HOA created or approves for use in the Hooters System, the Franchised Business, or the Restaurant, in trust and as Confidential Information or a Trade Secret.

C. The Manuals, written directives, other manuals and materials, and any other confidential communications HOA provides or approves, shall at all times remain the sole property of HOA and shall at all times be kept and maintained in a secure place on the Restaurant premises.

D. HOA may add to, delete from, or modify the contents of the Manuals and any other written directives, manuals, and materials created or approved for use in the operation of the Hooters System, the Franchised Business, or the Restaurant. Franchisee expressly

agrees that such contents shall be deemed effective on receipt by Franchisee or at such other time as HOA may otherwise specify.

E. Franchisee shall at all times ensure that its copy of the Manuals is kept current and up-to-date. In the event of any dispute as to the contents of the Manuals, the master copy of the Manuals that HOA maintains shall be controlling.

F. Franchisee acknowledges and agrees that: (i) the Manuals will not be tailored for use in any country other than the United States; (ii) the Manuals will be in the English language; (iii) Franchisee may need to tailor the Manuals for use in Franchisee's jurisdiction; (iv) Franchisee may need to translate the Manuals for use in Franchisee's jurisdiction; (v) Franchisee must comply with the Manuals; and (vi) in the event of any conflict between a provision of the Manuals for use in the United States, in English, and a provision of the Manuals as tailored for use in Franchisee's jurisdiction, in some other language, HOA's version of the Manuals, in English, will prevail.

VIII. CONFIDENTIAL INFORMATION

A. Franchisee shall strictly comply with the terms of the Confidentiality Agreement attached to this Agreement as Exhibit B. The Confidentiality Agreement is hereby incorporated into this Agreement as if fully set forth herein.

B. Franchisee shall, without request by HOA, cause its Principals, General Manager, managers, and any other personnel, agents, or representatives having access to any of HOA's Confidential Information or Trade Secrets, including without limitation the Manuals, to execute Exhibit A to the Confidentiality Agreement, to provide the date and such party's address as required by Exhibit A, and to deliver a fully-executed, dated original of Exhibit A to HOA, prior to and as a condition precedent to granting such person access to the Confidential Information or Trade Secrets.

C. Franchisee agrees that any failure to comply with the requirements of this Section VIII. or the Confidentiality Agreement will cause HOA irreparable injury for which HOA has no adequate remedy at law. Therefore, Franchisee agrees that HOA will have the right to injunctive relief, including without limitation a decree for specific performance, to compel Franchisee's compliance with this Section VIII. and the Confidentiality Agreement. Franchisee will pay all court costs and reasonable attorneys' fees HOA incurs related to obtaining specific performance of, or that HOA incurs related to obtaining an injunction against violation of, this Section VIII. or the Confidentiality Agreement together with all damages HOA may incur related to Franchisee's failure to comply with the requirements of this Section VIII. or the Confidentiality Agreement.

IX. ACCOUNTING AND RECORDS

A. Franchisee shall maintain, and shall preserve for at least four (4) years after the dates of their preparation, full, complete, and accurate books, records, and accounts, prepared in accordance with generally-accepted accounting principles of Franchisee's jurisdiction, consistently applied, in the form and manner HOA prescribes.

B. Franchisee shall submit to HOA:

1. After the opening of the Restaurant: (i) a royalty report, on a calendar month basis, in the form HOA prescribes, that accurately states all Gross Sales during each preceding calendar month and that provides such other data or information as HOA may require, so that HOA actually receives such report by the end of ten (10) days after the end of each calendar month; (ii) profit and loss statements and balance sheets prepared in accordance with generally-accepted accounting principles consistently applied for each accounting period, so that HOA actually receives such information by the end of fifteen (15) days after the end of each month covered by the report; and (iii) copies of all tax returns that Franchisee is required by law to file related to the Restaurant, so that HOA actually receives such returns by the end of ten (10) days after the end of the applicable tax reporting period.

2. Reports of daily receipts, vendor purchases, payroll payments, and such other forms, reports, records, and information as HOA may request from time to time, and reports of all rebates, discounts, allowances, marketing assistance, or other benefits received from vendors, on forms HOA provides to Franchisee or in the form HOA specifies.

3. Such records, reports, documents, data, certificates, and other information related to this Agreement, Franchisee's obligations, the Franchised Business, or the Restaurant, as HOA may require, so that HOA actually receives such items by the end of ten (10) days after HOA requests that Franchisee submit such items to HOA.

C. Franchisee shall, at its expense, provide to HOA a profit and loss statement and balance sheet, accompanied by a review report certified by Franchisee's chief executive officer or chief financial officer, within ninety (90) days after the end of each of Franchisee's fiscal years, showing the results of operations of the Restaurant during such fiscal year. HOA reserves the right to require Franchisee to have such review report prepared by an independent certified public accountant in Franchisee's jurisdiction satisfactory to HOA.

D. HOA and its designated agents shall have the right, at all reasonable times, to examine and copy, at HOA's expense, the books, records, tax returns, and tax filings of Franchisee, any Operating Company, the Franchised Business, and the Restaurant. HOA shall also have the right, at any time, to have an independent audit made of the books of the Franchised Business and the Restaurant. If an inspection should reveal that any payments to HOA have been understated in any report to HOA, Franchisee shall immediately pay to HOA the amount understated on HOA's demand, plus interest on such amount from the date such amount came due until paid, at the Default Rate, calculated on a daily basis. If an inspection discloses an understatement in any payment to HOA of two percent (2%) or more, Franchisee shall, in addition, reimburse HOA for any and all costs and expenses related to the inspection (including without limitation travel, food, lodging, and wage expenses of HOA's personnel, and reasonable accounting and legal fees and costs); and, at HOA's discretion, shall submit audited financial statements prepared, at Franchisee's expense, by an independent certified public accountant satisfactory to HOA. If an inspection discloses an understatement in any payment to HOA of four percent (4%) or more, such act or omission shall constitute grounds for termination of this Agreement pursuant to Section XIII.A.4. of this Agreement. The foregoing remedies shall be in addition to any other remedies HOA may have pursuant to this Agreement or at law, in equity, or otherwise.

E. Franchisee shall comply with the daily accounting and reporting procedures HOA prescribes, as modified from time to time, and shall purchase the accounting and reporting equipment, including without limitation point of sale equipment, that HOA requires.

X. ADVERTISING

A. HOA may, from time to time, provide to Franchisee, at Franchisee's expense, such advertising and promotional plans and materials as HOA deems advisable for local advertising. HOA may develop advertising programs for the promotion of the Proprietary Marks or merchandise offered at Hooters restaurants, and Franchisee must comply with the requirements of such programs.

B. Franchisee will comply with its local advertising obligations set forth in Section IV.D. of this Agreement. Franchisee may conduct such additional local advertising and promotion of the Restaurant as Franchisee deems appropriate. All advertising and promotion Franchisee conducts shall conform to such standards and requirements as HOA may specify. Franchisee shall submit to HOA for HOA's prior written approval (except with respect to product prices to be charged) samples of all advertising and promotional plans and materials that Franchisee desires to use and that HOA has not prepared or previously approved. Franchisee shall display the Proprietary Marks in the manner HOA prescribes on all signs and other advertising and promotional materials used in connection with the Franchised Business.

C. International Advertising Fund.

1. If HOA establishes the International Advertising Fund, Franchisee will pay the International Advertising Fee as set forth in Section IV.D. of this Agreement. HOA or HOA's designee will maintain the International Advertising Fee in the International Advertising Fund, on terms HOA determines. HOA or its designee will direct all advertising and promotional programs with sole discretion over the creative concepts, content, sponsorships, materials, and endorsements for any marketing programs, together with the geographic, market, and media placement, and allocation thereof. Franchisee acknowledges and agrees that HOA may use the International Advertising Fund, in HOA's sole discretion, to, among other things, fund advertising, promotional, and public relations activities; pay costs of producing, preparing, distributing, and using marketing, advertising, and other materials and programs; administer national, regional, and other marketing programs; purchase sports sponsorships; purchase media; employ advertising, public relations, and other agencies and firms; support market research; and pay reasonable administrative costs and overhead related to such uses. In connection therewith, the International Advertising Fund shall have the right to hire consultants, some of whom may be affiliated with HOA, such as an in-house advertising agency, to assist with marketing programs and materials for the Hooters System. Franchisee acknowledges and agrees that the International Advertising Fund shall be used to maximize general public recognition and acceptance of the Proprietary Marks and all Hooters restaurants, and that HOA is not obligated in administering the International Advertising Fund to undertake expenditures for Franchisee that are equivalent to Franchisee's contribution, or to ensure that any particular franchisee benefits directly or pro rata from expenditures the International Advertising Fund makes. On Franchisee's written

request, HOA will furnish or cause to be furnished to Franchisee, not more than once annually, an accounting of the International Advertising Fund's receipts and disbursements.

2. The International Advertising Fund, all contributions to the International Advertising Fund, and any earnings on such contributions, will be used exclusively to meet any and all costs of maintaining, administering, researching, directing, preparing, and conducting advertising or promotional activities.

3. All sums Franchisee pays to the International Advertising Fund will be maintained in an account separate from the other monies of HOA, and will not be used to defray any of HOA's expenses, except for such reasonable administrative costs and overhead as HOA may incur in activities reasonably related to the administration or direction of the International Advertising Fund and advertising programs for franchisees under the Hooters System. The International Advertising Fund will not otherwise inure to HOA's benefit. HOA or its designee will maintain separate bookkeeping accounts for the International Advertising Fund.

4. HOA anticipates that most contributions to and earnings of the International Advertising Fund will be expended for advertising or promotional purposes during the taxable year in which the International Advertising Fund receives such contributions and earnings. To the extent that excess amounts remain in the International Advertising Fund at the end of such taxable year, all expenditures in the following taxable year will be made first out of accumulated earnings from previous years, next out of earnings in the current year, and finally from contributions. HOA, in its sole discretion, may spend in any fiscal year an amount greater or less than any aggregate contributions to the International Advertising Fund in that year. HOA may cause the International Advertising Fund to borrow from HOA or its affiliates or other lenders to cover deficits of the International Advertising Fund. HOA may cause the International Advertising Fund to invest any surplus for future use. HOA may apply Franchisee's International Advertising Fee payments, in HOA's sole discretion, to any obligations Franchisee owes to HOA or any of HOA's affiliates.

5. The International Advertising Fund is not and will not be an asset of HOA or its designee. HOA shall not have any direct or indirect liability or obligation to Franchisee, the International Advertising Fund, or otherwise, related to the maintenance, management, direction, administration, or otherwise of the International Advertising Fund. Franchisee acknowledges and agrees that: (i) Franchisee's and HOA's rights and obligations with respect to the International Advertising Fund and all related matters are governed solely by this Agreement; and (ii) this Agreement and the International Advertising Fund are not in the nature of a "trust," "fiduciary relationship," or similar special arrangement, and are rather an arms-length commercial relationship between independent business entities for their independent economic benefit.

6. Although HOA intends that the International Advertising Fund be of perpetual duration, HOA retains the right to terminate the International Advertising Fund. HOA will not terminate the International Advertising Fund until all monies in the International Advertising Fund have been expended for advertising or

promotional purposes or returned to contributors on the basis of their respective contributions.

D. HOA may require Franchisee to participate in cooperative advertising programs with certain suppliers or approved sources of goods. Franchisee shall have the right to sell its products and offer services at any price Franchisee may determine, and shall in no way be bound by any price that HOA may recommend or suggest.

XI. INSURANCE

A. Franchisee shall obtain, prior to the commencement of any operations under this Agreement, and shall maintain in full force and effect at all times, at Franchisee's expense, an insurance policy or policies insuring Franchisee, together with HOA, HILP, and Franchisee's and their respective directors, officers, shareholders, general partners, limited partners, members, employees, and agents, as additional insureds, against any demand or claim related to personal injury, death, or property damage, or any other loss, expense, liability, damage, or damages whatsoever, arising out of or related to the Franchised Business.

B. Such policy or policies shall be written by an insurance company satisfactory to HOA, and shall be in accordance with standards and specifications set forth in the Manuals or otherwise in writing from time to time, and shall include, at a minimum (except as HOA may specify additional coverages and higher policy limits from time to time), the following initial minimum coverages:

1. (i) Commercial General Liability Insurance, including coverage for products liability, completed operations liability, contractual liability, personal injury, advertising injury, fire damage, medical expenses, and liquor liability; plus (ii) non-owned automobile liability insurance and, if Franchisee owns, rents, or identifies any vehicles with any Proprietary Mark or if vehicles are used in connection with the operation of the Franchised Business, automobile liability coverage for owned, non-owned, scheduled, and hired vehicles; plus (iii) excess liability umbrella coverage for the general liability and automobile liability coverages. All such coverages shall be on an occurrence basis and shall provide for waivers of subrogation.

2. Comprehensive crime and blanket employee dishonesty insurance.

3. All-risk property insurance, including theft and flood coverage (when applicable), covering the Restaurant building, improvements, furniture, fixtures, equipment, and food and beverage products. Coverage shall be written in a value that will cover not less than eighty percent (80%) of the replacement cost of the building and one hundred percent (100%) of the replacement cost of the contents of the building.

4. Business interruption insurance of not less than $50,000 per month for loss of income and other expenses with a limit of not less than six (6) months of coverage.

5. Employer's liability and workers' compensation insurance, as applicable Law may now or later require.

6. The monetary amounts of the coverages set forth in Sections XI.B.1. through XI.B.4. of this Agreement shall be the amounts that a reasonably prudent businessperson would maintain in connection with the opening and operation of restaurants similar to Franchisee's Restaurant and a business similar to the Franchised Business, all within the jurisdiction where Franchisee's Territory is located.

C. The amount of coverage of each policy HOA requires Franchisee to obtain and maintain shall be the amount that a reasonably prudent businessperson would obtain and maintain for a restaurant similar to the Restaurant, and for a business similar to the Franchised Business, in Franchisee's jurisdiction.

D. Franchisee's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance that HOA may maintain, nor shall Franchisee's performance of such obligations relieve Franchisee of liability under the indemnity provisions set forth in Section XVIII. of this Agreement.

E. Prior to the opening of the Restaurant, and thereafter at least thirty (30) days prior to the expiration of any such policy, Franchisee shall deliver to HOA certificates of insurance evidencing the proper coverage with limits not less than those required under this Agreement. All certificates shall expressly provide that the insurer will give HOA not less than thirty (30) days' prior written notice in the event of material alteration to, termination of, non-renewal of, or cancellation of, the coverages evidenced by such certificates.

XII. TRANSFER OF INTEREST

A. Transfer by HOA. HOA shall have the absolute right to transfer, assign, and delegate all or any part of its rights and obligations under this Agreement to any person or entity HOA deems appropriate. Such transfer, assignment, or delegation shall effect a complete novation as to the right or obligation transferred, assigned, or delegated. After such transfer, assignment, or delegation, Franchisee shall look solely to the transferee, assignee, or delegatee, and not to HOA, for the satisfaction of any obligation transferred, assigned, or delegated. HOA may also, without Franchisee's consent, transfer, assign, or otherwise alter any or all of the ownership in HOA.

B. Transfer by Franchisee or Principals.

1. "Principal" of Franchisee shall mean: (i) a natural person who owns or holds a ten percent (10%) or greater share of the equity of Franchisee; and (ii) a natural person who owns or holds a ten percent (10%) or greater interest in any business entity that holds a ten percent (10%) or greater equity interest in Franchisee. If there are no such natural persons, "Principals" shall mean the eight (8) natural persons who own or hold the greatest shares of equity of Franchisee. An equityholder shall be deemed to "own" equity where such ownership is direct, indirect, or beneficial. Franchisee's Principals and other equityholders as of the Effective Date, and the percentage and type of equity of Franchisee each such equityholder owns or holds, and the manner of such holding, are set forth on Exhibit E to this Agreement.

2. Franchisee acknowledges and agrees that: (i) this Agreement is a contract for the personal services of Franchisee and its Principals; and (ii) HOA has granted this Agreement in reliance on information Franchisee and its Principals provided related to Franchisee's and such Principals' business skills, business acumen, personal character, education, credit rating, and financial resources (collectively, the "Principal Qualifications"). Franchisee hereby directs any party construing this Agreement, including without limitation any court, mediator, master, or other party acting as a trier of fact or law, to conclusively presume that this Agreement is a contract for the personal services of Franchisee and its Principals.

3. Principals shall own and hold a majority of the equity in Franchisee and any Operating Company. The remaining equity in Franchisee and any Operating Company may be owned or held by non-Principal natural persons not to exceed ten (10) in number, directly, indirectly, or beneficially, with HOA's prior written consent, which consent HOA may grant or withhold in HOA's sole discretion.

4. HOA's prior written consent is a necessary condition precedent to the sale, assignment, delegation, transfer, conveyance, gift, pledge, mortgage, encumbrance, or hypothecation (collectively, the "Transfer") of any of the following:

   a. Any direct, indirect, or beneficial interest of Franchisee or any equityholder in Franchisee, the Franchised Business, any Operating Company, this Agreement, the Franchise granted under this Agreement, any Approved Location, any Restaurant, or all or substantially all of the assets of the Franchised Business except as expressly permitted in this Agreement; and

   b. Franchisee, the Franchised Business, any Operating Company, this Agreement, the Franchise granted under this Agreement, any Approved Location, any Restaurant, or all or substantially all of the assets of the Franchised Business, except as expressly permitted in this Agreement.

5. Except as specifically provided in this Agreement, HOA has the absolute and unfettered right to withhold its consent to a Transfer of any interest described in Section XII.B.4. of this Agreement (collectively, any "Interest"). Any permitted transferee must satisfy the Principal Qualifications. In addition, HOA may, in its sole discretion, require any or all of the following as conditions precedent to HOA's consent to such Transfer:

   a. Franchisee and its affiliates must satisfy all monetary obligations and other outstanding obligations owed to HOA, HOA's affiliates, and Franchisee's other creditors.

   b. Franchisee and its affiliates must have substantially complied with this Agreement, any amendment to this Agreement, and all other agreements between Franchisee or such affiliates on the one hand, and HOA or HOA's affiliates on the other hand; and, at the time of Transfer, must not be in default of any such agreements.

c. Franchisee, Principals, transferor, and transferee must duly execute and deliver to HOA's then-current form of transfer and assumption agreement, which transfer and assumption agreement: (i) will require the transferee to assume and agree to discharge all of the obligations of the transferor; (ii) will provide that the transferor shall remain liable for all of the obligations to HOA and HOA's affiliates in connection with the Franchised Business arising prior to the effective date of the Transfer; and (iii) will contain a Release in substantially the form attached as Exhibit H to this Agreement.

d. If the Transfer is a Transfer of Franchisee, the Franchised Business, any Operating Company, the Franchise granted under this Agreement, any Approved Location, any Restaurant, or all or substantially all of the assets of the Franchised Business, the transferee must enter into HOA's then-current form of international franchise agreement (the "Replacement Franchise Agreement"). The provisions of the Replacement Franchise Agreement may differ materially from the provisions of this Agreement. HOA will not require the transferee to pay the initial franchise fee set forth in Section IV.A. of this Agreement. The initial term of the Replacement Franchise Agreement shall be the balance remaining of the Initial Term of this Agreement.

e. The transferee, at its expense, must Renovate the Restaurant, and must complete such Renovation by the end of the reasonable time HOA may specify.

f. The transferee and, if applicable, the transferee's designated general manager, must complete any training programs then in effect for new franchisees prior to the effective date of such Transfer, on such terms and conditions as HOA may reasonably require.

g. Except in the case of a Transfer to an Operating Company, transferor or transferee must pay HOA a Transfer fee in an amount equal to twenty percent (20%) of HOA's then-current initial franchise fee (the "Transfer Fee").

h. The transferee must agree to a sublease, or to a transfer and assumption, of the lease of the Approved Location from the original franchisee, and must obtain the landlord's approval prior to any transfer or sublease, if applicable.

6. Any purported Transfer that does not comply with this Section XII.B. shall be voidable by HOA, and shall be a default of this Agreement that shall permit HOA to terminate this Agreement pursuant to Section XIII.A.7. of this Agreement.

C. <u>Transfer to Franchisee's Operating Company</u>.

1. As used in this Agreement, "Operating Rights" shall mean the right and obligation to operate a specific Restaurant: (i) under, and in compliance with, this

Agreement; and (ii) subject to the consent of HOA set forth in HOA's form of Consent to Transfer of Operating Rights.

2. Franchisee may transfer the Operating Rights to a specific Restaurant to an operating company (the "Operating Company"). Franchisee or Principals must own and hold (directly, indirectly, and beneficially) a majority of the voting equity of such Operating Company. Such transfer shall be subject to HOA's consent, which consent HOA will not unreasonably withhold; provided, however, as a condition precedent to such transfer:

   a. Franchisee and Operating Company must enter into HOA's then-current form of consent to transfer of operating rights, which consent to transfer of operating rights: (i) will require the Operating Company to assume and agree to discharge all of the operating rights and obligations of Franchisee; (ii) will provide that Franchisee shall remain liable for all of the obligations to HOA and HOA's affiliates in connection with the Restaurant; and (iii) will contain a Release in substantially the form attached as Exhibit H to this Agreement;

   b. The Operating Company must comply, except as otherwise approved in writing by HOA, with the requirements set forth in Section V.B. of this Agreement; and

   c. The Operating Company must execute HOA's then-current form of Registered User Agreement for filing with the appropriate governmental agencies in all applicable jurisdictions.

3. Any purported transfer of Operating Rights that does not comply with Section XII.C.2. shall be voidable by HOA, and shall be a default of this Agreement that shall permit HOA to terminate this Agreement pursuant to Section XIII.A.7. of this Agreement.

4. In the event of any transfer to an Operating Company, whether such transfer is permitted or unpermitted, and regardless of whether HOA, Franchisee, and Operating Company have entered into HOA's then-current form of consent to transfer of Operating Rights, all provisions of this Agreement that grant HOA the right to terminate this Agreement as a result of acts, omissions, circumstances, or defaults of Franchisee shall be expanded to permit HOA to terminate this Agreement as a result of acts, omissions, circumstances, or defaults of Operating Company, as if the term "Franchisee" specifically included Operating Company. By way of example, and not by way of limitation, the provisions of this Agreement that grant HOA the right to terminate this Agreement as a result of Franchisee's failure to pay HOA sums Franchisee owes HOA shall likewise grant HOA the right to terminate this Agreement as a result of Operating Company's failure to pay HOA sums Operating Company owes HOA. By way of further example, and not by way of limitation, the provisions of this Agreement that grant HOA the right to terminate this Agreement as a result of Franchisee's insolvency shall likewise grant HOA the right to terminate this Agreement as a result of Operating Company's insolvency.

5. HOA will not charge Franchisee a Transfer Fee for the transfer of Operating Rights set forth in this Section XII.C.; provided, however, Franchisee shall reimburse HOA for HOA's actual costs related to such transfer of Operating Rights.

D. Right of First Refusal.

1. Franchisee and any Principal who desires to accept any bona fide offer from a third party to purchase any Interest shall notify HOA in writing of each such offer, and shall provide such information and documentation related to the offer as HOA may require, including without limitation a true copy of any such offer. HOA shall have the right and option, exercisable within twenty (20) business days after HOA receives such written notification, to send written notice to the seller that HOA may desire to purchase the Interest on substantially the same terms and conditions as offered by the third party. To enable HOA to determine whether it will exercise its option, Franchisee or Principal, as appropriate, and the third party shall provide such information and documentation, including without limitation financial statements, as HOA may require. In the event that HOA elects to purchase such Interest, closing on such purchase must occur within ninety (90) days after the date of notice to the seller of HOA's election to purchase such Interest. HOA's election not to exercise the option afforded by this Section XII.D. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section XII. related to a proposed Transfer of any Interest. Any subsequent change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by HOA as in the case of an initial offer.

2. In the event that the consideration, terms, or conditions offered by a third party are such that HOA may not reasonably be required to furnish the same consideration, terms, or conditions, then HOA may purchase such Interest for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the cash consideration, HOA will designate an independent appraiser experienced in appraising such Interest, and the determination of such appraiser shall be conclusive and binding on all parties.

E. Transfer On Death or Mental Incompetence. On the death or mental incompetence of any Principal, the executor, administrator, or personal representative of such individual shall Transfer within one (1) year after such death or mental incompetence the Interest owned and controlled by the Principal to a natural person or persons who satisfy the Principal Qualifications, and whom HOA approves. Mental incompetence, for purposes of this Agreement, shall mean the appointment of a guardian for the Principal by a court of competent jurisdiction. Such Transfers, including without limitation Transfers by devise or inheritance, shall be subject to the same conditions as any inter vivos Transfer. However, in the case of Transfer by devise or inheritance, if the heirs or beneficiaries of any such Principal are unable to satisfy the conditions in this Section XII. within such one (1) year period, HOA may terminate this Agreement or may exercise its option to purchase the Interest at fair market value, as determined by an independent appraiser HOA designates, which determination shall be conclusive and binding on all parties.

F. Interim Operation of the Restaurant. Pending assignment on the death of the Principal, or in the event of any temporary or permanent mental incompetence or physical disability of

the Principal, a manager shall be employed for the operation of the Restaurant who has successfully completed an HOA-approved manager training program, to serve as General Manager and to operate the Restaurant for the account of Franchisee. If the Restaurant is not being managed by such General Manager, HOA may appoint a General Manager to operate the Restaurant until an approved assignee is able to assume the management and operation of the Restaurant, but in no event for a period exceeding one (1) year without the approval of the Principal's personal representative. Such General Manager shall be deemed an employee of Franchisee. All funds from the operation of the Restaurant during the period of management by such appointed or approved General Manager shall be kept in a separate fund, and all expenses of the Restaurant, including the compensation of such General Manager and the costs and travel and living expenses of such General Manager (collectively, the "Management Expenses"), shall be charged to such fund. As compensation for the management services provided, in addition to the Fees due under this Agreement, HOA shall charge such fund the full amount of the direct expenses HOA incurs during such period of management for and on behalf of Franchisee, provided that HOA shall only have a duty to use reasonable efforts and shall not be liable to Franchisee, the Principal, any personal representative of the Principal, the Operating Company, or any person or entity having an interest therein, for any debts, losses, or obligations the Restaurant incurs, or to any creditor of Franchisee or the Principal, during any period in which the HOA-appointed or approved General Manager operates the Restaurant.

G. Non-Waiver of Claims. Neither HOA's consent to any proposed Transfer of any Interest nor HOA's election not to exercise its option to purchase any Interest shall be deemed to constitute a waiver of any claims HOA may have against the transferor, nor shall it be deemed a waiver of HOA's right to demand exact compliance with this Agreement or any future rights or options of HOA.

XIII. DEFAULT AND TERMINATION

A. Franchisee shall be in default of this Agreement, and all rights granted under this Agreement shall terminate, in their entirety or as to one or more Restaurants, at HOA's option, immediately on notice to Franchisee, on the occurrence of any of the following events:

1. If Franchisee or any Operating Company shall become insolvent, which shall mean that any one or more of the following apply to Franchisee or Operating Company:

    a. A petition in bankruptcy, insolvency, or like proceeding is filed or a case in bankruptcy, insolvency, or like proceeding is commenced by Franchisee or any Operating Company, or is commenced against Franchisee or Operating Company and is not dismissed within thirty (30) days;

    b. Franchisee or any Operating Company is adjudicated bankrupt, insolvent, or in any similar financial circumstance;

    c. Franchisee or any Operating Company takes or attempts to take the benefit of any law for the relief of debtors;

d. Proceedings for a composition of creditors or like proceedings under any Law are commenced by Franchisee or any Operating Company, or are commenced against Franchisee or any Operating Company and are not dismissed within thirty (30) days;

e. Franchisee or any Operating Company makes a general assignment for the benefit of creditors;

f. A proceeding for the appointment of a receiver, liquidator, manager, or other custodian (permanent or temporary) of Franchisee, any Operating Company, the assets of Franchisee, the assets of any Operating Company, the Franchised Business, the assets of the Franchised Business, the Restaurant, or the assets of the Restaurant, or any part of any of the foregoing, is commenced by Franchisee or any Operating Company, or is commenced against Franchisee or any Operating Company and is not dismissed within thirty (30) days;

g. A receiver, liquidator, manager, or other custodian (permanent or temporary) of Franchisee, the assets of Franchisee, any Operating Company, the assets of any Operating Company, the Franchised Business, the assets of the Franchised Business, the Restaurant, or the assets of the Restaurant, or any part of the foregoing: (i) is appointed by Franchisee or any Operating Company; or (ii) is appointed by a court of competent jurisdiction or by private instrument or otherwise and such appointment is not dismissed within thirty (30) days;

h. Execution is levied against any ownership interest in, or assets of, Franchisee, any Operating Company, the Franchised Business, or the Restaurant;

i. Any interest in, or asset of, Franchisee, any Operating Company, the Franchised Business, or the Restaurant is sold after levy thereon by any sheriff, marshal, bailiff, clerk of court, or comparable governmental authority;

j. Franchisee or Operating Company is evicted from the premises of the Approved Location or Restaurant;

k. HOA reasonably determines that Franchisee or any Operating Company is unable to pay all of its indebtedness as such indebtedness comes due, as evidenced by Franchisee's or Operating Company's actual failure to pay such indebtedness as such indebtedness comes due, or otherwise;

l. HOA reasonably determines that Franchisee's or any Operating Company's capital is insufficient to carry on Franchisee's or Operating Company's business transactions and all business transactions in which it is required to engage, as evidenced by Franchisee's or Operating Company's actual failure to carry on such business transactions, or otherwise;

m. An unappealed final judgment against Franchisee or Operating Company remains unsatisfied for thirty (30) days, unless a *supersedeas* bond or like bond guarantying payment is filed;

n. Franchisee or any Operating Company is dissolved or is wound up; or

o. Franchisee or any Operating Company, jointly or severally, fails on three (3) or more occasions during any twelve (12) consecutive month period to pay when due any sum Franchisee or such Operating Company is required to pay HOA or HOA's affiliates, whether or not Franchisee or Operating Company cure such failure to pay;

2. If Franchisee, any Operating Company, or any Principal is convicted of or pleads nolo contendere to a felony, fraud, sale of illegal drugs, crime involving moral turpitude, crime that is directly related to the Franchised Business, or any other crime that HOA determines to have an adverse effect on the Restaurant, the Hooters System, the Proprietary Marks, the goodwill associated with the Proprietary Marks, or HOA's interest in the Proprietary Marks;

3. If, in violation of Sections VII. or VIII. of this Agreement, or if in violation of the Confidentiality Agreement or Exhibit A to the Confidentiality Agreement, Franchisee, its Principals, any Operating Company, such Operating Company's principals, or the personnel of such Franchisee or Operating Company required to sign Exhibit A disclose or divulge the contents of the Manuals or any of HOA's other Confidential Information or Trade Secrets to any person or entity not authorized to receive such information;

4. If Franchisee or any Operating Company maintains false books or records, or submits any false reports to HOA; or if any inspection of Franchisee's or any Operating Company's records discloses an understatement of payments due to HOA of four percent (4%) or more;

5. Except as otherwise provided in this Agreement, if Franchisee or any Operating Company at any time ceases to operate or otherwise abandons the Franchised Business, or otherwise forfeits the right to do or transact business in the jurisdiction where the Restaurant is located;

6. If Franchisee or any Operating Company fails to open the Restaurant by the later of: (i) the Opening Date prescribed in Section I.C.1. of this Agreement; or (ii) the last extension of time, if any, that HOA grants Franchisee or such Operating Company to open the Restaurant;

7. In the event of the intentional, willful, or grossly negligent breach by Franchisee, any Operating Company, or any Principal of any of the covenants, warranties, representations, agreements, or obligations of Franchisee, Operating Company, or Principal set forth in this Agreement or the Manuals;

8. If Franchisee or the Restaurant are nationalized; or

9. Franchisee or any Operating Company, jointly or severally, defaults under this Agreement three (3) or more times during any twelve (12) consecutive month period, whether or not Franchisee or Operating Company cure such defaults.

B. Franchisee shall have five (5) days after HOA's delivery of written notice of default within which to cure any default under this Section XIII.B., and to provide evidence of such cure to HOA. If Franchisee has not cured such default by the end of such cure period, HOA shall have the right to terminate this Agreement in its entirety or as to one or more Restaurants, at HOA's option, on notice to Franchisee. Franchisee shall be subject to termination under this Section XIII.B. on the occurrence of any of the following events:

1. If Franchisee or any Operating Company fails, refuses, or neglects promptly to pay when due the Continuing Royalty Fee or any other monies owing to HOA or HOA's affiliates, or to pay when due the International Advertising Fee, or to submit the royalty report or other financial information that Franchisee is required to provide HOA; or if Franchisee or any Operating Company makes any false statements in connection with any of the foregoing;

2. If Franchisee or any Operating Company sells unauthorized products or products not meeting HOA's specifications;

3. If a threat or danger to public health or safety results from the maintenance or operation of the Restaurant;

4. If Franchisee or any Operating Company fails to maintain any of the standards or procedures HOA prescribes in this Agreement, the Manuals, or otherwise in writing;

5. If Franchisee or any Operating Company misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated with the Proprietary Marks or HOA's rights in the Proprietary Marks;

6. If Franchisee or any Operating Company engages in any business or markets any service or product under a name or mark that, in HOA's opinion, is confusingly similar to the Proprietary Marks or the Hooters System;

7. If Franchisee or any Operating Company, through alteration of restaurant design, trade dress, décor, product selection, product restrictions, image, or inventory, fails to maintain the character and nature of the Restaurant; or

8. If Franchisee or any Operating Company fails to provide HOA with the governing documents, other documents, forms, reports, records, certificates, tax returns, information, reports, data, certificates, notification, or other information that Franchisee is required to provide HOA as set forth in this Agreement.

C. Franchisee shall have ten (10) days after HOA's delivery of written notice of default within which to cure any default under this Section XIII.C., and to provide evidence of such cure to HOA. If Franchisee has not cured such default by the end of such cure period, HOA shall have the right to terminate this Agreement in its entirety or as to one or more Restaurants, at HOA's option, on notice to Franchisee. Franchisee shall be

subject to termination under this Section XIII.C. on the occurrence of any of the following events:

1. If Franchisee fails to: (i) comply with the in-term agreements set forth in the Confidentiality Agreement attached as Exhibit B to this Agreement; or (ii) obtain execution of the confidentiality agreement for individuals attached to the Confidentiality Agreement (the "Individual Confidentiality Agreement") as Exhibit A by all persons required to execute such Individual Confidentiality Agreement;

2. If Franchisee fails to: (i) comply with the in-term covenants set forth in the Covenant Not to Compete attached as Exhibit C to this Agreement; or (ii) obtain execution of the covenant not to compete for individuals attached to the Covenant Not to Compete (the "Individual Covenant Not to Compete") as Exhibit A by all persons required to execute such Individual Covenant Not to Compete; or

3. If Franchisee or any Operating Company closes or otherwise ceases to operate any Restaurant without HOA's prior written consent.

D. Franchisee shall have thirty (30) days after HOA's delivery of written notice of default within which to cure any default under this Section XIII.D., and to provide evidence of such cure to HOA. If Franchisee has not cured such default by the end of such cure period, HOA shall have the right to terminate this Agreement in its entirety or as to one or more Restaurants, at HOA's option, on notice to Franchisee. Franchisee shall be subject to termination under this Section XIII.D. on the occurrence of any of the following events:

1. If Franchisee's or any Operating Company's alcoholic beverage license is revoked or suspended for any reason;

2. If Franchisee or any Operating Company, by act or omission, commits or permits a violation of any Law, in the absence of a good-faith dispute over such Law's application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom;

3. If Franchisee or any Operating Company fails to pay when due all undisputed bills, invoices, and statements from third-party suppliers of goods and services to the Franchised Business, Approved Location, or Restaurant, including without limitation rent and other payments due under the lease of the Approval Location, and payments Franchisee or any Operating Company owes contractors or other trade creditors;

4. If Franchisee or any Operating Company fails to pay when due any taxes or other governmental charges;

5. If Franchisee or any Operating Company defaults under any real property or equipment lease for or related to the Franchised Business, Approved Location, or Restaurant, or under any mortgage, chattel mortgage, conditional bill of sale, title retention contract, or security agreement of any kind or character, and does not

cure such default within any grace period provided by the lease or security instrument;

6. If Franchisee or any Operating Company, without HOA's prior written consent, enters into a management agreement or consulting arrangement related to the Restaurant with any person, or with an entity not wholly owned by Franchisee;

7. If HOA reasonably determines that Franchisee or any Operating Company are unable or unwilling to provide individuals who can complete HOA's manager training program to HOA's reasonable satisfaction, or if HOA reasonably determines that the individuals Franchisee or any Operating Company have provided for manager training lack the skills required to operate the Restaurant successfully;

8. If an approved transfer is not effected within the times set forth in Section XII.E. of this Agreement, following a Principal's death or mental incompetence; or

9. If Franchisee or any Operating Company, by act or omission, commits or permits a violation of any of the terms or provisions of this Agreement or the Manuals not specifically addressed in this Section XIII.

E. Any and all claims (except for monies due HOA) arising out of or related to: (i) the offer for sale, sale, negotiation, administration, or termination of the Franchise or this Agreement; (ii) the development, opening, operation, or closure of a Restaurant; or (iii) the relationship between the parties to this Agreement, shall be barred unless an action at law or in equity is properly filed in a court of competent jurisdiction within one (1) year after the date Franchisee or any Operating Company on the one hand, or HOA on the other hand, knows or should have known of the facts giving rise to such claim, except to the extent any Law provides for a shorter period of time to bring a claim.

XIV. OBLIGATIONS ON TERMINATION OR EXPIRATION

On termination or expiration of this Agreement for any reason, all rights granted to Franchisee under this Agreement shall immediately terminate, and:

A. Franchisee shall immediately cease to operate the business franchised under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of HOA.

B. Franchisee shall immediately and permanently cease to use, in any manner whatsoever, any or all of: (i) HOA's Confidential Information or Trade Secrets; and (ii) the Proprietary Marks. Without limiting the generality of the foregoing, Franchisee shall cease to use all signs, advertising materials, displays, stationery, forms, and any other articles that display the Proprietary Marks; provided, however, that this Section XIV.B. shall not apply to the operation by Franchisee of any other franchise under the Hooters System that HOA may separately and independently have granted to Franchisee and that HOA has not terminated.

C. Franchisee shall remove or change all signs, displays, furniture, fixtures, equipment, and other trade dress, and shall change all colors of buildings and other structures, to the extent required to distinguish the Restaurant from its former appearance and from any

other Hooters restaurants, and shall comply with HOA's other restaurant de-identification requirements (collectively, to "De-Identify" the Restaurant), so that the Restaurant is fully De-Identified by the end of ten (10) days after the termination or expiration of this Agreement.

1. If Franchisee fails to fully De-Identify the Restaurant by the end of ten (10) days after the termination or expiration of this Agreement, HOA and its agents shall have the right to enter onto the premises of the Restaurant without prior notice to Franchisee, and without liability for trespass, and to De-Identify the Restaurant at Franchisee's expense, which amounts Franchisee agrees to pay so that HOA actually receives such payment by the end of ten (10) days after demand therefor.

2. Franchisee will provide HOA with photographic or other evidence of the De-Identification satisfactory to HOA. If Franchisee fails to provide HOA with satisfactory photographic or other evidence of De-Identification so that HOA actually receives such evidence by the end of ten (10) days after the by the end of ten (10) days after the termination or expiration of this Agreement, HOA shall have the right to enter onto the premises of the Restaurant without prior notice to Franchisee, and without liability for trespass, to inspect the Restaurant at Franchisee's expense, which amounts Franchisee agrees to pay so that HOA actually receives such payment by the end of ten (10) days after demand therefor.

D. Franchisee shall: (i) comply with its obligations set forth in the Internet Web Sites and Listings Agreement attached to this Agreement as Exhibit F; and (ii) take such action as may be necessary to cancel any assumed name or equivalent registrations of Franchisee that contain the mark "Hooters" or any other Proprietary Mark. Franchisee shall furnish HOA with confirmation that Franchisee has fulfilled such obligations by the end of thirty (30) days after termination or expiration of this Agreement.

E. Franchisee shall not, in connection with any other business, use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion of such other business or otherwise, that may cause or constitute confusion, mistake, or deception, or that is likely to dilute HOA's rights in or to the Proprietary Marks, and further shall not use any designation of origin or description or representation that falsely suggests or represents an association or former association with HOA or the Hooters System.

F. Payments.

1. Franchisee shall pay to HOA and HOA's affiliates, so that HOA and its affiliates actually receive such payment by the end of ten (10) days after the termination or expiration of this Agreement, all sums owing to HOA and its affiliates accrued through the effective date of termination or expiration.

2. If HOA terminates this Agreement prior to the expiration of the Initial Term, Franchisee shall pay to HOA, so that HOA actually receives such payment by the end of ten (10) days after such termination:

a. An amount equal to the Fees payable by Franchisee for the lesser of: (i) the balance of the Initial Term remaining; or (ii) the twelve (12)

calendar month period immediately prior to the effective date of HOA's termination of this Agreement; or

b. If HOA terminates this Agreement and the Restaurant has not been open for business for twelve (12) calendar months, the amount of Fees payable by Franchisee for the periods Franchisee was obligated to pay Fees prior to the effective date of HOA's termination of this Agreement, projected to twelve (12) calendar months; or

c. If HOA terminates this Agreement before Franchisee's obligation to pay Fees has commenced, the average amount of Fees payable by HOA's international franchisees generally, for the twelve (12) calendar month period immediately prior to the effective date of HOA's termination of this Agreement.

d. Franchisee acknowledges and agrees, and hereby directs any party construing this Agreement, including without limitation any court, mediator, master, or other party acting as a trier of fact or law, to conclusively presume, that the damages set forth in this Section XIV.F.2.: (i) are true liquidated damages; (ii) are intended to compensate HOA for the harm HOA will suffer as a result of the premature termination of this Agreement; (iii) are not a penalty; (iv) are a reasonable estimate of HOA's probable loss resulting from the premature termination of this Agreement, viewed as of the date of this Agreement; (v) shall be in lieu of, and not in addition to, actual damages for loss of the benefit of the bargain that HOA is entitled to receive; and (vi) shall, subject to clause (v) above, be in addition to all other rights HOA may have to legal or equitable relief.

3. If HOA terminates this Agreement as a result of Franchisee's default of this Agreement, Franchisee shall pay to HOA all costs and expenses HOA may incur related to such default and termination, including without limitation attorneys' fees and costs that HOA incurs related to: (i) drafting notices, demands, and other documents related to such default and termination; (ii) obtaining decrees for specific performance; (iii) obtaining injunctive or other relief; (iv) collection of amounts owed; and (v) appeal; so that HOA actually receives such payments by the end of ten (10) days after demand therefor.

4. The obligations set forth in this Section XIV.F., until paid in full, shall be and constitute a lien in favor of HOA against any and all of Franchisee's personal property, furnishings, fixtures, equipment, signage, inventory, and other assets.

G. Franchisee shall immediately deliver to HOA all manuals, including the Manuals; all records, files, instructions, correspondence, and other materials related to the operation of the Franchised Business, including without limitation brochures, agreements, and invoices, in Franchisee's possession or under Franchisee's control, and all copies thereof (all of which Franchisee acknowledges are HOA's property), and shall retain no copy or record of any of the foregoing, except Franchisee's copy of this Agreement and of any correspondence between the parties and any other documents that Franchisee reasonably needs for compliance with any provision of Law.

H. Within ten (10) days after the termination of this Agreement, Franchisee and HOA shall, on the demand of either, arrange for an inventory to be made, at HOA's cost if demanded by HOA, and at Franchisee's cost if demanded by Franchisee, of all of the assets of the Restaurant, including without limitation resaleable merchandise, the décor package, signage, and any items bearing the Proprietary Marks. HOA shall have the option to purchase from Franchisee any or all such items at fair market value, as determined by an independent appraiser HOA designates, which determination by such appraiser shall be conclusive and binding on all parties. HOA may exercise such option within thirty (30) days after the date HOA receives such appraisal, for closing of purchase and sale within sixty (60) days after the date HOA exercises such option.

I. Any right or interest Franchisee, any Operating Company, any Principal, any affiliate, or any person or entity otherwise under Franchisee's direction or control (collectively, a "Licensed Party") has in any Beer or Wine License, Malt Beverage Permit, Mixed Beverage License, Retail On-Premises Consumption License, Liquor License, Mini-Bottle Permit, Sunday Sales Permit, Local Option Permit, Consumption by Drink Permit, Entertainment Permit, Outdoor Permit, or any other alcoholic beverage license or permit related to the Restaurant (collectively, a "Liquor License") shall automatically transfer to HOA or its designee. Franchisee shall have five (5) days after HOA's delivery of written notice of termination or expiration of this Agreement to commence all procedures necessary to transfer or relocate all Liquor Licenses to HOA; or, if HOA designates another party to receive such Liquor License, to such designee, and to notify HOA in writing of such commencement. Licensed Party shall promptly use all commercially reasonable efforts to obtain the necessary approvals from any state or local authority for the prompt transfer or relocation of the Liquor License.

1. If applicable law does not permit the transfer or relocation of the Liquor License, Licensed Party shall have five (5) days after HOA's delivery of written notice of termination or expiration of this Agreement to contact all applicable authorities regarding, and to initiate, all procedures necessary to apply for a new Liquor License in the name of HOA or its designee in all applicable jurisdictions, and shall notify HOA in writing of such initiation. Licensed Party shall join and cooperate with HOA in promptly procuring a replacement Liquor License. Both Licensed Party and HOA shall immediately fulfill any directives or requirements from all applicable authorities in order to expedite the transfer or relocation of the existing Liquor License or acquisition of a new Liquor License.

2. Franchisee shall pay or promptly arrange for the full payment of all taxes of any kind or nature whatsoever, including without limitation property taxes, personal property taxes, sales, use, withholding, and any other taxes, that may affect title or the rights to any Liquor License in any way.

3. Franchisee shall indemnify and hold HOA harmless for any and all of any Licensed Party's liabilities and obligations related to the rights of HOA or its designee to own, possess, and use any Liquor License.

J. In the event that Franchisee closes or ceases to operate a Restaurant, but such closure or cessation of operation does not involve or is not accompanied by termination of this Agreement, Franchisee shall pay to HOA, so that HOA actually receives such payment by the end of ten (10) days after such closure or cessation of operation:

1. An amount equal to the Fees payable by Franchisee as to such Restaurant for the lesser of the balance of the Initial Term remaining or the twelve (12) calendar month period immediately prior to the date Franchisee closes or ceases to operate the Restaurant; or

2. If Franchisee closes or ceases to operate the Restaurant and the Restaurant has not been open for business for twelve (12) calendar months, the amount of Fees payable by Franchisee for the months the Restaurant has been open for business projected to twelve (12) calendar months; or

3. If Franchisee ceases its effort to open the Restaurant, the average amount of Fees payable by HOA's international franchisees generally, for the twelve (12) calendar month period immediately prior to the date HOA determines that Franchisee ceased its effort to open the Restaurant.

4. Franchisee acknowledges and agrees, and hereby directs any party construing this Agreement, including without limitation any court, mediator, master, or other party acting as a trier of fact or law, to conclusively presume, that the damages set forth in this Section XIV.J.: (i) are true liquidated damages; (ii) are intended to compensate HOA for the harm HOA will suffer as a result of the premature closure or cessation of operation of the Restaurant; (iii) are not a penalty; (iv) are a reasonable estimate of HOA's probable loss resulting from the premature closure or cessation of operation of the Restaurant, viewed as of the date of this Agreement; (v) shall be in lieu of, and not in addition to, actual damages for loss of the benefit of the bargain that HOA is entitled to receive; and (vi) shall, subject to clause (v) above, be in addition to all other rights HOA may have to legal or equitable relief.

5. The obligations set forth in this Section XIV.J., until paid in full, shall be and constitute a lien in favor of HOA against any and all of Franchisee's personal property, furnishings, fixtures, equipment, signage, inventory, and other assets.

K. In the event that Franchisee closes or ceases to operate a Restaurant, but such closure or cessation of operation does not involve or is not accompanied by termination of this Agreement, any and all rights Franchisee may have had related to the former Protected Territory of such Restaurant shall terminate and revert automatically and without notice to HOA; provided, however, if such former Protected Territory is within Franchisee's Option Territory, such former Protected Territory will remain a part of the Option Territory for as long as such Option Territory remains in effect, and on termination or expiration of Franchisee's rights to the Option Territory shall terminate and revert automatically and without notice to HOA.

L. If applicable Law does not permit HOA to collect the liquidated damages set forth in Section XIV.F.2 or Section XIV.J of this Agreement, HOA will be entitled to collect actual damages equal to: (i) the loss of the benefit of the bargain HOA would have received had Franchisee fully performed its obligations; plus (ii) HOA's out-of-pocket costs and expenses, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of appeal, and further including without limitation HOA's reasonable attorneys' fees and costs of collection.

XV. COVENANTS

A. Franchisee covenants, warrants, represents, and agrees that Franchisee shall devote its full time, energy, and best efforts to the management and operation of the Franchised Business.

B. Franchisee covenants, warrants, represents, and agrees that, during the term of this Agreement, except as HOA may otherwise approve in writing, Franchisee shall not, either directly or indirectly, for itself or through, on behalf of, or in conjunction with, any person or other entity, employ or seek to employ any person who is at that time, or who has been within the immediately-preceding sixty (60) days, employed by HOA or by any other franchisee or affiliate of HOA, or otherwise directly or indirectly induce such person to leave his or her employment.

C. Franchisee specifically acknowledges that, as an HOA franchisee, Franchisee will receive valuable specialized training and confidential information, including, without limitation HOA's Confidential Information and Trade Secrets, and other information regarding HOA's operational, sales, promotional, and marketing methods and techniques.

D. HOA's form of Covenant Not to Compete is attached to this Agreement as Exhibit C. Franchisee will deliver an original of such Covenant Not to Compete, executed by Franchisee, together with an original of this Agreement, to HOA. Franchisee will comply with the terms of the Covenant Not to Compete. The Covenant Not to Compete is hereby incorporated into this Agreement as if fully set forth herein.

E. HOA's form of Individual Covenant Not to Compete is attached to the Covenant Not to Compete as Exhibit A. Franchisee will, automatically and without HOA's request, cause Franchisee's: (i) Principals; (ii) Managers; (iii) directors, officers, and managers (if Franchisee is a corporation, limited liability company, or similar business entity); (iv) general partners and limited partners (including without limitation each holder of a direct or beneficial interest of ten percent (10%) or more in any corporation, limited liability company, or other business entity that controls, directly or indirectly, any general or limited partner); and (v) other personnel in employment or similar capacities HOA specifies (collectively, the "Covenanting Personnel"), to execute such Individual Covenant Not to Compete, to provide the date and such party's address as required by such Individual Covenant Not to Compete, and to deliver a fully-executed, dated original of such Individual Covenant Not to Compete to HOA, prior to and as a condition precedent to such person coming within the scope of persons defined as "Covenanting Personnel."

F. Franchisee expressly agrees that the existence of any claims it may have against HOA, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by HOA of the covenants in this Section XV. Franchisee agrees to pay all damages, costs, and expenses (including reasonable attorneys' fees) HOA may incur in connection with the enforcement of this Section XV.

XVI. TAXES, PERMITS, AND INDEBTEDNESS

A. Franchisee shall pay when due all taxes levied or assessed, including, without limitation unemployment and sales taxes, and all accounts payable and other indebtedness of every kind Franchisee incurs in the conduct of the Franchised Business.

B. Should any taxing authority impose on HOA any "franchise" or other tax that is based on the gross sales, gross revenues, business activities, or operation of the Franchised Business or the Restaurant, except for federal or state income taxes, Franchisee will reimburse HOA an amount equal to the amount of such taxes and related costs and expenses imposed on or paid by HOA, unless the tax is credited against income tax otherwise payable by HOA. Franchisee will make such reimbursement so that HOA actually receives such reimbursement by the end of ten (10) days after delivery of written notice by HOA that HOA is entitled to reimbursement for payment of such taxes and other amounts.

C. In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with the procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor, including without limitation foreclosure, eviction, or repossession, to occur against the premises of the Restaurant, or any improvements to such premises, or any furnishings, fixtures, equipment, or other assets of the Restaurant.

D. Franchisee shall notify HOA in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, arising out of or related to the Franchised Business.

XVII. INDEPENDENT CONTRACTOR

A. HOA and Franchisee acknowledge and agree that: (i) this Agreement does not create a fiduciary relationship between the parties hereto or any affiliated or related parties or entities; (ii) Franchisee is an independent contractor; and (iii) nothing in this Agreement is intended to or shall be construed to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

B. Franchisee shall hold itself out to the public as an independent contractor operating the Franchised Business pursuant to a franchise from HOA. Franchisee will take all such actions as may be required to notify all interested persons or entities of such independent contractual relationship by exhibiting a notice of such relationship in a conspicuous place in the Restaurant, the content and form of which notice HOA shall have the right to specify.

C. Franchisee acknowledges and agrees that nothing in this Agreement authorizes Franchisee, and that Franchisee shall have no authority, to make any contract, agreement, warranty, or representation on behalf of HOA, or to incur any debt or other obligation in HOA's name; and that HOA shall in no event assume liability for, or be deemed liable hereunder or thereunder as a result of any such action; nor shall HOA be liable by reason of any act or omission of Franchisee in its conduct of the Franchised Business or for any claim or judgment arising out of or related to the Franchised Business against Franchisee or HOA.

D. Franchisee acknowledges and agrees that: (i) HOA's business is the business of developing the System, granting franchises to independent business operators to use the

System, and servicing independent operators of franchised businesses in the System; (ii) Franchisee's Franchised Business is the business of operating the Restaurant; and (iii) the business HOA operates and the business Franchisee operates are separate and distinct businesses engaged in separate and distinct activities.

E. Enforcement.

1. Franchisee, for itself, its Principals, and its employees, hereby covenants, warrants, represents, and agrees that neither it nor they nor any of them will: (i) make or raise any claim, counterclaim, crossclaim, affirmative defense, or demand; (ii) commence, or cause or permit to be commenced; (iii) prosecute, or cause or permit to be prosecuted; or (iv) assist or cooperate in the commencement or prosecution of, any suit or action at law or in equity or otherwise, any arbitration or like proceeding, or any administrative or agency proceeding, against or related to HOA, HOA's affiliates, or HOA's or such affiliates' directors, officers, shareholders, partners, members, employees, agents, or attorneys (collectively, the "HOA Parties"), alleging any matter contrary to any acknowledgment or agreement set forth in this Section XVII. of this Agreement.

2. Franchisee, for itself, its Principals, and its employees, hereby acknowledges and agrees that in the event of any breach of Section XVII.E.1 of this Agreement, the HOA Parties would be irreparably injured and without adequate remedy at law. Therefore, in the event of a breach or a threatened or attempted breach of any provision of Section XVII.E.1, Franchisee, for itself, its Principals, and its employees, agrees that HOA and the other HOA Parties will be entitled, in addition to any other remedies such HOA Parties may have at law or in equity or otherwise, to a preliminary and permanent injunction and a decree for specific performance of the terms of Section XVII.E.1, without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

3. Franchisee hereby covenants, warrants, represents, and agrees that it has the authority to bind its Principals and employees to this Section XVII. of this Agreement.

XVIII. INDEMNIFICATION

A. As used in this Section XVIII., the term "Losses and Expenses" shall include, without limitation, any and all obligations, debts, claims, demands, rights, actions, causes of action, loss, losses, damage, damages, expenses, costs, liability, and liabilities of any nature or kind; including without limitation reasonable accountants', attorneys', and expert witness fees and costs; costs of investigation and proof of facts; court costs and other expenses of litigation; and travel and living expenses, together with compensation for damages to HOA's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time or space, and costs of changing, substituting, or replacing such advertising material and media time or space, and any and all expenses of recalls, refunds, compensation, public notices, and other amounts arising out of or related to such matters.

B. Franchisee shall, at all times, fully indemnify and hold harmless HOA and its affiliates, and HOA's and such affiliates' directors, officers, shareholders, partners, members, employees, agents, and attorneys, and the predecessors, successors, heirs, and assigns of any and all of the foregoing (collectively, the "Indemnitees"), from all Losses and Expenses arising out of or related to Franchisee, any Operating Company, the Franchised Business, the Approved Location, and the development, opening, operation, or closure of the Restaurant. Such obligations shall include, without limitation, Losses and Expenses incurred in connection with:

1. Any action, suit, proceeding, claim, demand, investigation, or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) that arises out of or is related to any of the foregoing;

2. Franchisee's default of any covenant, warranty, representation, agreement, or obligation set forth in this Agreement or any schedule, exhibit, addendum, attachment, or amendment to this Agreement;

3. Franchisee's default or alleged default of any other agreement;

4. Franchisee's violation or alleged violation of any Law, any standard or directive, or any industry standard, including without limitation violations resulting from Franchisee's use of the Hooters System;

5. Libel, slander, or any other form of defamation by Franchisee; and

6. Acts, errors, or omissions of Franchisee or any of Franchisee's directors, officers, shareholders, partners, members, employees, agents, and attorneys.

This indemnification shall include losses alleging the negligence of any Indemnitee, including without limitation negligence in the supervision and inspection of the Restaurant, the training of a Restaurant employee, and the Hooters System standards, but excluding any case in which the Indemnitee is determined by a court of competent jurisdiction to have engaged in grossly negligent or willful misconduct. The indemnification set forth in this Section XVIII. shall survive the termination or expiration of this Agreement.

C. Franchisee shall promptly notify HOA of any action, suit, proceeding, claim, demand, inquiry, investigation, or default described in Section XVIII.B. If HOA is or may be named as a party in any action, suit, or proceeding, HOA may elect to undertake, but shall not be obligated to undertake, the defense or settlement thereof, at Franchisee's cost and expense. No such undertaking by HOA shall, in any manner or form, diminish Franchisee's obligation to indemnify HOA and to hold it harmless.

D. With respect to any action, suit, proceeding, claim, demand, inquiry, or investigation, HOA may, at any time and without notice, in order to protect persons or property or the reputation or goodwill of HOA or others, order, consent, or agree to any settlement or take any remedial or corrective action that HOA deems expedient; if, in HOA's sole judgment, there are reasonable grounds to believe that:

1. Any of the acts, omissions, or circumstances giving rise to the action, suit, proceeding, claim, demand, inquiry, or investigation, in fact occurred; or

2. Any act, error, or omission of Franchisee may result directly in or indirectly in damage, injury, or harm to any person or any property.

E. All losses and expenses incurred under this Section XVIII. shall be chargeable to and paid by Franchisee pursuant to Franchisee's obligations of indemnity under this Agreement.

F. Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or to otherwise mitigate their losses in order to maintain a claim against Franchisee. Franchisee agrees that the failure to pursue such recovery or to mitigate loss shall in no way reduce the amounts the Indemnitees may recover from Franchisee.

G. The Indemnitees assume no liability whatsoever for any acts, errors, or omissions of any persons with whom Franchisee may contract, regardless of the purpose. Franchisee shall hold harmless and indemnify the Indemnitees and each of them for all Losses and Expenses that may arise out of any acts, errors, or omissions of persons with whom Franchisee may contract.

XIX. APPROVALS AND WAIVERS

A. Whenever this Agreement requires the prior approval or consent of HOA, Franchisee shall make a timely written request to HOA for such approval or consent, and Franchisee shall obtain such approval or consent in writing.

B. HOA makes no representations, warranties, or guaranties on which Franchisee may rely, and assumes no liability or obligation to Franchisee, by providing any waiver, approval, consent, or suggestion to Franchisee or in connection with any consent, or by reason of any neglect, delay, or denial of any request therefor.

C. No failure of HOA to exercise any power reserved to it in this Agreement, or to insist on compliance by Franchisee with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms of this Agreement, shall constitute a waiver of HOA's rights to demand exact compliance with any of the terms of this Agreement. Waiver by HOA of any particular default shall not affect or impair HOA's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, forbearance, or omission by HOA to exercise any power or right arising out of any breach or default by Franchisee of any of the terms, provisions, or covenants of this Agreement affect or impair HOA's rights; nor shall such delay, forbearance, or omission constitute a waiver by HOA of any rights under this Agreement or any right to obtain relief for any subsequent breach or default.

XX. NOTICES

A. Any and all notices required or permitted under this Agreement shall be in writing, shall be in the English language, and shall be: (i) personally delivered; or (ii) delivered by international courier service, such as UPS, Federal Express, or DHL, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to HOA:

Hooters of America, LLC
1815 The Exchange
Atlanta, Georgia, USA 30339
Attention: General Counsel

with simultaneous written copy, which shall not constitute notice, to:

A. J. Block, Jr., Esq.
Fine and Block
2060 Mt. Paran Road, N.W.
Atlanta, Georgia, USA 30327

Notices to Franchisee:

Attention:

B. Any notice delivered under Section XX.A. of this Agreement shall be deemed to have been given on the earlier of: (i) the date and time of receipt; (ii) three (3) business days after having been deposited with an international courier service for express delivery; or (iii) the intended recipient's failure or refusal to accept delivery.

XXI. ENTIRE AGREEMENT

A. This Agreement, including the exhibits, attachments, and amendments to it, is a complete integration that sets forth the entire agreement between HOA and Franchisee, fully superseding any and all prior negotiations, agreements, representations, or understandings between HOA and Franchisee, whether oral or written, related to the subject matter of this Agreement. HOA and Franchisee hereby expressly confirm that there are no other oral or written agreements, "side-deals," arrangements, or understandings between HOA and Franchisee except as expressly set forth in this Agreement or in a duly-executed written amendment to this Agreement. No course of dealing, whether occurring before or after the Effective Date of this Agreement, shall operate to amend, modify, terminate, or waive any express written provision of this Agreement.

B. Except for those acts that this Agreement permits HOA to take unilaterally, no amendment, change, or variance from this Agreement will be binding on HOA unless such amendment, change, or variance is set forth with particularity in a written agreement duly executed by HOA's authorized officer and by Franchisee.

C. Franchisee hereby covenants, warrants, represents, and agrees that it will not: (i) make or raise any claim, counterclaim, crossclaim, affirmative defense, or demand; (ii) commence, or cause or permit to be commenced; (iii) prosecute, or cause or permit to be prosecuted; or (iv) assist or cooperate in the commencement or prosecution of, any suit or action at law or in equity or otherwise, alleging or asserting any matter contrary to Sections XXI.A. or XXI.B. of this Agreement.

XXII. SEVERABILITY AND CONSTRUCTION

A. No Implied Covenant. HOA and Franchisee have negotiated the terms of this Agreement and agree that neither party shall claim the existence of an implied covenant of good faith and fair dealing to contravene or limit any express written term or provision of this Agreement.

B. Partial Invalidity. If any term or provision of this Agreement is declared invalid or unenforceable for any reason, such provision will be modified to the minimum extent necessary to make it valid and enforceable; or, if it cannot be so modified, then severed, and the remaining provisions of this Agreement will remain in full force and effect. The parties agree that they would have signed the Agreement as so modified.

C. Interpretation. The table of contents and section headings in this Agreement are inserted for convenience only and will not affect the meaning or construction of this Agreement. Except as otherwise set forth in this Agreement, the language of this Agreement will be construed simply according to its fair meaning and not strictly for or against either party. Both parties have been represented by skilled and experienced counsel in the transaction resulting in the execution of this Agreement, and both parties are skilled and experienced business professionals; and as a result, both parties shall be deemed to have drafted this Agreement and in no event will any adverse construction of this Agreement be attributed to HOA as the drafting party. The Recitals of this Agreement are a material part of this Agreement, and shall in no event be considered mere prefatory material or surplusage. "Herein," "hereof," and "hereunder" refer to this Agreement as a whole and not to any particular part. Words importing the singular number only shall include the plural and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders and vice-versa. The word "including" means "including without limiting the scope or generality" of any description preceding such word, and the word "or" means, and is used in the inclusive sense of, "and/or." References to documents, instruments, or agreements shall be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto.

D. Survival of Obligations. All obligations of this Agreement, whether HOA's or Franchisee's, that expressly or by their terms require performance after the termination or expiration of this Agreement, or that by their nature would reasonably be expected to continue in effect after termination or expiration of this Agreement, including without limitation the Guaranty, Confidentiality Agreement, Individual Confidentiality Agreement, Covenant Not to Compete, and Individual Covenant Not to Compete, required to be given under this Agreement, will continue in full force and effect after and notwithstanding its termination or expiration, until they are satisfied in full or by their nature expire.

E. Calculation of Days. Except where this Agreement expressly requires "business days" in any calculation of time, all references to "days" shall mean "calendar days." Where this Agreement requires "business days" in any calculation of time, "business days" shall mean "U.S. business days."

F. Submission of Agreement. Submission of this Agreement to Franchisee does not constitute an offer to enter into a contract. This Agreement will become effective only on its execution by HOA and Franchisee, and will not be binding on HOA unless and until it is signed by HOA's authorized officer and delivered to Franchisee.

G. Counterparts. This Agreement may be executed in multiple counterparts, and each copy so executed shall be deemed an original.

H. Further Assurances. Franchisee shall execute and deliver all documents and agreements that HOA may require in order to further the intent of this Agreement, promptly on HOA's request.

XXIII. FORCE MAJEURE

Except for: (i) the covenants and obligations of the Franchisee set forth in Section I. of this Agreement; and (ii) monetary obligations under this Agreement, and except as otherwise specifically provided in this Agreement, if either party to this Agreement shall be delayed or hindered in or prevented from the performance of any act required under this Agreement by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, war, acts of terror, riots, insurrection, or other causes beyond the reasonable control of the party required to perform such work or act under the terms of this Agreement not the fault of such party (a "Force Majeure"), then performance of such act shall be excused during the period of such Force Majeure. The party whose performance is affected by a Force Majeure shall give prompt, written notice to the other party of such Force Majeure. If there shall be a Force Majeure that HOA deems economically harmful or otherwise detrimental to HOA or the Hooters System, then HOA shall be entitled to terminate this Agreement on ninety (90) days' written notice to Franchisee; provided, however, that HOA may withdraw such notice if, within such ninety (90) day period, HOA determines that the economically harmful or otherwise detrimental effects have ceased.

XXIV. APPLICABLE LAW; DISPUTE RESOLUTION

A. Governing Law. All matters related to this Agreement, including without limitation all matters related to the making, existence, construction, enforcement, and sufficiency of performance of this Agreement, shall be determined exclusively in accordance with, and governed exclusively by, the laws of the State of Georgia, USA applicable to agreements made and to be entirely performed in the State of Georgia, which laws shall prevail in the event of any conflict of laws. Notwithstanding the foregoing, if any matter related to this Agreement would be unenforceable under the laws of the State of Georgia, but would be enforceable under the laws of Franchisee's jurisdiction, then the laws of Franchisee's jurisdiction shall apply to such matter.

B. Forum, Venue, and Jurisdiction. In the event of any dispute arising out of or related to this Agreement, including without limitation any dispute arising out of or related to the making of this Agreement, such dispute shall be resolved exclusively through litigation. The exclusive forum and venue for such litigation shall be a state or federal court having jurisdiction over the subject matter in or for the city or county where HOA's principal business office is located. Franchisee hereby irrevocably accepts and submits to, generally and unconditionally, the exclusive jurisdiction of any such state or federal courts having jurisdiction over the subject matter and hereby waives, to the extent permitted by applicable law, defenses based on jurisdiction, venue, or forum non conveniens. The provisions of this Section XXIV.B. shall remain in full force and effect after the expiration or termination of this Agreement.

C. Waivers.

1. Waiver of Class Action Litigation. Litigation arising out of or related to this Agreement shall be conducted on an individual, not a class-wide, basis. No litigation under this Agreement may be consolidated with any other litigation involving us and any other person without HOA's prior written consent.

2. Waiver of Trial By Jury. HOA and Franchisee hereby waive trial by jury in any litigation arising out of or related to this Agreement.

3. Waiver of Punitive Damages. HOA and Franchisee hereby waive any right to or claim for punitive, exemplary, consequential, multiplied, enhanced, or speculative damages.

D. No Limitation. No right or remedy conferred on or reserved to HOA or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy set forth in this Agreement or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

E. Injunctive Relief. Nothing set forth in this Agreement contained shall bar HOA's right to obtain injunctive relief against threatened conduct that shall cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

F. Registered Agent. Franchisee irrevocably constitutes and appoints C.T. Corporation, at its Atlanta, Georgia, USA address, and its successors, to be its true and lawful agent, to receive service of any lawful process in any civil litigation or proceeding arising out of or related to this Agreement. Service on such agent shall have the same force and validity as if HOA had obtained valid personal service on Franchisee. Franchisee shall furnish its current address to C.T. Corporation, and shall pay such fees to C.T. Corporation as are necessary to retain C.T. Corporation as Franchisee's agent for service of process, at all times during the term of this Agreement.

XXV. ENGLISH LANGUAGE REQUIRED

A. The English language shall be used in all dealings and communications between HOA and Franchisee. All training, seminars, and programs HOA conducts, and all franchisee meetings, shall be in the English language. All notices, correspondence, memos, emails, and other communications, whether written or oral, between HOA and Franchisee shall be in the English language. All materials, including without limitation all advertising, promotional, marketing, recruiting, and training materials; all agreements; and all Manuals, other manuals, rules of operations, policy directives, standards and specifications, instructions, and operating procedures, shall be in the English language. In the event that any Law requires any material HOA provides to Franchisee to be translated into another language, Franchisee, at its sole cost and expense, shall have such material translated in accordance with such Law. Franchisee, in its discretion and at its sole cost and expense, may have materials HOA provides to Franchisee, or communications HOA sends Franchisee, translated into another language. Franchisee shall provide HOA with a copy of any material HOA provides to Franchisee that is translated into another language, for HOA's approval prior to any use or dissemination of such material, which approval HOA will not unreasonably withhold or delay. Franchisee

shall be solely responsible for the truth, accuracy, and completeness of any translations, notwithstanding any review or approval of such material by HOA. Any and all translations of material that HOA may provide to Franchisee shall be the sole and exclusive property of HOA and shall inure to the benefit of HOA. In the event of any conflict between any material in English and the translated version of such material, the English version of such material shall control.

B. HOA and Franchisee have requested that this Agreement and any amendments to this Agreement be drafted in English. This Agreement and such amendments may be translated into Franchisee's native language or some other language. In the event of any conflict between the English language version and the translated version, the English language version shall prevail.

XXVI. ACKNOWLEDGMENTS

A. Reasonable Business Judgment. HOA acknowledges and agrees that it will, and Franchisee acknowledges and agrees that HOA may, use Reasonable Business Judgment in the exercise of HOA's rights, discharge of its obligations, and exercise of its discretion, and in all circumstances where HOA is required to give its consent, unless this Agreement expressly provides some other standard. "Reasonable Business Judgment" shall mean that HOA's determinations or choices will prevail, even if other alternatives are also reasonable or arguably preferable, if HOA intends to benefit, or is acting in a way that could benefit, the Hooters System (by, for example, enhancing the value of the Proprietary Marks, increasing franchisee or guest satisfaction, or increasing HOA's financial strength). Franchisee agrees to this concept of Reasonable Business Judgment in acknowledgment of the fact that HOA should have at least as much discretion in administering the Hooters System as a corporate board of directors has in directing a corporation and because the long-term interests of the Hooters System, all franchisees and owners of franchised businesses in the Hooters System, and HOA and its owners, taken together, require that HOA have the latitude to exercise Reasonable Business Judgment. HOA shall not be required to consider a franchisee's particular economic or other circumstances or to slight HOA's own economic or other business interests when HOA exercises its Reasonable Business Judgment. Franchisee acknowledges and agrees that: (i) HOA has a legitimate interest in seeking to maximize the return to its equityholders; and (ii) the fact that HOA or its affiliates benefit economically from an action will not be relevant to showing that HOA did not exercise Reasonable Business Judgment. Neither Franchisee nor any third party (including without limitation any third party acting as a trier of fact or law) shall substitute Franchisee's, his, her, or its judgment for HOA's Reasonable Business Judgment. In a given situation, Franchisee shall have the burden of establishing, by clear and convincing proof, that HOA failed to exercise Reasonable Business Judgment.

B. Nature of Obligations.

1. Franchisee acknowledges and agrees that: (i) all obligations HOA owes under this Agreement HOA owes to Franchisee alone; and (ii) no other person or entity, including without limitation Franchisee's affiliates, and Franchisee's and such affiliates' directors, officers, shareholders, partners, members, employees, and agents, and the predecessors, successors, heirs, and assigns of any of them, shall be entitled to rely on, enforce, or obtain relief for breach of, any of HOA's

obligations arising out of or related to this Agreement, whether directly, indirectly, by subrogation, as an intended third-party beneficiary, or otherwise.

2. Franchisee acknowledges and agrees that: (i) all obligations of HOA under this Agreement are owed by HOA alone; and (ii) no other person or entity, including without limitation HOA's officers, members, employees, and agents, and HOA's affiliates and their directors, officers, shareholders, partners, members, employees, and agents, and the predecessors, successors, heirs, and assigns of any of them, shall be subject to liability under this Agreement.

C. Revenue. HOA may require Franchisee to purchase or lease products, equipment, services, and supplies from HOA, HOA's affiliates, or third parties HOA designates or approves. Franchisee acknowledges and agrees that HOA and HOA's affiliates may enter into agreements with third parties, including without limitation suppliers and distributors, under which HOA and HOA's affiliates may derive revenue, profits, and other benefits, including without limitation rebates, discounts, allowances, or marketing assistance, as a result of consideration Franchisee pays to such third parties for purchases or leases HOA requires Franchisee to make. Franchisee further acknowledges and agrees that HOA may require Franchisee to purchase or lease products, equipment, services, and supplies from HOA and HOA's affiliates, that HOA and its affiliates may include a reasonable markup in the price HOA and its affiliates charge Franchisee, and that HOA and its affiliates may derive revenue and profit from purchases or leases HOA requires Franchisee to make from HOA or its affiliates.

D. Business Risks. Franchisee acknowledges and agrees that: (i) it has conducted an independent investigation of the business contemplated by this Agreement; (ii) it understands that such business involves business risks; and (iii) it understands that making a success of the Franchised Business depends largely on Franchisee's business skill, effort, and business acumen.

E. Review of Documents. Franchisee acknowledges and agrees that: (i) HOA's review of any lease, loan agreement, purchase agreement, sale agreement, assignment, transfer agreement, site plan, or other agreement or document Franchisee proposes to enter into or provides is intended solely to ensure that HOA's interests are adequately protected; (ii) HOA is not undertaking any such review on Franchisee's behalf or for Franchisee's benefit; (iii) HOA's review will not replace review by Franchisee's accountant, attorney, architect, and other business and professional advisors; and (iv) HOA will have no responsibility or liability related to such review.

F. Variances. Franchisee acknowledges and agrees that: (i) HOA may from time to time approve exceptions or changes to the standards and specifications of the Hooters System (including, without limitation, the amount and payment terms of any fee) that HOA deems necessary or desirable under particular circumstances (the "Variances"); (ii) Franchisee will have no right to require HOA to disclose any Variances to Franchisee or to grant Franchisee the same or similar Variances; and (iii) other franchisees, whether existing now or in the future, will operate under different forms of agreements, and that as a result their rights and obligations may differ materially from Franchisee's rights and obligations.

G. No Unauthorized Representations or Commitments. Franchisee acknowledges and agrees that: (i) HOA does not permit any agreements or commitments, and does not

approve any changes in this Agreement, except by means of a written amendment signed by the parties to this Agreement; and (ii) if any representations or commitments, or any promises of changes in this Agreement, have been made to Franchisee that are not in an amendment signed by HOA's authorized officer and delivered to Franchisee, such representations, commitments, and promises will not be enforceable.

H. Receipt; No Contrary Representations; No Financial Performance Representations.

1. Franchisee acknowledges that it received HOA's International Franchise Disclosure Document at least fourteen (14) days prior to the date on which Franchisee executed this Agreement or paid HOA any consideration related to the Franchise. Franchisee further acknowledges and agrees that it received a copy of this complete Agreement, the attachments to this Agreement, and all agreements related to this Agreement, if any, complete and with all blanks filled in, at least five (5) business days prior to the date on which Franchisee executed this Agreement or paid HOA any consideration related to the Franchise.

2. Franchisee acknowledges and agrees that neither HOA nor any person or entity acting on HOA's behalf has made any representation, commitment, claim, or statement to Franchisee that is different from, or that is contrary to, any of the representations, commitments, claims, or statements contained in HOA's International Franchise Disclosure Document.

3. Franchisee acknowledges and agrees that neither HOA nor any person or entity acting on HOA's behalf has made any oral, written, visual, or other representation, commitment, claim, or statement from which any level or range of actual or potential sales, costs, income, expenses, profits, cash flow, or otherwise might be ascertained, related to a Hooters franchise, that is different from, contrary to, or not contained in, HOA's International Franchise Disclosure Document.

4. Franchisee acknowledges and agrees that the acknowledgments and agreements set forth in this Section XXVI.H.: (i) are intended to show that this Agreement supports the disclosures set forth in HOA's International Franchise Disclosure Document, and that this Agreement does not waive or contravene such disclosures; (ii) are not Franchisee's waiver of its right to relief for violation of any laws governing the offer and sale of franchises, but are rather Franchisee's acknowledgment and agreement that no such violations occurred; and (iii) are being relied on by HOA to its detriment in connection with HOA's decision to enter into this Agreement with Franchisee.

5. The only exceptions to the acknowledgments and agreements set forth in this Section XXVI.H. are as follows:

None ____

____

____. **INITIALS:** ______________

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date set forth above.

HOA:	**FRANCHISEE:**
HOOTERS OF AMERICA, LLC	
By: ______________________________ Terrance M. Marks	By: ______________________________
Title: Chief Executive Officer	Title:

EXHIBIT A

TO THE HOOTERS OF AMERICA, LLC
INTERNATIONAL FRANCHISE AGREEMENT

PERSONAL GUARANTY OF FRANCHISEE'S PRINCIPALS

PERSONAL GUARANTY OF FRANCHISEE'S PRINCIPALS

THIS GUARANTY (the "Guaranty") is made by the Guarantor named on the signature pages of this Guaranty (whether one or more, the "Guarantor") in favor of HOOTERS OF AMERICA, LLC, a Georgia, USA limited liability company with its principal business address at 1815 The Exchange, Atlanta, Georgia, USA 30339 (hereinafter "HOA"), as of the date set forth beneath such Guarantor's signature.

RECITALS

A. HOA, as franchisor, and ______________________________ (the "Franchisee"), as franchisee, are entering into that certain Hooters® international franchise agreement (the "Franchise Agreement") contemporaneously with Guarantor's execution of this Guaranty and as a part of the same transaction.

B. As an express condition precedent to, and in consideration of, HOA entering into the Franchise Agreement, HOA has required that Guarantor guaranty: (i) the payment and performance of all monetary covenants and agreements of Franchisee contained in the Franchise Agreement and any other agreements related to the Franchise Agreement or the business franchised under the Franchise Agreement (such monetary covenants and agreements being referred to collectively in this Guaranty as the "Monetary Covenants"); and (ii) the performance of all non-monetary covenants and agreements of Franchisee contained in the Franchise Agreement and any other agreements related to the Franchise Agreement or the business franchised under the Franchise Agreement (such non-monetary covenants and agreements being referred to collectively in this Guaranty as the "Non-Monetary Covenants") (the Monetary Covenants and Non-Monetary Covenants being referred to collectively in this Guaranty as the "Covenants").

C. Guarantor is a Principal (as defined in the Franchise Agreement) of Franchisee, and as such anticipates benefit from the transactions contemplated under and evidenced by the Franchise Agreement and any other agreements related to the Franchise Agreement or the business franchised under the Franchise Agreement (the Franchise Agreement and such other agreements being referred to collectively in this Guaranty as the "Agreements"), and is therefore willing to execute this Guaranty.

D. HOA would not have entered into the Franchise Agreement without Guarantor's guaranties and agreements set forth in this Guaranty, which guaranties and agreements HOA has relied on to its detriment.

NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the Franchise Agreement and the mutual promises and commitments set forth therein, and in further consideration of Ten and No/100 United States Dollars ($10.00 USD) in-hand paid to Guarantor, and for other good and valuable consideration, the receipt and sufficiency of all of which Guarantor hereby acknowledges, Guarantor agrees as follows:

1. **Guaranty**.

1.1 Guarantor hereby guaranties the due and punctual payment and performance when due of all Monetary Covenants and the due and punctual performance when due of all Non-Monetary Covenants.

1.2 Guarantor agrees that, as to all Monetary Covenants, this Guaranty is a guaranty of payment and not of collection.

1.3 Guarantor agrees that the guaranties Guarantor is giving under this Guaranty: (i) are full, complete, continuing, absolute, unconditional, primary, and unlimited in amount; and (ii) specifically include amounts owed to HOA prior to the date Guarantor made this Guaranty, as well as amounts owed to HOA after the date Guarantor made this Guaranty.

1.4 Guarantor agrees that HOA may at any time, without impairing, releasing, or affecting in any way the obligations of Guarantor under this Guaranty, and without further notice to Guarantor, and without further consent by Guarantor:

1.4.1 Add to, delete from, or modify in any respect the Franchise Agreement and any other Agreements, even if such additions, deletions, or modifications increase Guarantor's liability under this Guaranty;

1.4.2 Add additional agreements to the Agreements, even if such additional agreements increase Guarantor's liability under this Guaranty;

1.4.3 Extend or waive any time for Franchisee's or any other person's or entity's performance of, or compliance with, any covenant, warranty, representation, agreement, or obligation to be performed or observed under the Agreements; or waive such performance or compliance; or consent to a failure of, or departure from, such performance or compliance; and

1.4.4 Release any person or other entity primarily or secondarily liable under the Franchise Agreement or other Agreements, or this Guaranty.

1.5 Guarantor hereby subordinates to the Covenants all obligations that Franchisee may owe to Guarantor; including without limitation those obligations Franchisee may owe to Guarantor under any covenant, warranty, representation, agreement, contract, note, guaranty, accommodation, claim, action, or right of action, and any other obligations of Franchisee to Guarantor, however and whenever created, arising, or evidenced, whether direct or indirect, absolute or contingent or otherwise, and whether now due or to become due.

2. **Joint and Several Guaranty**. If there is more than one Guarantor, all the terms, conditions, and obligations set forth in this Guaranty shall be joint and several.

3. **Payment and Performance**. If Franchisee fails to pay or perform any Monetary Covenant or fails to perform any Non-Monetary Covenant, HOA may proceed directly against Guarantor without first proceeding against or notifying Franchisee or any other guarantor. On notice from HOA that Franchisee has failed to pay or perform any Monetary Covenant or to perform any Non-Monetary Covenant: (i) Guarantor will pay all amounts owed under any Monetary Covenant so that HOA actually receives the amounts owed by the end of five (5) days after demand therefor; and (ii) subject to Clause (i) above, Guarantor will commence performing all other obligations to be performed immediately after HOA's demand for such performance and shall thereafter use Guarantor's best efforts to complete such performance to HOA's satisfaction.

4. **Waivers by Guarantor**. Guarantor hereby waives:

4.1 Notice of default arising out of or related to the Agreements whether such defaults are related to the Covenants or otherwise;

4.2 Notice of acceptance of this Guaranty, notice of settlement or compromise of differences, notice of suit, and notice of any arrangement or settlement made with Franchisee or any other guarantor, in or out of court;

4.3 All rights Guarantor now has or in the future may have to compel HOA to proceed against any other party before proceeding against, or as a condition of proceeding against, Guarantor; and

4.4 Any rights that may be conferred by Official Code of Georgia Annotated Sections 10-7-23, 10-7-24, and 13-1-11, or any similar provisions of the laws of any other jurisdiction.

5. **No Waiver By HOA**. No delay or failure by HOA in the exercise of any right, power, or remedy related to this Guaranty shall operate as a waiver thereof, and no single or partial exercise by HOA of any right, power, or remedy shall preclude any further exercise thereof or the exercise of any other right, power, or remedy.

6. **Notices**. All communications required or permitted to be given under this Guaranty shall be in writing and shall be deemed to have been duly given: (i) when received in person by the other party; (ii) three (3) business days after being sent by reputable commercial courier service for express delivery to the address provided under this Guaranty; or (iii) on the intended recipient's failure or refusal to accept delivery of any communication given pursuant to this Guaranty, which failure or refusal shall be deemed constructive delivery effective on the earlier of the date of such refusal or the times set forth in Clauses (i) and (ii) of this Section 6. UPS, Federal Express, and any successors thereto shall conclusively be deemed "reputable commercial courier services." For the purposes of this Guaranty:

6.1 The address of Guarantor is as set forth below his or her signature at the end of this Guaranty.

6.2 The address of HOA is set forth in the caption of this Guaranty. Guarantor shall direct any notice it delivers to HOA to the attention of HOA's General Counsel.

6.2.1 Guarantor shall deliver a simultaneous written copy of any notice to HOA to:

Richard E. Johnson, Esq.
The Johnson Franchise Law Firm, LLC
3440 Blue Springs Road NW
Suite 201
Kennesaw, Georgia, USA 30144

6.2.2 Delivery of the copy as set forth in Section 6.2.1 of this Guaranty: (i) shall not constitute notice; and (ii) shall be an express condition precedent to the validity of any notice Guarantor delivers to HOA.

6.3 Either party may designate another address at any time by delivering written notice to the other in the manner set forth in this Section 6.

7. **Heirs, Personal Representatives, Successors, and Assigns**. The provisions of this Guaranty shall bind Guarantor and Guarantor's estate, heirs, personal representatives, and assigns, and shall benefit HOA and HOA's successors and assigns. Guarantor shall not assign this Guaranty without HOA's prior written consent.

8. **Dispute Resolution**.

8.1 Governing Law. All matters arising out of or related to this Guaranty, including without limitation all matters arising out of or related to the making, existence, construction, enforcement, and sufficiency of performance of this Guaranty, shall be determined exclusively in accordance with, and governed exclusively by, the laws of the State of Georgia, USA applicable to agreements made and to be entirely performed within the State of Georgia, which laws shall prevail in the event of any conflict of laws.

8.2 Forum, Venue, and Jurisdiction. In the event of any dispute arising out of or related to this Guaranty, including without limitation any dispute arising out of or related to the making of this Guaranty, such dispute shall be resolved exclusively through litigation. The exclusive forum and venue for such litigation shall be a state or federal court in or for Cobb County, Georgia, USA having jurisdiction over the subject matter. Guarantor hereby irrevocably accepts and submits to, generally and unconditionally, the exclusive jurisdiction of any state or federal court in or for Cobb County, Georgia having jurisdiction over the subject matter, and hereby waives all defenses based on jurisdiction, venue, or forum non conveniens.

8.3 Waiver of Trial By Jury. Guarantor hereby waives trial by jury in any litigation arising out of or related to this Guaranty.

8.4 Costs and Attorneys' Fees. In the event of any dispute or litigation arising out of or related to this Guaranty, including without limitation any dispute or litigation arising out of or related to the making of this Guaranty, Guarantor shall pay HOA, on demand, HOA's costs, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of appeal, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after demand therefor. In the event of any default under this Guaranty, Guarantor shall pay HOA, on demand, HOA's costs arising out of or related to such default, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after demand therefor.

9. **Miscellaneous**.

9.1 Continuity; No Release. This Guaranty and the obligations of Guarantor shall remain in full force and effect after and notwithstanding: (i) the termination, expiration, or transfer of the Franchise Agreement or any of the other Agreements; (ii) the transfer of Guarantor's equity in Franchisee; (iii) the termination or expiration of Guarantor's relationship with Franchisee; (iv) the dissolution or termination of existence of Franchisee; (v) the termination of operation of Franchisee; (vi) the death of Guarantor; or (vii) any other event or occurrence, except as HOA may expressly agree in an enforceable bilateral written agreement duly executed by HOA's authorized officer and Guarantor and duly delivered to Guarantor.

9.2 Construe In Favor of Enforcement. In the event of any dispute, litigation, or like event or occurrence arising out of or related to Guarantor's obligations set forth in this Guaranty, or arising out of or related to the matters set forth in this Guaranty, Guarantor hereby directs any third party construing this Guaranty, including without limitation any court, mediator, master, or other party acting as trier of fact or law, to construe the provisions of this Guaranty broadly in favor of enforcement.

9.3 Merger; Entire Guaranty, Compliance. This Guaranty is a complete integration that sets forth the entire agreement between the parties, fully superseding any and all prior negotiations, agreements, representations, or understandings between HOA and Guarantor, whether oral or written, related to the subject matter of this Guaranty. Guarantor hereby expressly affirms that there are no oral or written agreements, "side-deals," arrangements, or understandings between HOA and Guarantor except as expressly set forth in this Guaranty. No course of dealing, whether occurring before or after the date Guarantor made this Guaranty, shall operate to amend, terminate, or waive any express written provision of this Guaranty. Notwithstanding anything set forth in this Section 9.3 to the contrary, if HOA or HOA's affiliates have received any other guaranties related to the Franchise Agreement or the other Agreements, from Guarantor or otherwise, such other guaranties shall remain in full force and effect notwithstanding this Guaranty, and such other guaranties shall be deemed a supplement to, and in addition to, this Guaranty.

9.4 Interpretation. The word "including" means "including without limiting the scope or generality" of any word or words related thereto, and the words "and" and "or" mean, and are used in the inclusive sense of, "and/or." References to agreements, documents, guaranties, and like agreements and instruments shall be deemed to refer as well to all schedules, exhibits, addenda, attachments, and amendments thereto.

9.5 Guarantor Is Not Beneficiary. Guarantor acknowledges and agrees that notwithstanding anything set forth in this Guaranty or any other agreement to the contrary: (i) all obligations HOA owes under the Franchise Agreement and any other agreements are owed to Franchisee alone, and not to Guarantor; (ii) Guarantor shall not be entitled to rely on, enforce, or obtain relief for breach of, any of HOA's obligations arising out of or related to the Franchise Agreement or any other agreement, whether directly, indirectly, by subrogation, as an intended third-party beneficiary, or otherwise; and (iii) Guarantor will not make or raise any claim, counterclaim, crossclaim, affirmative defense, or demand, that alleges, asserts, or otherwise raises any matter contrary to Clause (i) or Clause (ii) of this Section 9.5.

9.6 Partial Invalidity. If any provision of this Guaranty is declared invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it valid and enforceable; and if it cannot be so modified, then severed. The balance of this Guaranty shall remain in full force and effect, and Guarantor agrees that it, he, or she would have signed this Guaranty as so modified.

9.7 Effect of Recitals. The Recitals to this Guaranty shall be construed as a material and enforceable part of this Guaranty for all purposes, and shall in no event be considered prefatory language or mere surplusage.

9.8 Further Assurances. Guarantor covenants, warrants, represents, and agrees that Guarantor will perform such acts and execute and deliver such agreements or other documents to HOA as HOA may require to effect the intent of this Guaranty, and that Guarantor will not unduly delay or condition the performance of such acts or execution of such agreements or other documents.

9.9 Date. The date shown beneath Guarantor's signature is for reference purposes only. If Guarantor does not date this Guaranty, Guarantor hereby grants HOA the right to enter the Effective Date of the Franchise Agreement in the space for such date, and Guarantor agrees that Guarantor shall be deemed to have given HOA this Guaranty as of the Effective Date of the Franchise Agreement. Guarantor's omission of the date, and HOA's entry of the date described in this Section 9.9, shall not impair, release, or affect in any way Guarantor's covenants, warranties, representations, agreements, or obligations set forth in, arising out of, or related to this Guaranty.

I, AS GUARANTOR, ACKNOWLEDGE AND AGREE THAT I HAVE READ AND FULLY UNDERSTAND ALL OF THE TERMS OF THIS GUARANTY. I HAVE HAD A FULL AND FAIR OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY CHOOSING RELATED TO THIS GUARANTY AND I HAVE EITHER DONE SO OR HAVE KNOWINGLY, INTELLIGENTLY, AND VOLUNTARILY ELECTED NOT TO DO SO. I HAVE NOT RECEIVED, AND I AM NOT RELYING ON, ANY REPRESENTATION OR PROMISE BY HOA OR ANY PERSON ACTING ON HOA'S BEHALF ARISING OUT OF OR RELATED TO THIS GUARANTY, OTHER THAN THOSE THAT ARE EXPRESSLY SET FORTH IN THIS GUARANTY.

I, AS GUARANTOR, ACKNOWLEDGE, AGREE, AND REITERATE THAT, AS SET FORTH IN SECTION 1.3 OF THIS GUARANTY, THE GUARANTIES I AM GIVING UNDER THIS GUARANTY: (I) ARE FULL, COMPLETE, CONTINUING, ABSOLUTE, UNCONDITIONAL, PRIMARY, AND UNLIMITED IN AMOUNT; AND (II) SPECIFICALLY INCLUDE AMOUNTS OWED TO HOA PRIOR TO THE DATE I MADE THIS GUARANTY, AS WELL AS AMOUNTS OWED TO HOA AFTER THE DATE I MADE THIS GUARANTY.

I, AS GUARANTOR, ACKNOWLEDGE AND AGREE THAT I AM SIGNING THIS GUARANTY OF MY OWN FREE WILL AND VOLITION AND WITHOUT ANY DURESS OR COERCION.

IN WITNESS WHEREOF, intending to be legally bound by this Guaranty, I have duly executed and delivered this Guaranty as of the date set forth beneath my signature:

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EXHIBIT B

TO THE HOOTERS OF AMERICA, LLC INTERNATIONAL FRANCHISE AGREEMENT

CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into the ______ day of ______________, 20____ (the "Effective Date"), by and between HOOTERS OF AMERICA, LLC, a Georgia, USA limited liability company with its principal business address at 1815 The Exchange, Atlanta, Georgia, USA 30339 ("HOA"), and ______________________, a ______________ ______________ with its principal business address at ______________________________ (the "Franchisee").

RECITALS

A. HOA, as franchisor, and Franchisee, as franchisee, are entering into that certain Hooters® international franchise agreement between HOA and Franchisee contemporaneously with, and as a material part of the same transaction as, this Agreement (such franchise agreement, together with all schedules, exhibits, addenda, attachments, and amendments to it, being referred to collectively in this Agreement as the "Franchise Agreement").

B. HOA would not have entered into the Franchise Agreement without Franchisee's covenants, warranties, representations, agreements, and acknowledgments set forth in this Agreement, all of which HOA has relied on to its detriment.

NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the additional consideration acknowledged in this Agreement, and in further consideration of the mutual promises and commitments set forth in this Agreement, and in further consideration of the Franchise Agreement and the mutual promises and commitments set forth therein, and in further consideration of Ten and No/100 United States Dollars ($10.00 USD) in-hand paid to Franchisee, and for other good and valuable consideration, the receipt and sufficiency of all of which Franchisee hereby acknowledges, Franchisee agrees as follows:

1. **Definitions**. As used in this Agreement:

1.1 Specific Definitions.

1.1.1 Confidential Information. "Confidential Information" means any information that HOA discloses to Franchisee that HOA designates as confidential or that, by its nature, would reasonably be expected to be held in confidence or kept secret, whether such disclosure occurred prior to or after the Effective Date of this Agreement. Without limiting the definition of "Confidential Information," all the following shall be conclusively presumed to be Confidential Information whether or not HOA designates them as such: (i) all information that HOA has marked or designated as confidential; (ii) all Hooters System Manuals, together with all similar directives and documentation; (iii) HOA's training programs and the material contained in them; (iv) HOA's rules, guidelines, standards, specifications, plans, programs, procedures, and agreements, related to the development, opening, and operation of restaurants; (v) HOA's cost information; and (vi) all other information that HOA provides to Franchisee in confidence, except where such information is a Trade Secret.

1.1.2 Trade Secret. "Trade Secret" means information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who may obtain economic value from its disclosure or use, whether Franchisee obtained such information prior to or after the Effective Date of this Agreement. Without limiting the definition of "Trade Secret," all the following shall be conclusively presumed to be Trade Secrets whether or not HOA designates them as such: (i) the Hooters System's guest lists, and the

contact information of such guests, including without limitation guest lists and contact information compiled by Franchisee; (ii) HOA's food and beverage recipes, lists of ingredients, preparation instructions, and serving instructions; (iii) HOA's advertising, marketing, and public relations strategies; (iv) HOA's marketing analyses; (v) products and services that HOA proposes to introduce, but that it has not yet introduced; and (vi) HOA's expansion plans.

1.1.3 Obligors. "Obligors" shall mean: (i) Franchisee's Principals; (ii) Franchisee's Managers; (iii) Franchisee's other management personnel; (iv) any and all of Franchisee's other personnel, agents, or representatives having access to any of HOA's Confidential Information or Trade Secrets by or through Franchisee or as a result of Franchisee's relationship with HOA; and (v) other personnel in employment or similar capacities that HOA specifies.

1.2 Limitation. The terms "Confidential Information" and "Trade Secrets" do not include, regardless of the means of disclosure: (i) information generally known to the trade or the public at the time HOA discloses it to Franchisee; (ii) information that becomes known to the trade or the public after HOA discloses it to Franchisee, unless it becomes known due to Franchisee's breach of this Agreement; or (iii) information Franchisee can prove was known to Franchisee at the time HOA disclosed it to Franchisee. Notwithstanding the foregoing, Franchisee acknowledges and agrees that although some of the information contained in the Confidential Information and Trade Secrets may already be known by Franchisee or its personnel or be in the public domain, HOA has compiled such information in the Confidential Information and Trade Secrets at HOA's considerable effort and expense, and as a result such compilations shall be Confidential Information and Trade Secrets despite such knowledge of Franchisee or its personnel and despite the presence of such items in the public domain.

1.3 Other Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the same meanings as are ascribed to them in the Franchise Agreement.

2. **Ownership and Protection of Confidential Information and Trade Secrets**.

2.1 Ownership.

2.1.1 Franchisee acknowledges and agrees that HOA's Confidential Information and Trade Secrets are and shall remain HOA's sole and exclusive property.

2.1.2 Franchisee acknowledges and agrees that HOA's Confidential Information and Trade Secrets: (i) are expressly copyrighted by copyright notice and hence protected under the U.S. Copyright Act, or are unpublished works nonetheless protected under the U.S. Copyright Act; and (ii) include HOA's valuable confidential information and trade secrets.

2.1.3 Franchisee acknowledges and agrees that HOA has made substantial investment in the Confidential Information and Trade Secrets, which investment may be recouped only if HOA's rights set forth in the provisions of the Franchise Agreement governing the protection of HOA's intellectual property, HOA's rights set forth in this Agreement, HOA's rights set forth in Exhibit A to this Agreement, HOA's rights established by Law, and HOA's other rights arising out of or related to HOA's intellectual property, are honored.

2.2 Acknowledgments. Franchisee acknowledges and agrees that:

2.2.1 The Confidential Information and Trade Secrets are not, by definition, generally known in the trade; that they are beyond Franchisee's present skill and experience; and that for Franchisee

to develop such Confidential Information and Trade Secrets on its own would be expensive, time-consuming, and difficult;

2.2.2 The Confidential Information and Trade Secrets would, if disclosed to a third party or used by Franchisee in violation of this Agreement, provide the third party or Franchisee with an unfair competitive advantage, and that they would be economically valuable to the third party or Franchisee in the development of a competing business or otherwise;

2.2.3 The Confidential Information and Trade Secrets contain HOA's commercially valuable confidential information and trade secrets; and

2.2.4 Unauthorized disclosure or use of all or any part of HOA's Confidential Information or Trade Secrets would cause HOA great and irreparable harm for which there is no adequate remedy at law.

2.3 Protection. In recognition of, acknowledgment of, and agreement with, Section 1, Section 2.1, and Section 2.2 of this Agreement, Franchisee covenants, warrants, represents, and agrees that:

2.3.1 Franchisee will limit access to the Confidential Information and Trade Secrets to Obligors who have first duly executed and delivered the confidentiality agreement for individuals in the form attached to this Agreement as Exhibit A, and who have a legitimate business need to know of such Confidential Information and Trade Secrets in order to further the operation of the Franchised Business and Franchisee's Restaurant.

2.3.2 Neither Franchisee nor any Obligor will directly or indirectly use, copy, duplicate, record, or otherwise reproduce all or any part of the Confidential Information or Trade Secrets for any purpose not directly and materially related to complying with Franchisee's obligations under the Franchise Agreement.

2.3.3 If Franchisee is licensed to use any of HOA's proprietary computer programs, Franchisee will not, nor will Franchisee attempt to, translate, decompile, decode, modify, merge, or otherwise alter the object code of such programs.

2.3.4 Franchisee will not, during the term of the Franchise Agreement: (i) appropriate or use any Confidential Information or Trade Secret for any purpose not directly and materially related to complying with Franchisee's obligations under the Franchise Agreement; (ii) use any Confidential Information or Trade Secret at any place except the Franchised Business and Franchisee's Restaurant; (iii) disclose or reveal any portion of the Confidential Information or Trade Secrets to any person, other than to Obligors who have first duly executed and delivered the confidentiality agreement for individuals in the form attached to this Agreement as Exhibit A and who have a legitimate business need to know of such Confidential Information and Trade Secrets in order to further the operation of the Franchised Business and Franchisee's Restaurant; or (iv) otherwise disclose any Confidential Information or Trade Secret to any other person or entity except as HOA expressly authorizes.

2.3.5 Franchisee will not, for two (2) years after the expiration or termination of the Franchise Agreement for any reason: (i) appropriate or use any Confidential Information for any purpose; or (ii) disclose any Confidential Information to any other person or entity.

2.3.6 Franchisee will not, at any time after the expiration or termination of the Franchise Agreement for any reason: (i) appropriate or use any Trade Secret for any purpose; or (ii) disclose any Trade Secret to any other person or entity.

2.3.7 Franchisee will not store such Confidential Information or Trade Secrets in a computer retrieval or database or otherwise make such Confidential Information or Trade Secrets available to any third party, except as set forth in the Franchise Agreement, as set forth in this Agreement, or as HOA specifically authorizes.

2.3.8 Franchisee will at all times use Franchisee's best efforts to prevent unauthorized copying or disclosure of any Confidential Information or Trade Secrets.

2.3.9 Franchisee will use Franchisee's best efforts to collect all copies of the Confidential Information and Trade Secrets from each person or entity gaining access to them, at such time as such person or entity no longer has need to know of such Confidential Information or Trade Secrets. On termination or expiration of the Franchise Agreement, or earlier as HOA may request, Franchisee will return to HOA at Franchisee's expense or will destroy, as HOA may direct, any or all Confidential Information and Trade Secrets, all copies thereof, and all other tangible things containing information from or otherwise derived from such Confidential Information and Trade Secrets then in Franchisee's actual or constructive possession.

2.3.10 Franchisee will cause Obligors having access to any of HOA's Confidential Information or Trade Secrets by or through Franchisee or as a result of Franchisee's relationship with HOA to execute HOA's confidentiality agreement for individuals in the form attached to this Agreement as Exhibit A, and to comply with such Exhibit A. Franchisee will immediately notify HOA in writing of any default of Exhibit A by any Obligor required to execute Exhibit A. Franchisee will, on HOA's demand, commence such legal proceedings as may be required to compel the compliance of any Obligor with the covenants, warranties, representations, and agreements set forth in Exhibit A, and will prosecute such legal proceedings to their conclusion, at Franchisee's sole cost and expense. Franchisee will, on HOA's demand, tender such legal proceedings to HOA, and HOA may prosecute such legal proceedings at Franchisee's risk. If HOA demands such tender, any and all costs related to such tender, and any and all costs of such legal proceedings, including without limitation HOA's attorneys' fees and costs, and further including without limitation HOA's attorneys' fees and costs related to counterclaims, cross-claims, affirmative defenses, appeals, and collection of amounts owed, will be within the scope of Franchisee's indemnification obligations set forth in the Franchise Agreement and otherwise.

2.3.11 HOA may from time to time modify HOA's form of confidentiality agreement for individuals attached to this Agreement as Exhibit A. If HOA modifies Exhibit A, Franchisee will, on HOA's request: (i) cause the Obligors to duly execute, date, and deliver originals of such modified Exhibit A to Franchisee; and (ii) deliver to HOA such duly-executed and dated originals so that HOA actually receives such originals by the end of ten (10) days after HOA delivers such modified form to Franchisee for execution.

3. **Unfair Competition**. Franchisee acknowledges and agrees that, and hereby directs any third party construing this Agreement, including without limitation any court, mediator, master, or other party acting as a trier of fact or law, to conclusively presume that: (i) any breach by Franchisee of Section 2 of this Agreement constitutes a deceptive and unfair trade practice and unfair competition; and (ii) Section 1 and Section 2 of this Agreement are HOA's reasonable effort under the circumstances to maintain the confidentiality of HOA's Confidential Information and the secrecy of HOA's Trade Secrets.

4. **Works Made for Hire**. If Franchisee prepares derivative works from the Confidential Information or Trade Secrets, or if Franchisee causes such derivative works (for example, architectural and construction plans) to be prepared, such works shall be prepared as a work made for hire. If such works are prepared by an independent contractor, Franchisee shall cause them to be prepared under a written agreement stipulating that they are prepared as a work made for hire. Franchisee shall, without HOA's request, and without payment of any compensation therefor, assign the rights in and to any and all such works to HOA.

5. **Burden of Proof**. If a dispute arises as to whether particular information is Confidential Information or a Trade Secret, Franchisee shall bear the burden of proving that such information is outside the ambit of "Confidential Information" or "Trade Secrets" subject to this Agreement.

6. **Remedies**. If Franchisee defaults under this Agreement, or if any Obligor or other party required to execute the confidentiality agreement for individuals attached to this Agreement as Exhibit A defaults under such Exhibit A, or if any such default is threatened or appears to be imminent: (i) HOA shall be entitled to all remedies at law or in equity or otherwise for such default or threatened or imminent default; and (ii) HOA shall be entitled, in addition to any other remedies HOA may have at law or in equity or otherwise, to a preliminary and permanent injunction and a decree for specific performance of the terms of this Agreement or such Exhibit A without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

7. **Construction**.

7.1 Governing Law. All matters arising out of or related to this Agreement, including without limitation all matters arising out of or related to the making, existence, construction, enforcement, and sufficiency of performance of this Agreement, shall be determined exclusively in accordance with, and governed exclusively by, the laws of the State of Georgia, USA applicable to agreements made and to be entirely performed within the State of Georgia, which laws shall prevail in the event of any conflict of laws.

7.2. Forum, Venue, and Jurisdiction. In the event of any dispute arising out of or related to this Agreement, including without limitation any dispute arising out of or related to the making of this Agreement, such dispute shall be resolved exclusively through litigation. The exclusive forum and venue for such litigation shall be a state or federal court in or for Cobb County, Georgia, USA having jurisdiction over the subject matter. Franchisee hereby irrevocably accepts and submits to, generally and unconditionally, the exclusive jurisdiction of any state or federal court in or for Cobb County, Georgia, having jurisdiction over the subject matter, and hereby waives all defenses based on jurisdiction, venue, or forum non conveniens.

7.3 Waiver of Trial By Jury. HOA and Franchisee hereby waive trial by jury in any litigation arising out of or related to this Agreement.

7.4 Attorneys' Fees and Costs. In the event of any dispute or litigation arising out of or related to this Agreement, including without limitation any dispute or litigation arising out of or related to the making of this Agreement, Franchisee shall pay to HOA, on demand, HOA's costs, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of appeal, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after demand therefor. In the event of any default under this Agreement, Franchisee shall pay to HOA, on demand, HOA's costs arising out of or related to such default, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable

attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after demand therefor.

7.5 Construction. This Agreement shall be construed to maximize protection for: (i) HOA's legitimate business interests, including without limitation the interests of HOA's other franchisees; (ii) the confidentiality of HOA's Confidential Information and the secrecy of HOA's Trade Secrets; (iii) the integrity of the Hooters System; (iv) HOA's investment in the System; (v) the investment of HOA's other franchisees in their franchised businesses; and (vi) the goodwill associated with the System.

8. **Miscellaneous**.

8.1 Continuity; No Release. This Agreement and Franchisee's obligations set forth in this Agreement shall remain in full force and effect after and notwithstanding: (i) the termination, expiration, or transfer of the Franchise Agreement, whether such transfer is permitted or unpermitted; (ii) the transfer of Franchisee's interest in the Franchise Agreement, whether such transfer is permitted or unpermitted; (iii) the dissolution of existence or termination of operation of Franchisee; (iv) the termination of Franchisee's relationship with HOA; or (v) any other event or occurrence.

8.2 Construe In Favor of Enforcement. In the event of any dispute, litigation, or like event or occurrence arising out of or related to Franchisee's obligations set forth in this Agreement, or arising out of or related to the matters set forth in this Agreement, Franchisee hereby directs any third party construing this Agreement, including without limitation any court, mediator, master, or other party acting as trier of fact or law, to construe the provisions of this Agreement broadly in favor of enforcement.

8.3 Merger; Entire Agreement, Compliance. This Agreement, together with the Franchise Agreement, is a complete integration that sets forth the entire agreement between the parties, fully superseding any and all prior negotiations, agreements, representations, or understandings between HOA and Franchisee, whether oral or written, related to the subject matter of this Agreement and the Franchise Agreement. Franchisee hereby expressly affirms that there are no oral or written agreements, "side-deals," arrangements, or understandings between HOA and Franchisee except as expressly set forth in this Agreement and the Franchise Agreement. No course of dealing, whether occurring before or after the date HOA and Franchisee made this Agreement, shall operate to amend, terminate, or waive any express written provision of this Agreement. Notwithstanding anything set forth in this Section 8.3 to the contrary, if Franchisee has given HOA or any of HOA's affiliates any other agreements governing the protection of HOA's intellectual property, such other agreements shall remain in full force and effect notwithstanding this Agreement, and such other agreements shall be deemed a supplement to, and in addition to, this Agreement.

8.4 Interpretation. The word "including" means "including without limiting the scope or generality" of any word or words related thereto, and the words "and" and "or" mean, and are used in the inclusive sense of, "and/or." References to agreements, documents, guaranties, and like agreements and instruments shall be deemed to refer as well to all schedules, exhibits, addenda, attachments, and amendments thereto.

8.5 Partial Invalidity. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it valid and enforceable; and if it cannot be so modified, then severed. The balance of this Agreement shall remain in full force and effect, and Franchisee agrees that it would have signed this Agreement as so modified.

8.6 Effect of Recitals. The Recitals to this Agreement shall be construed as a material and enforceable part of this Agreement for all purposes, and shall in no event be considered prefatory language or mere surplusage.

8.7 Further Assurances. Franchisee covenants, warrants, represents, and agrees that it will perform such acts and execute and deliver such agreements or other documents to HOA as HOA may require to effect the intent of this Agreement, and that Franchisee will not unduly delay or condition the performance of such acts or execution of such agreements or other documents.

8.8 Successors and Assigns. This Agreement shall be binding on the parties hereto and on their respective predecessors, successors, heirs, and assigns.

8.9 Notices. The parties shall send any notice, consent, request, or similar material to the other in writing in the same manner as set forth in the Franchise Agreement for the delivery of notices.

IN WITNESS WHEREOF, the parties to this Agreement, intending to be legally bound by this Agreement, have duly executed and delivered this Agreement as of the Effective Date.

HOA:	**FRANCHISEE:**
HOOTERS OF AMERICA, LLC	
By: ______________________	By: ______________________
Terrance M. Marks	
Title: Chief Executive Officer	Title:

INDIVIDUAL CONFIDENTIALITY AGREEMENT

I, by my signature set forth below, agree to be bound by and to comply with this Confidentiality Agreement (the "Agreement").

A. I am an owner, employee, or independent contractor of ________________________ (the "Employer"). Employer is a franchisee of Hooters of America, LLC ("HOA"), under a Hooters® franchise agreement between HOA and Employer. The franchise agreement is a legally binding contract.

B. HOA owns a wide variety of confidential information and trade secrets. HOA is granting Employer access to its confidential information and trade secrets. HOA needs to secure the confidentiality of its confidential information and the secrecy of its trade secrets, so that HOA's legitimate interests, including the interests of HOA's other franchisees, and the integrity and goodwill of HOA and its affiliates, and the integrity of HOA's and such affiliates' various businesses, are protected.

C. HOA would not have entered into the franchise relationship with Employer unless Employer agreed to have its personnel in positions like mine sign this Agreement.

D. I acknowledge and agree that I will receive good and valuable consideration from my agreement to be bound by this Agreement and to comply with it, in that: (i) without this Agreement Employer would not employ me or place me in my position; or (ii) if I am already a part of Employer's organization in a position that requires me to sign this Agreement and agree to be bound by it, without this Agreement Employer would terminate my employment or remove me from my position.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of all of which I hereby acknowledge, I hereby covenant, warrant, represent, and agree as follows:

1. **Definitions**. In this Agreement:

1.1 "Confidential Information" means any information related to HOA that Employer or HOA discloses to me that Employer or HOA designates as confidential; or that, by its nature, they would reasonably expect me to hold in confidence or keep secret, whether such disclosure occurred prior to or after the date I made this Agreement. Without limiting the definition of "Confidential Information," I agree that all the following shall be conclusively presumed to be Confidential Information whether or not Employer or HOA designates them as such: (i) all information that Employer or HOA has marked or designated as confidential; (ii) all Hooters System Manuals, together with all similar directives and documentation; (iii) Employer's or HOA's training programs and the material contained in them; (iv) Employer's or HOA's rules, guidelines, standards, specifications, plans, programs, procedures, and agreements, related to the development, opening, and operation of restaurants; (v) Employer's or HOA's cost information; and (vi) all other information that Employer or HOA gives to me in confidence, except where such information is a Trade Secret.

1.2 "Trade Secret" means information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who may obtain economic value from its disclosure or use, whether I obtained such information prior to or after the date I made this Agreement. Without limiting the definition of "Trade Secret," I agree that all the following shall be conclusively presumed to be Trade Secrets whether or not Employer or HOA designates them as such: (i) all guest lists, and the contact information of such guests; (ii) all food and beverage recipes, lists of ingredients, preparation instructions, and serving instructions; (iii) HOA's advertising, marketing, and public relations strategies; (iv) HOA's marketing analyses;

(v) products and services that HOA proposes to introduce, but that HOA has not yet introduced; and (vi) HOA's expansion plans.

1.3 The terms "Confidential Information" and "Trade Secrets" do not include, regardless of the means of disclosure: (i) information generally known to the trade or the public at the time Employer or HOA discloses it to me; (ii) information that becomes known to the trade or the public after Employer or HOA discloses it to me, unless it becomes known due to my breach of this Agreement; or (iii) information I can prove was known to me at the time Employer or HOA disclosed it to me.

2. **Ownership and Protection of Confidential Information and Trade Secrets**.

2.1 Ownership.

2.1.1 I acknowledge and agree that the Confidential Information and Trade Secrets are and shall remain HOA's sole and exclusive property.

2.1.2 I acknowledge and agree that the Confidential Information and Trade Secrets: (i) are expressly copyrighted by copyright notice and hence protected under the U.S. Copyright Act, or they are unpublished works nonetheless protected under the U.S. Copyright Act; and (ii) include HOA's valuable confidential information and trade secrets.

2.1.3 I acknowledge and agree that HOA has made substantial investment in the Confidential Information and Trade Secrets, which investment may be recouped only if HOA's rights set forth in the provisions of the Franchise Agreement governing the protection of HOA's intellectual property, HOA's rights set forth in this Agreement, HOA's rights established by Law, and HOA's other rights arising out of or related to HOA's intellectual property, are honored.

2.2 Acknowledgments. I acknowledge and agree that the Confidential Information and Trade Secrets are not, by definition, generally known in the trade; that they are beyond my present skill and experience; and that for me to develop such Confidential Information and Trade Secrets on my own would be expensive, time-consuming, and difficult. I further acknowledge and agree that the Confidential Information and Trade Secrets would, if disclosed to a third party or used by me in violation of this Agreement, provide the third party or me with an unfair competitive advantage, and that they would be economically valuable to the third party or me in the development of a competing business or otherwise.

2.3 Protection. In recognition, acknowledgment, and agreement with Section 1, Section 2.1, and Section 2.2 of this Agreement, and in consideration of Employer's employment of me or Employer's placement or retention of me in my position, and in further consideration of the disclosure of the Confidential Information and Trade Secrets to me, I covenant, warrant, represent, and agree that:

2.3.1 I will not, during the term of my employment or placement with Employer: (i) appropriate or use any Confidential Information or Trade Secret for any purpose other than the operation of Employer's franchised business; (ii) use any Confidential Information or Trade Secret at any place except Employer's franchised business and restaurants developed, opened, and operated in connection with Employer's franchised business; (iii) disclose or reveal any portion of the Confidential Information or Trade Secrets to any person, other than to Employer's directors, officers, owners, management employees, and others who have a legitimate business need to know of them in order to further the operation of Employer's franchised business and restaurants; or (iv) disclose any Confidential Information or Trade Secret to any other person or entity except as Employer or HOA expressly authorizes.

2.3.2 I will not, for two (2) years after the termination or expiration of my employment or placement with Employer for any reason: (i) appropriate or use any Confidential Information for any purpose; or (ii) disclose any Confidential Information to any other person or entity.

2.3.3 I will not, at any time after the termination or expiration of my employment or placement with Employer for any reason: (i) appropriate or use any Trade Secret for any purpose; or (ii) disclose any Trade Secret to any other person or entity.

2.3.4 I will not copy, duplicate, record, or otherwise reproduce any of the Confidential Information or Trade Secrets, in whole or in part; store such Confidential Information or Trade Secrets in a computer database; or otherwise make such Confidential Information or Trade Secrets available to any third party, except as set forth in this Agreement or as HOA specifically authorizes.

2.3.5 I will at all times use my best efforts to prevent unauthorized copying or disclosure of any Confidential Information or Trade Secrets.

2.3.6 On termination or expiration of my employment or placement with Employer for any reason, or when I am no longer assigned to work with any Confidential Information or Trade Secrets, I will promptly surrender to Employer all copies of any Confidential Information or Trade Secrets and any copies, notes, memoranda, and like material concerning or derived from the Confidential Information or Trade Secrets.

2.3.7 HOA may from time to time modify the form of confidentiality agreement that HOA requires individuals like me to sign. If HOA modifies such form, I will, on Employer's or HOA's request, duly execute, date, and deliver originals of such modified confidentiality agreement to Employer or HOA so that Employer or HOA actually receives such originals by the end of ten (10) days after Employer's or HOA's request for them.

3. **Unfair Competition**. I acknowledge and agree that, and I hereby direct any third party construing this Agreement, including without limitation any court, mediator, master, or other party acting as a trier of fact or law to conclusively presume that: (i) any breach by me of Section 2 of this Agreement constitutes a deceptive and unfair trade practice and unfair competition; and (ii) Section 1 and Section 2 of this Agreement are HOA's reasonable effort under the circumstances to maintain the confidentiality of its Confidential Information and the secrecy of its Trade Secrets.

4. **Works Made for Hire**. If Employer directs me to create works derived from any Confidential Information or Trade Secrets, such works shall be deemed works made for hire and Employer shall own all copyrights in such works, subject to its obligations to assign such rights to HOA.

5. **Burden of Proof**. If a dispute arises as to whether particular information is Confidential Information or a Trade Secret, I agree that I will bear the burden of proving that such information is outside the ambit of "Confidential Information" or "Trade Secrets" subject to this Agreement.

6. **Remedies**. If I default under this Agreement, or if I threaten any default, or if any default appears to be imminent, I acknowledge and agree that: (i) Employer and HOA shall be entitled to all remedies at law or in equity or otherwise for such default or threatened or imminent default; and (ii) Employer and HOA shall be entitled, in addition to any other remedies Employer and HOA may have at law or in equity or otherwise, to a preliminary and permanent injunction and a decree for specific performance of the provisions of this Agreement without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

7. **Limitation**. I understand that this is not an employment agreement of any kind.

8. **Construction**.

8.1 Governing Law. All matters arising out of or related to this Agreement, including without limitation all matters arising out of or related to the making, existence, construction, enforcement, and sufficiency of performance of this Agreement, shall be determined exclusively in accordance with, and governed exclusively by, the laws of the State of Georgia, USA applicable to agreements made and to be entirely performed within the State of Georgia, which laws shall prevail in the event of any conflict of laws.

8.2. Forum, Venue, and Jurisdiction. In the event of any dispute arising out of or related to this Agreement, including without limitation any dispute arising out of or related to the making of this Agreement, such dispute shall be resolved exclusively through litigation. The exclusive forum and venue for such litigation shall be a state or federal court in or for Cobb County, Georgia, USA having jurisdiction over the subject matter. I hereby irrevocably accept and submit to, generally and unconditionally, the exclusive jurisdiction of any state or federal court in or for Cobb County, Georgia, having jurisdiction over the subject matter, and hereby waive all defenses based on jurisdiction, venue, or forum non conveniens.

8.3 Waiver of Trial By Jury. I hereby waive trial by jury in any litigation arising out of or related to this Agreement.

8.4 Attorneys' Fees and Costs. In the event of any dispute or litigation arising out of or related to this Agreement, including without limitation any dispute or litigation arising out of or related to the making of this Agreement, I will pay HOA, on demand, HOA's costs, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of appeal, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after HOA demands payment. In the event of any default under this Agreement, I will pay HOA, on demand, HOA's costs arising out of or related to such default, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after HOA demands payment.

9. **Miscellaneous**.

9.1 Continuity; No Release. This Agreement and my obligations under it shall remain in full force and effect after and notwithstanding: (i) the expiration or termination of my employment or other relationship with Employer; (ii) the expiration or termination of the relationship between HOA and Employer; (iii) the transfer of Employer's franchise or business; or (iv) any other event or occurrence.

9.2 Construe In Favor of Enforcement. In the event of any dispute, litigation, or like event or occurrence arising out of or related to my obligations set forth in this Agreement, or arising out of or related to the matters set forth in this Agreement, I hereby direct any third party construing this Agreement, including without limitation any court, mediator, master, or other party acting as trier of fact or law, to construe the provisions of this Agreement broadly in favor of enforcement.

9.3 Merger; Entire Agreement, Compliance. This Agreement sets forth the entire agreement between Employer and HOA on the one hand, and me on the other hand, fully superseding any and all prior negotiations, agreements, representations, or understandings, whether oral or written, related to the

subject matter of this Agreement. I hereby expressly affirm that there are no oral or written agreements, "side-deals," arrangements, or understandings between Employer or HOA on the one hand, and me on the other hand, related to the subject matter of this Agreement, except as expressly set forth in this Agreement. No course of dealing, whether occurring before or after the date I signed this Agreement, shall operate to amend, terminate, or waive any express written provision of this Agreement. Notwithstanding anything set forth in this Section 9.3 to the contrary, if I have signed, or if I sign in the future, any other agreements governing the protection of HOA's intellectual property, such other agreements shall remain in full force and effect notwithstanding this Agreement, and such other agreements shall be deemed a supplement to, and in addition to, this Agreement.

9.4 Interpretation. The word "including" means "including without limiting the scope or generality" of any word or words related thereto, and the words "and" and "or" mean, and are used in the inclusive sense of, "and/or." References to agreements, documents, guaranties, and like agreements and instruments shall be deemed to refer as well to all schedules, exhibits, addenda, attachments, and amendments thereto.

9.5 I Am Not a Beneficiary. I acknowledge and agree that notwithstanding anything set forth in this Agreement or any other agreement to the contrary: (i) all obligations HOA owes are owed to Employer only, and not to me; (ii) I shall not be entitled to rely on, enforce, or obtain relief for breach of, any of HOA's obligations arising out of or related to any agreement, whether directly, indirectly, by subrogation, as an intended third-party beneficiary, or otherwise; and (iii) I will not make or raise any claim, counterclaim, crossclaim, affirmative defense, or demand, that alleges, asserts, or otherwise raises any matter contrary to Clause (i) or Clause (ii) of this Section 9.5.

9.6 Partial Invalidity. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it valid and enforceable; and if it cannot be so modified, then severed. The balance of this Agreement shall remain in full force and effect, and I agree that I would have signed it as so modified.

9.7 Effect of Recitals. The Recitals to this Agreement shall be construed as a material and enforceable part of this Agreement for all purposes, and shall in no event be considered prefatory language or mere surplusage.

9.8 Further Assurances. I covenant, warrant, represent, and agree that I will perform such acts and execute and deliver such agreements or other documents to HOA as HOA may require to effect the intent of this Agreement, and that I will not unduly delay or condition the performance of such acts or execution of such agreements or other documents.

9.9 Successors and Assigns. This Agreement shall be binding on me and my personal representatives, successors, heirs, and assigns.

9.10 Notices. I acknowledge and agree that:

9.10.1 HOA may send any notice, demand, consent, request, document, or similar material to me in writing at the address set forth beneath my signature to this Agreement.

9.10.2 Any notice, demand, consent, request, document, or similar material shall be deemed to have been duly delivered: (i) when I receive the item; (ii) three (3) business days after being sent by reputable commercial courier service for express delivery to me at the address shown beneath my signature; or (iii) on my failure or refusal to accept delivery of the item, which failure or refusal shall be deemed constructive delivery effective on the earlier of the date of such refusal or the time set forth in

Clause (ii) of this Section 9.10.2. UPS, Federal Express, and any successors to them shall conclusively be deemed "reputable commercial courier services."

9.10.3 I may designate another address at any time by delivering written notice to HOA in the manner set forth in this Section 9.10.

9.11 Date. If I do not date this Agreement in the space provided for the date beneath my signature: (i) such failure by me shall have no effect on the effectiveness of this Agreement; (ii) this Agreement shall be deemed effective as of the date that Employer employs me or places me in a position that requires me to execute this Agreement, whichever is earlier; and (iii) HOA may, if it desires to do so, enter such date as HOA deems appropriate.

I ACKNOWLEDGE AND AGREE THAT I HAVE READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT. I HAVE HAD A FULL AND FAIR OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY CHOICE RELATED TO THIS AGREEMENT AND I HAVE EITHER DONE SO OR HAVE KNOWINGLY, INTELLIGENTLY, AND VOLUNTARILY ELECTED NOT TO DO SO. I HAVE NOT RECEIVED, AND I AM NOT RELYING ON, ANY REPRESENTATION OR PROMISE BY EMPLOYER OR HOA, OR ANY PERSON ACTING ON EMPLOYER'S OR HOA'S BEHALF, ARISING OUT OF OR RELATED TO THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

I ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT SPECIFICALLY APPLIES TO CONFIDENTIAL INFORMATION AND TRADE SECRETS THAT I RECEIVED BEFORE I MADE THIS AGREEMENT, AS WELL AS CONFIDENTIAL INFORMATION AND TRADE SECRETS THAT I RECEIVED AFTER I MADE THIS AGREEMENT.

I ACKNOWLEDGE AND AGREE THAT I AM SIGNING THIS AGREEMENT OF MY OWN FREE WILL AND VOLITION AND WITHOUT ANY DURESS OR COERCION.

IN WITNESS WHEREOF, intending to be legally bound by this Agreement, I have duly executed and delivered this Agreement as of the date set forth beneath my signature:

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EXHIBIT C

TO THE HOOTERS OF AMERICA, LLC
INTERNATIONAL FRANCHISE AGREEMENT

COVENANT NOT TO COMPETE

COVENANT NOT TO COMPETE

THIS COVENANT (the "Covenant") is made and entered into the ______ day of _______________, 20____ (the "Effective Date"), by and between HOOTERS OF AMERICA, LLC, a Georgia, USA limited liability company with its principal business address at 1815 The Exchange, Atlanta, Georgia, USA 30339 ("HOA"), and ____________________________, a ______________ with its principal business address at ____________________________________ (the "Franchisee").

RECITALS

A. HOA, as franchisor, and Franchisee, as franchisee, are entering into that certain Hooters® international franchise agreement between HOA and Franchisee contemporaneously with, and as a material part of the same transaction as, this Agreement (such franchise agreement, together with all schedules, exhibits, addenda, attachments, and amendments to it, being referred to collectively in this Covenant as the "Franchise Agreement").

B. HOA would not have entered into the Franchise Agreement without Franchisee's covenants, warranties, representations, agreements, and acknowledgments set forth in this Covenant, all of which HOA has relied on to its detriment.

NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the additional consideration acknowledged in this Covenant, and in further consideration of the mutual promises and commitments set forth in this Covenant, and in further consideration of the Franchise Agreement and the mutual promises and commitments set forth therein, and in further consideration of Ten and No/100 United States Dollars ($10.00 USD) in-hand paid to Franchisee, and for other good and valuable consideration, the receipt and sufficiency of all of which Franchisee hereby acknowledges, Franchisee agrees as follows:

1. **Definitions**. As used in this Covenant:

1.1 Specific Definitions.

1.1.1 Competing Activity. "Competing Activity" shall mean: (i) developing, opening, or operating any Competing Business; or (ii) authorizing, assisting, or inducing another to develop, open, or operate a Competing Business.

1.1.2 Competing Business. "Competing Business" shall mean a restaurant or bar concept that: (i) features female sex appeal; or (ii) focuses on the sale of chicken wings. Without limiting the generality of the foregoing, all of the following businesses shall conclusively be deemed to be Competing Businesses: (a) Tilted Kilt, Winghouse, Twin Peaks, Bikinis, and any other restaurant or bar concept that features female sex appeal; and (b) Buffalo Wild Wings, Buffalo's, and any other restaurant concept that focuses on the sale of chicken wings.

1.1.3 Covenanting Personnel. "Covenanting Personnel" shall mean Franchisee's: (i) Principals; (ii) Managers; (iii) directors, officers, and managers (if Franchisee is a corporation, limited liability company, or similar business entity); (iv) general partners and limited partners (including without limitation each holder of a direct or beneficial interest of ten percent (10%) or more in any corporation, limited liability company, or other business entity that controls, directly or indirectly, any general or limited partner); and (v) other personnel in employment or similar capacities HOA specifies.

1.2 Other Definitions. Capitalized terms used but not otherwise defined in this Covenant shall have the same meanings as are ascribed to them in the Franchise Agreement.

2. **Covenant Not to Compete.**

2.1 Restrictive Covenant. Franchisee covenants, warrants, represents, and agrees that it will comply with the following restrictions, all of which Franchisee acknowledges and agrees are reasonable and necessary to protect: (i) HOA's legitimate business interests, including without limitation the interests of HOA's other franchisees; (ii) the confidentiality of HOA's Confidential Information and the secrecy of HOA's Trade Secrets; (iii) the integrity of the Hooters System; (iv) HOA's investment in the System; (v) the investment of HOA's other franchisees in their franchised businesses; and (vi) the goodwill associated with the System:

2.1.1 In-Term Covenant Not to Compete. Franchisee covenants, warrants, represents, and agrees that it will not, during the term of the Franchise Agreement, individually or jointly with others, directly or indirectly, by, through, on behalf of, or in conjunction with, any other person or entity: (i) engage in a Competing Activity, other than under the Franchise Agreement or another agreement with HOA; (ii) act as a director, officer, shareholder, partner, member, employee, independent contractor, consultant, principal, agent, or proprietor, or participate or assist in the establishment or operation of, directly or indirectly, any business engaged in a Competing Activity, except that Franchisee may purchase or hold less than five percent (5%) of the shares of any publicly-traded business engaged in a Competing Activity; or (iii) divert or attempt to divert any business from the Hooters System, within: (a) any of Franchisee's Protected Territories or former Protected Territories; (b) any of Franchisee's Option Territories or former Option Territories; or (c) the protected territory or option territory of any other franchisee or affiliate of HOA.

2.1.2 Post-Term Covenant Not to Compete. Franchisee covenants, warrants, represents, and agrees that it will not, beginning at the expiration or termination of the Franchise Agreement and continuing for two (2) years thereafter or two (2) years after a court of competent jurisdiction enters an order enforcing this Section 2 of this Covenant, whichever occurs last, individually or jointly with others, directly or indirectly, by, through, on behalf of, or in conjunction with, any other person or entity, (i) engage in a Competing Activity, other than another business Franchisee operates pursuant to an agreement with HOA; (ii) act as a director, officer, shareholder, partner, member, employee, independent contractor, consultant, principal, agent, or proprietor, or participate or assist in the establishment or operation of, directly or indirectly, any business engaged in a Competing Activity, except that Franchisee may purchase or hold less than five percent (5%) of the shares of any publicly-traded business engaged in a Competing Activity; or (iii) divert or attempt to divert any business from the Franchised Business or the Hooters System, within: (a) any of Franchisee's Protected Territories or former Protected Territories; (b) any of Franchisee's Option Territories or former Option Territories; or (c) a protected territory or option territory of any other franchisee or affiliate of HOA.

2.2 Directives. In the event of any dispute related to this Section 2 of this Covenant, Franchisee hereby directs any third party construing this Covenant, including without limitation any court, mediator, master, or other party acting as trier of fact or law:

2.2.1 To conclusively presume that the restrictions set forth in this Section 2 of this Covenant are reasonable and necessary in order to protect: (i) HOA's legitimate business interests, including without limitation the interests of HOA's other franchisees; (ii) the confidentiality of HOA's Confidential Information and the secrecy of HOA's Trade Secrets; (iii) the integrity of the Hooters System; (iv) HOA's investment in the System; (v) the investment of HOA's other franchisees in their franchised businesses; and (vi) the goodwill associated with the System.

2.2.2 To conclusively presume that this Section 2 of this Covenant was made freely and voluntarily by Franchisee, as an independent business operator to which HOA delivered good and valuable consideration, in an arms-length commercial transaction between skilled and experienced business professionals.

2.2.3 To conclusively presume that the restrictions set forth in this Section 2 of this Covenant will not unduly burden Franchisee's ability to earn a livelihood.

2.2.4 To construe this Section 2 of this Covenant under Laws governing distribution contracts between commercial entities in an arms-length business transaction, and not under Laws governing contracts of employment.

2.2.5 To conclusively presume that any violation of any of the terms of this Section 2 of this Covenant: (i) was accompanied by the misappropriation and inevitable disclosure of HOA's confidential information, trade secrets, and other methods and procedures; and (ii) constitutes a deceptive and unfair trade practice and unfair competition.

3. **Enforcement**. Franchisee acknowledges and agrees that:

3.1 Each of the covenants set forth in Section 2 of this Covenant shall be construed as independent of any other covenant or provision of this Covenant. If all or any portion of a covenant set forth in Section 2 of this Covenant is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision in a proceeding to which HOA is a party, Franchisee will be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of Section 2.

3.2 HOA shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section 2 of this Covenant, or any portion thereof, without Franchisee's consent, effective immediately on HOA's delivery of written notice of such reduction to Franchisee; and Franchisee shall comply forthwith with any covenant as so modified.

3.3 The existence of any claims Franchisee may have against HOA, whether or not arising from this Covenant, shall not constitute a defense to HOA's enforcement of the covenants set forth in Section 2 of this Covenant.

3.4 Franchisee will cause all its Covenanting Personnel to execute the Individual Covenant Not to Compete attached as Exhibit A to this Covenant and to comply with such Individual Covenant Not to Compete. Franchisee will deliver a fully-executed, dated original of each Individual Covenant Not to Compete to HOA prior to and as a condition precedent to such individual coming within the scope of persons defined as "Covenanting Personnel." Franchisee will immediately notify HOA in writing of any default of any Individual Covenant Not to Compete or the obligations set forth in the Individual Covenant Not to Compete by any Covenanting Personnel required to execute such Individual Covenant Not to Compete. Franchisee will, on HOA's demand, commence such legal proceedings as may be required to compel the compliance of any Covenanting Personnel with such Individual Covenant Not to Compete, and will prosecute such legal proceedings to their conclusion. As between HOA and Franchisee, all such legal proceedings will be prosecuted Franchisee's sole cost and expense. Franchisee will, on HOA's demand, tender such legal proceedings to HOA, and HOA may prosecute such legal proceedings at Franchisee's risk. If HOA demands such tender, any and all costs related to such tender, and any and all costs of such legal proceedings, including without limitation HOA's attorneys' fees and costs, and further including without limitation HOA's attorneys' fees and costs related to counterclaims, cross-claims,

appeals, and collection of amounts owed, shall be within the scope of Franchisee's indemnification obligations set forth in Section XVIII. of the Franchise Agreement and otherwise.

3.5 HOA may from time to time modify the form of Individual Covenant Not to Compete. If HOA modifies the Individual Covenant Not to Compete, Franchisee will, on HOA's request: (i) cause the Covenanting Personnel to duly execute and date originals of such modified Individual Covenant Not to Compete; and (ii) deliver to HOA such duly-executed and dated originals so that HOA actually receives such originals by the end of ten (10) days after HOA delivers such originals to Franchisee for execution by the Covenanting Personnel.

4. **Injunctive Relief**. Franchisee acknowledges and agrees that any failure to comply with the requirements of Section XV. of the Franchise Agreement, this Covenant, or any Individual Covenant Not to Compete, will cause HOA irreparable harm for which HOA has no adequate remedy at law. Therefore, Franchisee agrees that HOA will have the right to injunctive relief, including without limitation a decree for specific performance, to compel Franchisee's compliance with Section XV. of the Franchise Agreement and this Covenant, and to compel the compliance of all Covenanting Personnel with all Individual Covenants Not to Compete, without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

5. **Dispute Resolution**.

5.1 Governing Law. All matters arising out of or related to this Covenant, including without limitation all matters arising out of or related to the making, existence, construction, enforcement, and sufficiency of performance of this Covenant, shall be determined exclusively in accordance with, and governed exclusively by, the laws of the State of Georgia, USA applicable to agreements made and to be entirely performed within the State of Georgia, which laws shall prevail in the event of any conflict of laws.

5.2 Forum, Venue, and Jurisdiction. In the event of any dispute arising out of or related to this Covenant, including without limitation any dispute arising out of or related to the making of this Covenant, such dispute shall be resolved exclusively through litigation. The exclusive forum and venue for such litigation shall be a state or federal court in or for Cobb County, Georgia, USA having jurisdiction over the subject matter. Franchisee hereby irrevocably accepts and submits to, generally and unconditionally, the exclusive jurisdiction of any state or federal court in or for Cobb County, Georgia having jurisdiction over the subject matter, and hereby waives all defenses based on jurisdiction, venue, or forum non conveniens.

5.3 Waiver of Trial By Jury. HOA and Franchisee hereby waive trial by jury in any litigation arising out of or related to this Covenant.

5.4 Attorneys' Fees and Costs. In the event of any dispute or litigation arising out of or related to this Covenant, including without limitation any dispute or litigation arising out of or related to the making of this Covenant, Franchisee shall pay to HOA, on demand, HOA's costs, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of appeal, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after demand therefor. In the event of any default under this Covenant, Franchisee shall pay to HOA, on demand, HOA's costs arising out of or related to such default, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after demand therefor.

5.5 Construction. This Covenant shall be construed to maximize protection for: (i) HOA's legitimate business interests, including without limitation the interests of HOA's other franchisees; (ii) the confidentiality of HOA's Confidential Information and the secrecy of HOA's Trade Secrets; (iii) the integrity of the Hooters System; (iv) HOA's investment in the System; (v) the investment of HOA's other franchisees in their franchised businesses; and (vi) the goodwill associated with the System.

6. **Miscellaneous**.

6.1 Continuity; No Release. This Covenant and Franchisee's obligations set forth in this Covenant shall remain in full force and effect after and notwithstanding: (i) the termination, expiration, or transfer of the Franchise Agreement, whether such transfer is permitted or unpermitted; (ii) the transfer of Franchisee's interest in the Franchise Agreement, whether such transfer is permitted or unpermitted; (iii) the dissolution of existence or termination of operation of Franchisee; (iv) the termination of Franchisee's relationship with HOA; or (v) any other event or occurrence.

6.2 Construe In Favor of Enforcement. In the event of any dispute, litigation, or like event or occurrence arising out of or related to Franchisee's obligations set forth in this Covenant, or arising out of or related to the matters set forth in this Covenant, Franchisee hereby directs any third party construing this Covenant, including without limitation any court, mediator, master, or other party acting as trier of fact or law, to construe the provisions of this Covenant broadly in favor of enforcement.

6.3 Merger; Entire Agreement, Compliance. This Covenant, together with the Franchise Agreement, is a complete integration that sets forth the entire agreement between the parties, fully superseding any and all prior negotiations, agreements, representations, or understandings between HOA and Franchisee, whether oral or written, related to the subject matter of this Covenant and the Franchise Agreement. Franchisee hereby expressly affirms that there are no oral or written agreements, "side-deals," arrangements, or understandings between HOA and Franchisee except as expressly set forth in this Covenant and the Franchise Agreement. No course of dealing, whether occurring before or after the Effective Date of this Covenant, shall operate to amend, terminate, or waive any express written provision of this Covenant. Notwithstanding anything set forth in this Section 6.3 to the contrary, if Franchisee has given HOA or any of HOA's affiliates any other agreements governing the protection of HOA's intellectual property, such other agreements shall remain in full force and effect notwithstanding this Covenant, and such other agreements shall be deemed a supplement to, and in addition to, this Covenant.

6.4 Interpretation. The word "including" means "including without limiting the scope or generality" of any word or words related thereto, and the words "and" and "or" mean, and are used in the inclusive sense of, "and/or." References to agreements, documents, guaranties, and like agreements and instruments shall be deemed to refer as well to all schedules, exhibits, addenda, attachments, and amendments thereto.

6.5 Partial Invalidity. If any provision of this Covenant is declared invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it valid and enforceable; and if it cannot be so modified, then severed. The balance of this Covenant shall remain in full force and effect, and Franchisee agrees that it would have signed this Covenant as so modified.

6.6 Effect of Recitals. The Recitals to this Covenant shall be construed as a material and enforceable part of this Covenant for all purposes, and shall in no event be considered prefatory language or mere surplusage.

6.7 Further Assurances. Franchisee covenants, warrants, represents, and agrees that it will perform such acts and execute and deliver such agreements or other documents to HOA as HOA may

require to effect the intent of this Covenant, and that Franchisee will not unduly delay or condition the performance of such acts or execution of such agreements or other documents.

6.8 Successors and Assigns. This Covenant shall be binding on the parties hereto and on their respective predecessors, successors, heirs, and assigns.

6.9 Notices. The parties shall send any notice, consent, request, or similar material to the other in writing in the same manner as set forth in the Franchise Agreement for the delivery of notices.

IN WITNESS WHEREOF, the parties to this Covenant, intending to be legally bound by this Covenant, have duly executed and delivered this Covenant as of the Effective Date.

HOA:	**FRANCHISEE:**
HOOTERS OF AMERICA, LLC	
By: ______________________________	By: ______________________________
Terrance M. Marks	
Title: Chief Executive Officer	Title:

INDIVIDUAL COVENANT NOT TO COMPETE

I, by my signature set forth below, agree to be bound by and to comply with this Covenant Not to Compete (the "Covenant").

A. I am an owner, employee, or independent contractor of ______________________ (the "Employer"). Employer is a franchisee of Hooters of America, LLC ("HOA") under a Hooters® franchise agreement between HOA and Employer. The franchise agreement is a legally binding contract.

B. HOA owns a wide variety of confidential information and trade secrets. HOA is granting Employer access to its confidential information, trade secrets, and other methods and procedures. HOA needs to secure the confidentiality of its confidential information, the secrecy of its trade secrets, and its other methods and procedures, so that HOA's legitimate interests, including the interests of HOA's other franchisees, the integrity and goodwill of HOA and its affiliates, and the integrity of HOA's and such affiliates' various businesses, are protected.

C. HOA would not have entered into the franchise relationship with Employer unless Employer agreed to have its personnel in employment positions like mine sign this Covenant, agree to be bound by it, and agree to comply with it.

D. I acknowledge and agree that I will receive good and valuable consideration from my agreement to be bound by this Covenant and to comply with it, in that: (i) without this Covenant Employer would not employ me or place me in my position; or (ii) if I am already a part of Employer's organization in a position that requires me to sign this Covenant and agree to be bound by it, without this Covenant Employer would terminate my employment or remove me from my position.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of all of which I hereby acknowledge, I hereby covenant, warrant, represent, and agree as follows:

1. **Definitions**. In this Covenant:

1.1 Competing Activity. "Competing Activity" will mean: (i) owning, maintaining, operating, engaging in, or having any interest in, any restaurant or bar concept that features female sex appeal or that focuses on the sale of chicken wings; (ii) acting as a director, officer, shareholder, partner, member, employee, independent contractor, consultant, principal, agent, or proprietor, or participating or assisting in the establishment or operation of, directly or indirectly, any restaurant or bar concept that features female sex appeal or that focuses on the sale of chicken wings; or (iii) diverting or attempting to divert any business from Employer's Franchised Business, from HOA, or from any other franchised businesses operating under the Hooters System.

1.1.1 Without limiting the generality of Section 1.1(i) of this Covenant, Tilted Kilt, Winghouse, Twin Peaks, Bikinis, and similar restaurant or bar concepts are concepts that feature female sex appeal.

1.1.2 Without limiting the generality of Section 1.1(i) of this Covenant, Buffalo Wild Wings, Buffalo's, and similar restaurant or bar concepts are concepts that focus on the sale of chicken wings.

1.2 Franchised Business. "Franchised Business" will mean the business that Employer operates under its franchise agreement with HOA.

1.3 System. "System" will mean businesses operating under the "Hooters" trademarks, trade names, service marks, logotypes, and other commercial symbols.

2. **Covenant Not to Compete**.

2.1 Restrictive Covenant. In consideration of Employer's employment of me, or in consideration of Employer's placement or retention of me in my position with Employer's organization, I covenant, warrant, represent, and agree that I will comply with the following restrictions, all of which I acknowledge and agree are reasonable and necessary to protect Employer's and HOA's legitimate interests:

2.1.1 Covenant Not to Compete During the Term of My Employment. I will not, during the term of my employment or other placement with Employer, individually or jointly with others, directly or indirectly, by, through, on behalf of, or in conjunction with, any person or entity: (i) own, maintain, operate, engage in, or have any interest in, any business engaged in a Competing Activity, other than my employment or placement with Employer, without HOA's prior written consent, except that I may passively own or hold less than five percent (5%) of the shares of any publicly-traded business engaged in a Competing Activity; (ii) act as a director, officer, employee, independent contractor, consultant, principal, agent, or proprietor, or otherwise participate or assist in the establishment or operation of, directly or indirectly, any business engaged in a Competing Activity; or (iii) divert or attempt to divert any business from Employer's Franchised Business, or from any other businesses operating under the Hooters System, within: (a) any of Employer's Protected Territories or former Protected Territories; (b) any of Employer's Option Territories or former Option Territories; or (c) the protected territory or option territory of any other franchisee or affiliate of HOA.

2.1.2 Covenant Not to Compete After the Term of My Employment. I will not, beginning with the date that Employer no longer employs me or the date that I no longer hold a position in Employer's organization, and continuing for two (2) years thereafter, or for two (2) years after a court of competent jurisdiction enters an order enforcing this Section 2 of this Covenant, whichever occurs last, individually or jointly with others, directly or indirectly, by, through, on behalf of, or in conjunction with, any person or entity: (i) own, maintain, operate, engage in, or have any interest in, any business engaged in a Competing Activity, without HOA's prior written consent, except that I may passively own or hold less than five percent (5%) of the shares of any publicly-traded business engaged in a Competing Activity; (ii) act as a director, officer, employee, independent contractor, consultant, principal, agent, or proprietor, or otherwise participate or assist in the establishment or operation of, directly or indirectly, any business engaged in a Competing Activity; or (iii) divert or attempt to divert any business from Employer's Franchised Business, from HOA, or from any other businesses operating under the Hooters System, within: (a) any of Employer's Protected Territories or former Protected Territories; (b) any of Employer's Option Territories or former Option Territories; or (c) the protected territory or option territory of any franchisee or affiliate of HOA.

2.2 Directives. If there is any dispute related to this Section 2 of this Covenant, I hereby direct any third party construing this Covenant, including without limitation any court, mediator, master, or other party acting as trier of fact or law:

2.2.1 To conclusively presume that the restrictions set forth in this Section 2 are reasonable and necessary in order to protect: (i) HOA's legitimate business interests, including without limitation the interests of HOA's other franchisees; (ii) the confidentiality of HOA's confidential information, the secrecy of HOA's trade secrets, and HOA's other methods and procedures; (iii) the integrity of the Hooters System; (iv) HOA's investment in the System; (v) the investment of HOA's other franchisees in their franchised businesses; and (vi) the goodwill associated with the System.

2.2.2 To conclusively presume that this Section 2 was made freely and voluntarily by me, as a skilled and experienced businessperson to whom Employer and HOA delivered good and valuable consideration.

2.2.3 To conclusively presume that the restrictions set forth in this Section 2 will not will not unduly burden my ability to earn a livelihood.

2.2.4 To conclusively presume that my violation of any of the provisions of this Section 2 of this Covenant: (i) was accompanied by the misappropriation and inevitable disclosure of HOA's confidential information, trade secrets, and other methods and procedures; and (ii) constitutes a deceptive and unfair trade practice and unfair competition.

2.2.5 To construe this Section 2 under laws governing distribution contracts between commercial entities in an arms-length business transaction, and not under laws governing contracts of employment.

3. **Enforcement**. I acknowledge and agree that:

3.1 Each of the covenants set forth in Section 2 of this Covenant shall be construed as independent of any other covenant or provision of this Covenant. If all or any portion of a covenant set forth in Section 2 of this Covenant is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision in a proceeding to which HOA is a party, I will be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of Section 2.

3.2 HOA shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section 2 of this Covenant, or any portion thereof, without my consent, effective immediately on delivery by HOA of written notice of such reduction to me; and I will immediately be bound by and comply with any covenant as so modified.

3.3 The existence of any claims I may have against Employer or HOA, whether or not they arise from this Covenant, shall not constitute a defense to the enforcement by Employer or HOA of the provisions of this Covenant.

4. **Injunctive Relief**. I agree that any failure to comply with the requirements of this Covenant will cause Employer and HOA irreparable harm for which they have no adequate remedy at law. Therefore, I agree that Employer and HOA will have the right to injunctive relief, including without limitation a decree for specific performance, to compel me to comply with this Covenant, without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

5. **Construction**.

5.1 Governing Law. All matters arising out of or related to this Covenant, including without limitation all matters arising out of or related to the making, existence, construction, enforcement, and sufficiency of performance of this Covenant, shall be determined exclusively in accordance with, and governed exclusively by, the laws of the State of Georgia, USA applicable to agreements made and to be entirely performed within the State of Georgia, which laws shall prevail in the event of any conflict of laws.

5.2 Forum, Venue, and Jurisdiction. In the event of any dispute arising out of or related to this Covenant, including without limitation any dispute arising out of or related to the making of this

Covenant, such dispute shall be resolved exclusively through litigation. The exclusive forum and venue for such litigation shall be a state or federal court in or for Cobb County, Georgia, USA having jurisdiction over the subject matter. I hereby irrevocably accept and submit to, generally and unconditionally, the exclusive jurisdiction of any state or federal court in or for Cobb County, Georgia having jurisdiction over the subject matter, and hereby waive all defenses based on jurisdiction, venue, or forum non conveniens.

5.3 Waiver of Trial By Jury. I hereby waive trial by jury in any litigation arising out of or related to this Covenant.

5.4 Attorneys' Fees and Costs. In the event of any dispute or litigation arising out of or related to this Covenant, including without limitation any dispute or litigation arising out of or related to the making of this Covenant, I will pay HOA, on demand, HOA's costs, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of appeal, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after HOA demands payment. In the event of any default under this Covenant, I will pay HOA, on demand, HOA's costs arising out of or related to such default, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after HOA demands payment.

6. **Miscellaneous**.

6.1 Continuity; No Release. This Covenant and my obligations under it shall remain in full force and effect after and notwithstanding: (i) the expiration or termination of my employment or other relationship with Employer; (ii) the expiration or termination of the relationship between HOA and Employer; (iii) the transfer of Employer's franchise or business; or (iv) any other event or occurrence.

6.2 Construe In Favor of Enforcement. In the event of any dispute, litigation, or like event or occurrence arising out of or related to my obligations set forth in this Covenant, or arising out of or related to the matters set forth in this Covenant, I hereby direct any third party construing this Covenant, including without limitation any court, mediator, master, or other party acting as trier of fact or law, to construe the provisions of this Covenant broadly in favor of enforcement.

6.3 Merger; Entire Agreement, Compliance. This Covenant sets forth the entire agreement between Employer and HOA on the one hand, and me on the other hand, fully superseding any and all prior negotiations, agreements, representations, or understandings, whether oral or written, related to the subject matter of this Covenant. I hereby expressly affirm that there are no oral or written agreements, "side-deals," arrangements, or understandings between Employer or HOA on the one hand, and me on the other hand, except as expressly set forth in this Covenant. No course of dealing, whether occurring before or after the date I signed this Covenant, shall operate to amend, terminate, or waive any express written provision of this Covenant. Notwithstanding anything set forth in this Section 6.3 to the contrary, if I have signed, or if I sign in the future, any other agreements governing the protection of Employer's or HOA's intellectual property, such other agreements shall remain in full force and effect notwithstanding this Covenant, and such other agreements shall be deemed a supplement to, and in addition to, this Covenant.

6.4 Interpretation. The word "including" means "including without limiting the scope or generality" of any word or words related thereto, and the words "and" and "or" mean, and are used in the inclusive sense of, "and/or." References to agreements, documents, guaranties, and like agreements and

instruments shall be deemed to refer as well to all schedules, exhibits, addenda, attachments, and amendments thereto.

6.5 I Am Not a Beneficiary. I acknowledge and agree that notwithstanding anything set forth in this Covenant or any other agreement to the contrary: (i) all obligations HOA owes are owed to Employer only, and not to me; (ii) I shall not be entitled to rely on, enforce, or obtain relief for breach of, any of HOA's obligations arising out of or related to any agreement, whether directly, indirectly, by subrogation, as an intended third-party beneficiary, or otherwise; and (iii) I will not make or raise any claim, counterclaim, crossclaim, affirmative defense, or demand, that alleges, asserts, or otherwise raises, any matter contrary to Clause (i) or Clause (ii) of this Section 6.5.

6.6 Partial Invalidity. If any provision of this Covenant is declared invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it valid and enforceable; and if it cannot be so modified, then severed. The balance of this Covenant shall remain in full force and effect, and I agree that I would have signed it as so modified.

6.7 Effect of Recitals. The Recitals to this Covenant shall be construed as a material and enforceable part of this Covenant for all purposes, and shall in no event be considered prefatory language or mere surplusage.

6.8 Further Assurances. I covenant, warrant, represent, and agree that I will perform such acts and execute and deliver such agreements or other documents to HOA as HOA may require to effect the intent of this Covenant, and that I will not unduly delay or condition the performance of such acts or execution of such agreements or other documents.

6.9 Successors and Assigns. This Covenant shall be binding on me and my personal representatives, successors, heirs, and assigns.

6.10 Notices. I acknowledge and agree that:

6.10.1 HOA may send any notice, demand, consent, request, document, or similar material to me in writing at the address set forth beneath my signature to this Covenant.

6.10.2 Any notice, demand, consent, request, document, or similar material shall be deemed to have been duly delivered: (i) when I receive the item; (ii) one (1) business day after being sent by reputable commercial courier service for express delivery to me at the address shown beneath my signature; or (iii) on my failure or refusal to accept delivery of the item, which failure or refusal shall be deemed constructive delivery effective on the earlier of the date of such refusal or the time set forth in Clause (ii) of this Section 6.10.2. UPS, Federal Express, and any successors to them shall conclusively be deemed "reputable commercial courier services."

6.10.3 I may designate another address at any time by delivering written notice in the manner set forth in this Section 6.10, to:

Hooters of America, LLC
1815 The Exchange
Atlanta, Georgia 30339
Attn.: General Counsel

6.11 Date. If I do not date this Covenant in the space provided for the date beneath my signature: (i) such failure by me shall have no effect on the effectiveness of this Covenant; (ii) this

Covenant shall be deemed effective as of the date that Employer employs me or places me in a position that requires me to execute this Covenant, whichever is earlier; and (iii) HOA may, if it desires to do so, enter such date as HOA deems appropriate.

I ACKNOWLEDGE AND AGREE THAT I HAVE READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS COVENANT. I HAVE HAD A FULL AND FAIR OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY CHOICE RELATED TO THIS COVENANT AND I HAVE EITHER DONE SO OR HAVE KNOWINGLY, INTELLIGENTLY, AND VOLUNTARILY ELECTED NOT TO DO SO. I HAVE NOT RECEIVED, AND I AM NOT RELYING ON, ANY REPRESENTATION OR PROMISE BY EMPLOYER OR HOA, OR ANY PERSON ACTING ON EMPLOYER'S OR HOA'S BEHALF, ARISING OUT OF OR RELATED TO THIS COVENANT, EXCEPT AS EXPRESSLY SET FORTH IN THIS COVENANT.

I ACKNOWLEDGE AND AGREE THAT: (I) BEFORE I SIGNED THIS COVENANT, EMPLOYER PROVIDED ME WITH FULL, COMPLETE, AND ACCURATE DESCRIPTIONS OF EMPLOYER'S PROTECTED TERRITORIES, FORMER PROTECTED TERRITORIES, OPTION TERRITORIES, AND FORMER OPTION TERRITORIES; (II) BEFORE I SIGNED THIS COVENANT, EMPLOYER AND HOA GAVE ME A FULL AND FAIR OPPORTUNITY TO OBTAIN FULL, COMPLETE, AND ACCURATE DESCRIPTIONS OF THE PROTECTED TERRITORIES AND OPTION TERRITORIES OF FRANCHISEES OR AFFILIATES OF HOA, AND I EITHER OBTAINED SUCH DESCRIPTIONS OR I KNOWINGLY, INTELLIGENTLY, AND VOLUNTARILY ELECTED NOT TO OBTAIN THEM; AND (III) I AM SOLELY AND EXCLUSIVELY RESPONSIBLE FOR ASCERTAINING THE SCOPE OF EMPLOYER'S PROTECTED TERRITORIES, FORMER PROTECTED TERRITORIES, OPTION TERRITORIES, AND FORMER OPTION TERRITORIES; AND THE PROTECTED TERRITORIES AND OPTION TERRITORIES OF OTHER FRANCHISEES OR AFFILIATES OF HOA.

I FURTHER ACKNOWLEDGE AND AGREE THAT I AM SIGNING THIS COVENANT OF MY OWN FREE WILL AND VOLITION AND WITHOUT ANY DURESS OR COERCION.

IN WITNESS WHEREOF, agreeing to be legally bound hereby, I have duly executed and delivered this Covenant as of the date set forth below.

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EXHIBIT D

TO THE HOOTERS OF AMERICA, LLC INTERNATIONAL FRANCHISE AGREEMENT

OPTION ADDENDUM

OPTION ADDENDUM

THIS OPTION ADDENDUM (the "Option Addendum") is made and entered into the ______ day of ______________, 20____ (the "Effective Date"), by and between HOOTERS OF AMERICA, LLC, a Georgia, USA limited liability company with its principal business address at 1815 The Exchange, Atlanta, Georgia, USA 30339 (hereinafter "HOA"), and __________________________, a ______________ ______________ with its principal business address at ______________________ ____________________ (the "Franchisee").

RECITALS

A. HOA is the franchisor and Franchisee is the franchisee under that certain Hooters® international franchise agreement between HOA and Franchisee of even date with this Option Addendum (such franchise agreement, together with all schedules, exhibits, addenda, attachments, and amendments to it, being referred to collectively in this Option Addendum as the "Franchise Agreement").

B. HOA and Franchisee mutually desire to enter into this Option Addendum, to grant Franchisee the right to develop, open, and operate the additional Hooters Restaurants (the "Additional Restaurants") set forth in the table contained in Section 4 of this Option Addendum (the "Development Schedule").

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and commitments set forth in this Option Addendum, and in further consideration of the Franchise Agreement and the mutual promises and commitments set forth therein, and for other good and valuable consideration, the receipt and sufficiency of all of which the parties hereby acknowledge, the parties to this Option Addendum hereby agree as follows:

1. **Grant of Option Rights**. HOA hereby grants to Franchisee, and Franchisee hereby accepts, the exclusive option to develop, open, and operate the Additional Restaurants set forth in the Development Schedule within the territory set forth on Exhibit A to this Option Addendum (the "Option Territory"), as set forth in, and subject to, the Franchise Agreement and this Option Addendum (such grant of rights being referred to collectively as the "Option").

2. **Option Fee**. Franchisee will pay HOA the sum of Fifteen Thousand and No/100 United States Dollars ($15,000 USD) (the "Option Fee") for each Additional Restaurant set forth in the Development Schedule, contemporaneously with Franchisee's delivery of this Option Addendum, executed by Franchisee, to HOA. All Option Fees that Franchisee is obligated to pay HOA under this Option Addendum shall be deemed fully earned and nonrefundable on HOA's execution of this Option Addendum, in consideration of HOA's grant of the rights set forth in this Option Addendum, HOA's costs and expenses related to this Option Addendum, HOA's lost opportunities to enfranchise others or to develop company-owned Restaurants in the Option Territory, and other consideration.

3. **Option Franchise Fee**. Franchisee will pay HOA an initial option franchise fee in the amount of Seventy-Five Thousand and No/100 United States Dollars ($75,000 USD) (the "Option Franchise Fee") for each Option that Franchisee exercises pursuant to this Option Addendum, contemporaneously with Franchisee's exercise of such Option, as set forth in Section 6.1 of this Option Addendum.

4. **Time Periods**. The Option to develop, open, and operate each Additional Restaurant shown in the Development Schedule, to the extent granted by this Option Addendum, may be exercised by Franchisee only within the following time periods, and provided Franchisee opens each such Additional Restaurant on or before the applicable Restaurant Opening Date set forth in such Development Schedule:

Development Schedule		
Additional Restaurant No.	Latest Exercise Date (On or Before)	Restaurant Opening Date (On or Before)
1		
2		
3		
4		
5		

Nothing contained in this Section 4 shall extend the rights HOA granted to Franchisee in Section 1 of this Option Addendum, or grant or create additional rights.

5. **Option Territory**. The site of any Additional Restaurant as to which Franchisee exercises an Option must be within the Option Territory.

6. **Exercise of Option**.

6.1 To exercise an Option under this Option Addendum, Franchisee must, prior to the expiration of the applicable Latest Exercise Date set forth in the Development Schedule, deliver to HOA: (i) written notice of the exercise the Option related to such Latest Exercise Date; and (ii) the Option Franchise Fee set forth in Section 3 of this Option Addendum.

6.2 If Franchisee fails to exercise any Option by the end of the Latest Exercise Date set forth in the Development Schedule, or if Franchisee fails to open any Additional Restaurant by the Restaurant Opening Date set forth in the Development Schedule, or if Franchisee fails to perform any other act set forth in Section 6.1 of this Option Addendum by the date required: (i) such failure shall be conclusively deemed to be an election by Franchisee not to exercise any of its remaining Option rights set forth in this Option Addendum; (ii) all of Franchisee's rights set forth in this Option Addendum shall expire automatically and without further notice; and (iii) HOA shall have the right to retain all Option Fees and Option Franchise Fees paid.

6.3 Provided Franchisee exercises an Option in the manner described in Section 6.1 of this Option Addendum, and on HOA's approval of the proposed site in accordance with Section 8 of this Option Addendum, HOA will deliver to Franchisee an addendum to the Franchise Agreement designating such proposed site as an Approved Location, as defined in the Franchise Agreement, in the form attached to this Option Addendum as Exhibit B or in HOA's then-current form (the "Addendum"), which Addendum Franchisee shall execute and deliver to HOA so that HOA actually receives it by the end of ten (10) business days after Franchisee receives such Addendum from HOA. On the parties' execution and delivery of the Addendum, HOA and Franchisee shall be bound by all of the terms, conditions, requirements, and duties set forth in the Franchise Agreement as to such Approved Location.

7. **Conditions Precedent to Exercise of Option**.

7.1 Franchisee's right to exercise an Option to develop, open, and operate an Additional Restaurant pursuant to this Option Addendum shall be subject to Franchisee's satisfaction of the following conditions precedent:

7.1.1 At the time Franchisee desires to exercise any such Option, Franchisee must not be in default of any provision of the Franchise Agreement or any other agreement to which HOA or any of its affiliates on the one hand, and Franchisee or any of its affiliates on the other, are parties; and

7.1.2 Franchisee and all of its affiliates must have substantially complied with all the terms and conditions of the Franchise Agreement and any other agreement to which HOA or any of its affiliates on the one hand, and Franchisee or any of its affiliates on the other, are parties, during the terms of such agreements.

7.2 If the Franchise Agreement is terminated or expires, the grant of rights set forth in this Option Addendum shall automatically terminate or expire simultaneously with such termination or expiration of the Franchise Agreement, and HOA shall have the right to retain all Option Fees and Option Franchise Fees paid.

8. **Site Selection**.

8.1 Franchisee will submit for evaluation by HOA site approval request documents for each proposed site for a Hooters Restaurant. HOA will review the site approval request documents and conduct such other investigations of the proposed site as it determines necessary to properly evaluate such proposed site, which investigation may include an evaluation of the financial terms of the acquisition or rental of the proposed site. Approval of any proposed site shall be at HOA's sole discretion. HOA will notify Franchisee promptly of the acceptance, acceptance with contingencies or conditions, or rejection of a proposed site. HOA's notice of acceptance of any site will be accompanied by an Addendum, as provided in Section 6.3 of this Option Addendum. HOA's notice of rejection of any site will set forth HOA's reasons for any such rejection. HOA will pay all reasonable travel expenses that HOA's agents or employees may incur (the "Costs") in connection with the inspection of Franchisee's first proposed site for each Additional Restaurant, and Franchisee shall pay all Costs for inspection of additional, alternative, or subsequent sites Franchisee proposes, so that HOA actually receives such payment by thirty (30) days after HOA delivers written request for payment of such Costs to Franchisee.

8.2 Franchisee acknowledges that no proposed site shall be approved except by written acceptance signed by an officer of HOA authorized to approve and accept a proposed site, and that no other representations, approvals, or acceptances, whether oral or written, shall be of any effect.

8.3 FRANCHISEE ACKNOWLEDGES THAT HOA'S APPROVAL OF A PROPOSED SITE IS HOA'S AGREEMENT THAT SUCH PROPOSED SITE SATISFIES HOA'S MINIMUM SITE SELECTION CRITERIA ONLY, AND THAT SUCH APPROVAL DOES NOT CONSTITUTE ANY REPRESENTATION, WARRANTY, OR GUARANTY BY HOA THAT SUCH SITE WILL BE A SUCCESSFUL LOCATION FOR A HOOTERS RESTAURANT.

8.4 HOA reserves the right to revoke any site acceptance within ninety (90) days after the date thereof if: (i) a Hooters Restaurant is not under construction at the site in accordance with a fully-executed Addendum for such site, as provided in this Option Addendum; or (ii) Franchisee does not execute and deliver such Addendum to HOA as set forth in this Option Addendum.

9. **Construction Plans and Site Acquisition**.

9.1 Property Acquisition. On receipt of HOA's written acceptance of a proposed site, Franchisee shall immediately take the necessary steps to acquire the site by purchase, lease, or sublease, and to otherwise obtain the rights to develop, open, and operate a Hooters Restaurant on the site.

9.2 Site Plan Approval. On HOA's approval of a site requiring the construction of new improvements, HOA will, on Franchisee's written request, provide Franchisee with a set of plans for a Hooters Restaurant that has already been constructed. Franchisee shall engage a licensed architect or engineer to conform the plans to all applicable codes and requirements, and to local site conditions, prior to submission of such plans to HOA. Franchisee shall submit to HOA a site plan for HOA's approval. Such site plan must be reviewed and approved by HOA in writing prior to commencement of construction. Rejection of any site plan shall be at HOA's sole discretion, and HOA will notify Franchisee in writing of any rejection of the site plan, setting forth HOA's reasons for such rejection. If alterations of any kind are required to be made to the site plan other than alterations necessary to conform the site plan to applicable codes and requirements or to adapt the site plan to site topography or soil conditions, as approved by HOA, or to any of HOA's construction plans, specifications, or layouts, for any reason, HOA must approve such alterations in writing before any work is begun on the site. Franchisee shall reimburse HOA for all HOA's costs for any site plan or alteration of standard construction plans, specifications, and layouts, including without limitation costs incurred for soil tests, engineering and architectural fees, and fees required to comply with any applicable codes and requirements.

9.3 Renovation Plan Approval. If Franchisee is renovating an existing building, HOA must approve all plans and specifications, including a site plan, in writing, prior to commencement of any such renovation. Rejection of any plans and specifications shall be at HOA's sole discretion, and HOA will notify Franchisee in writing of such rejection and will set forth the reasons for rejection. HOA will, on Franchisee's written request, provide Franchisee with HOA's standard floor plan specifications and examples of such floor plan specifications; provided, however, Franchisee, at Franchisee's expense, shall provide final working drawings, which HOA must review and approve in writing prior to commencement of construction.

9.4 Notification of Construction Commencement. As soon as Franchisee has received HOA's written approval of a site plan and construction plans, has acquired the right to use the site, has obtained all permits and governmental approvals, and has otherwise obtained all rights required to develop, open, and operate the Hooters Restaurant on the site, Franchisee shall notify HOA of such facts in writing, which writing shall be delivered in the manner set forth in the provisions of the Franchise Agreement that govern delivery of notices.

10. **Conditions of Construction**. Prior to the commencement of construction or renovation of any Additional Restaurant, Franchisee must satisfy the following conditions precedent:

10.1 Franchisee must have obtained an Addendum to the Franchise Agreement, fully executed by both Franchisee and HOA, as specified in Section 6 of this Option Addendum, for the site;

10.2 HOA must have approved the site, and any contingencies or conditions to which such approval is subject must have been met, as specified in Section 8 of this Option Addendum;

10.3 HOA must have approved Franchisee's site plan and all proposed construction plans, specifications, and layouts, as specified in Section 9 of this Option Addendum; and

10.4 Franchisee must have obtained the right to use the site, obtained all necessary permits and governmental approvals, and otherwise obtained all rights required to develop, open, and operate the Additional Restaurant, as specified in Section 11 of this Option Addendum.

11. **Commencement of Construction**.

11.1 Construction. On receipt from HOA of the executed Addendum for an Additional Restaurant, Franchisee shall commence and complete construction of or renovation for a Hooters Restaurant at the Approved Location in accordance with the terms of the Franchise Agreement and this Option Addendum.

11.2 Deviation from Approved Plan. Franchisee shall not deviate from the approved site plan, construction plans, or specifications, in any manner in the construction or renovation of the Hooters Restaurant without HOA's prior written approval. If at any time HOA determines that Franchisee has not constructed or renovated the Hooters Restaurant in accordance with the plans and specifications HOA approved, HOA shall, in addition to all other remedies, have the right to obtain an injunction from a court of competent jurisdiction against the continued construction, opening, or operation of the Hooters Restaurant. Franchisee shall pay all legal fees and expenses HOA incurs in connection with any such litigation, including such fees and expenses related to an action for injunctive relief as contemplated hereby, on demand by HOA.

12. **No New Franchise Conveyed**. Franchisee is a franchisee of HOA. The exercise of an Option hereunder: (i) shall not be deemed to be the sale of a franchise; (ii) shall not be deemed to be the grant of new franchise rights; and (iii) shall be deemed to be the addition to the existing Franchise Agreement of the Additional Restaurant that relates to such Option, which addition shall become effective at the time HOA and Franchisee have executed and delivered an Addendum with respect to the Approved Location.

13. **Transfer of Interest**. If the Franchise Agreement is transferred to a third party pursuant to the Franchise Agreement, this Option Addendum shall also be transferred to such transferee.

14. **Waiver and Delay**. No waiver or delay in enforcement of any term, covenant, or condition of this Option Addendum shall be construed as a waiver of any breach or a waiver of the right to enforce any term, covenant, or condition of this Option Addendum. HOA's acceptance of any payment from Franchisee shall not be, and shall not be construed to be, a waiver of any breach of any term, covenant, or condition of the Franchise Agreement or this Option Addendum.

15. **Entire Agreement**. This Option Addendum, together with the Franchise Agreement, constitutes a complete integration that sets forth the entire agreement between HOA and Franchisee related to the subject matter of this Option Addendum, and supersedes all prior negotiations, understandings, representations, and agreements, if any, related to the subject matter of this Option Addendum. Franchisee acknowledges that Franchisee is entering into this Option Addendum as a result of its own independent investigation of the business and not as a result of any representations by HOA.

16. **Amendment**. This Option Addendum may not be amended orally, but may be amended only by a written instrument signed by the parties. Franchisee expressly acknowledges that no oral promises or declarations were made to it and that the obligations of HOA are confined exclusively to the terms herein. Franchisee understands and assumes the business risks inherent in this enterprise.

17. **Applicable Law; Dispute Resolution**. In the event of any dispute arising out of or related to this Option Addendum, including without limitation any dispute rising out of or related to the making, enforcement, or sufficiency of performance of this Option Addendum, such dispute shall be subject to, and governed by, Section XXIV. of the Franchise Agreement.

18. **Notices**. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered in the manner set forth in the provisions of the Franchise Agreement that govern delivery of notices.

19 **Miscellaneous; Construction and Interpretation**.

19.1 Time is of the essence to the exercise of all of Franchisee's rights, and to the performance of all of Franchisee's obligations, arising out of or related to this Option Addendum.

19.2 Capitalized terms used but not otherwise defined in this Option Addendum shall have the same meanings as are ascribed to them in the Franchise Agreement.

20. **Submission of Option Addendum**. Submission of this Option Addendum to Franchisee does not constitute an offer to enter into a contract. This Option Addendum shall not be binding on HOA until it has been signed by an officer of HOA authorized to execute contracts and has been delivered to Franchisee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Option Addendum as of the Effective Date.

HOA:	**FRANCHISEE:**
HOOTERS OF AMERICA, LLC	
By: __________________________	By: __________________________
Terrance M. Marks	
Title: Chief Executive Officer	Title:

EXHIBIT A
TO THE OPTION ADDENDUM

OPTION TERRITORY

Franchisee's Option Territory shall be all that area within:

as the borders of such Option Territory are configured as of the date of this Option.

HOA and Franchisee specifically agree that such Option Territory is granted to Franchisee on an exclusive basis so long as Franchisee: (i) is in compliance with the Development Schedule; and (ii) is not in default of any provision of the Franchise Agreement or this Option Addendum.

At such time as Franchisee opens each Additional Restaurant specified in the Development Schedule set forth in Section 4 of this Option Addendum, the Franchise Agreement with respect to such Restaurant, which Franchise Agreement grants Franchisee an exclusive eight (8) kilometer radius around each such Restaurant location, shall control, and the Option Territory as to such Restaurant will expire automatically and without further notice.

At such time as Franchisee or any Operating Company develops the last Additional Restaurant shown in the Development Schedule, or on the expiration or termination of Franchisee's rights set forth in the Option Addendum, all parts of the Option Territory that are not within the Protected Territory of any of Franchisee's Restaurants shall revert automatically and without further notice to HOA.

Accepted and agreed to as of the Effective Date of this Option Addendum.

HOA:	**FRANCHISEE:**
HOOTERS OF AMERICA, LLC	
By: ______________________	By: ______________________
Terrance M. Marks	
Title: Chief Executive Officer	Title:

EXHIBIT B
TO THE OPTION ADDENDUM

APPROVED LOCATION

Address: ______________________________
____
____
____
____

Date of Approval: __________________, 20___

HOA:

HOOTERS OF AMERICA, LLC

By: ______________________________
Terrance M. Marks
Title: Chief Executive Officer

FRANCHISEE:

By: ______________________________

Title:

EXHIBIT E

TO THE HOOTERS OF AMERICA, LLC INTERNATIONAL FRANCHISE AGREEMENT

LIST OF FRANCHISEE'S PRINCIPALS

LIST OF FRANCHISEE'S PRINCIPALS

The full legal name and address of each of Franchisee's Principals, and the percentage of equity in Franchisee each such Principal owns or holds, are as follows:

______________________________	______________________________
Full Name	Full Name
Street Address:	Street Address:
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
Pct. of Equity Owned or Held: __________%	Pct. of Equity Owned or Held: __________%
______________________________	______________________________
Full Name	Full Name
Street Address:	Street Address:
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
Pct. of Equity Owned or Held: __________%	Pct. of Equity Owned or Held: __________%
______________________________	______________________________
Full Name	Full Name
Street Address:	Street Address:
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
Pct. of Equity Owned or Held: __________%	Pct. of Equity Owned or Held: __________%

[LIST CONTINUES ON FOLLOWING PAGE;
SIGNATURES CONTAINED ON FOLLOWING PAGE]

_______________________________	_______________________________
Full Name	Full Name
Street Address:	Street Address:
_______________________________	_______________________________
_______________________________	_______________________________
_______________________________	_______________________________
_______________________________	_______________________________
Pct. of Equity Owned or Held: __________%	Pct. of Equity Owned or Held: __________%

Franchisee hereby certifies that the information set forth on this List is true and correct.

FRANCHISEE:

By: _______________________________

Title:

EXHIBIT F

TO THE HOOTERS OF AMERICA, LLC
INTERNATIONAL FRANCHISE AGREEMENT

INTERNET WEB SITES AND LISTINGS AGREEMENT

INTERNET WEB SITES AND LISTINGS AGREEMENT

THIS INTERNET WEB SITES AND LISTINGS AGREEMENT (the "Agreement") is made and entered into the ________ day of ________________, 20____ (the "Effective Date"), by and between HOOTERS OF AMERICA, LLC, a Georgia, USA limited liability company with its principal business address at 1815 The Exchange, Atlanta, Georgia, USA 30339 (hereinafter "HOA"), and ____________ ______________________________, a ______________ _______________ with its principal business address at ______________________________________ (hereinafter the "Franchisee").

RECITALS

A. Franchisee desires to enter into that certain Hooters® international franchise agreement between HOA, as franchisor, and Franchisee, as franchisee, of even date with this Agreement (the "Franchise Agreement").

B. HOA would not enter into the Franchise Agreement without Franchisee's agreement to enter into, comply with, and be bound by, all the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and commitments set forth in this Agreement, and in further consideration of the Franchise Agreement and the mutual promises and commitments set forth therein, and for other good and valuable consideration, the receipt and sufficiency of all of which the parties hereby acknowledge, the parties hereby agree as follows:

1. **Definitions**.

1.1. "Termination" of the Franchise Agreement shall include, but shall not be limited to, the voluntary termination, involuntary termination, or natural expiration of the Franchise Agreement.

1.2 Capitalized terms used but not otherwise defined in this Agreement shall have the same meanings as are ascribed to them in the Franchise Agreement.

2. **Transfer; Appointment**.

2.1 Interest in Internet Web Sites and Listings. Franchisee has, or may acquire during the Term of the Franchise Agreement, certain right, title, and interest in and to certain domain names, hypertext markup language ("html"), uniform resource locator ("url") addresses, and access to corresponding Internet web sites, and the right to hyperlink to certain web sites and listings on various Internet search engines and other social networking media, business networking media, and marketing media sites, applications, and platforms, all as modified and expanded from time to time as technology progresses and otherwise (collectively, the "Internet Web Sites and Listings") related to the Franchised Business or the Proprietary Marks (all of which right, title, and interest is referred to in this Agreement as Franchisee's "Interest").

2.2 Transfer. On Termination of the Franchise Agreement:

2.2.1 Franchise shall immediately and without request therefor provide HOA with a full and complete written list and description of any and all Internet Web Sites and Listings; and

2.2.2 If HOA directs Franchisee to do so, Franchisee shall immediately direct all Internet Service Providers, domain name registries, Internet search engines, and other listing agencies

(collectively, the "Internet Companies") with which Franchisee has Internet Web Sites and Listings: (i) to transfer all Franchisee's Interest in such Internet Web Sites and Listings to HOA; and (ii) to execute such documents and take such actions as may be necessary to effectuate such transfer. In the event HOA does not desire to accept any or all of such Internet Web Sites and Listings, Franchisee shall immediately direct the Internet Companies to terminate such Internet Web Sites and Listings or shall take such other actions with respect to the Internet Web Sites and Listings as HOA may direct.

2.3 Appointment; Power of Attorney. Franchisee hereby constitutes and appoints HOA and any officer or agent of HOA, for HOA's benefit under the Franchise Agreement and this Agreement or otherwise, with full power of substitution, as Franchisee's true and lawful attorney-in-fact with full power and authority in Franchisee's place and stead, and in Franchisee's name or the name of any affiliated person or affiliated company of Franchisee, on Termination of the Franchise Agreement, to take any and all appropriate action and to execute and deliver any and all documents that may be necessary or desirable to accomplish the purposes of this Internet Listing Agreement. Franchisee further agrees that this appointment constitutes a power coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Franchisee hereby grants to HOA the power and right to do the following:

2.3.1 Direct the Internet Companies to transfer all or any part of Franchisee's Interest in and to the Internet Web Sites and Listings to HOA or any third party HOA designates;

2.3.2 Direct the Internet Companies to terminate all or any part of the Internet Web Sites and Listings; and

2.3.3 Execute the Internet Companies' standard assignment forms or other documents in order to effect such transfer or termination of Franchisee's Interest.

2.4 Certification of Termination. Franchisee hereby directs the Internet Companies that they shall accept, as conclusive proof of Termination of the Franchise Agreement, HOA's written statement, signed by an officer or agent of HOA, that the Franchise Agreement has Terminated.

2.5 Cessation of Obligations. After the Internet Companies have duly transferred all Franchisee's Interest in such Internet Web Sites and Listings to HOA, or after the Internet Companies have duly terminated Franchisee's Interest in such Internet Web Sites and Listings, as between Franchisee and HOA, Franchisee will have no further Interest in, or obligations under, such Internet Web Sites and Listings. Notwithstanding the foregoing, Franchisee shall remain liable to each and all of the Internet Companies for the sums Franchisee is obligated to pay such Internet Companies for obligations Franchisee incurred before the date HOA duly accepted the transfer of such Interest, or for any other obligations not subject to the Franchise Agreement or this Agreement.

3. **Miscellaneous**.

3.1 Release. Franchisee hereby releases, remises, acquits, and forever discharges each and all of the Internet Companies and each and all of their parent corporations, subsidiaries, affiliates, directors, officers, shareholders, partners, members, employees, agents, and attorneys, and the predecessors, successors, heirs, and assigns of any and all of them, from and against any and all obligations, debts, claims, demands, rights, actions, causes of action, loss, losses, damage, damages, expenses, costs, liability, and liabilities of any nature or kind, contingent or fixed, known or unknown, at law or in equity or otherwise, arising out of, asserted in, assertable in, or in any way related to, this Agreement and the matters set forth in this Agreement.

3.2 Indemnification. Except as otherwise set forth in this Agreement, Franchisee is solely responsible for any and all costs and expenses related to Franchisee's performance, Franchisee's nonperformance, and HOA's enforcement of this Agreement, which costs and expenses Franchisee shall pay to HOA in full, without defense or setoff, on demand. Franchisee agrees that Franchisee shall indemnify, defend, and hold harmless HOA and its officers, members, employees, agents, and attorneys, and its affiliates and each and all of such affiliates' directors, officers, shareholders, partners, members, employees, agents, and attorneys, and the predecessors, successors, heirs, and assigns of any and all of them, from and against, and shall reimburse HOA and any and all of them for, any and all obligations, debts, claims, demands, rights, actions, causes of action, loss, losses, damage, damages, expenses, costs, liability, and liabilities of any nature or kind, arising out of or related to, this Agreement and the matters set forth in this Agreement.

3.3 No Duty. The powers conferred on HOA under this Agreement are solely to protect HOA's interests and shall not impose on HOA any duty to exercise any such powers. In no event shall HOA be obligated to accept the transfer of any or all of Franchisee's Interest in any or all such Internet Web Sites and Listings.

3.4 Further Assurances. Franchisee agrees that at any time after the date of this Agreement, Franchisee shall perform such acts and execute and deliver such documents as may be necessary to effect the intent of this Agreement or to assist in or accomplish the purposes of this Agreement.

3.5 Successors, Assigns, and Affiliates. All HOA's rights and powers, and all Franchisee's obligations, under this Agreement shall be binding on Franchisee's successors, assigns, and affiliated persons or entities as if they had duly executed this Agreement.

3.6 Guaranty. Franchisee's payment and performance obligations under this Agreement shall be within the scope of the Guaranty that Franchisee's Principals executed in connection with the Franchise Agreement.

3.7 Survival. This Agreement shall survive the Termination of the Franchise Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

HOA:	**FRANCHISEE:**
HOOTERS OF AMERICA, LLC	
By: ______________________________	By: ______________________________
Terrance M. Marks	
Title: Chief Executive Officer	Title:

EXHIBIT G

TO THE HOOTERS OF AMERICA, LLC
INTERNATIONAL FRANCHISE AGREEMENT

STATUS OF PROPRIETARY MARKS IN FRANCHISEE'S JURISDICTION

STATUS OF PROPRIETARY MARKS IN FRANCHISEE'S JURISDICTION

The status of the Proprietary Marks in Franchisee's jurisdiction is as follows:

MARKS	SERVICES/GOODS CLASS	DATE FILED	SERIAL NUMBER	REGISTRATION NUMBER

EXHIBIT H

TO THE HOOTERS OF AMERICA, LLC INTERNATIONAL FRANCHISE AGREEMENT

FORM OF RELEASE

PRELIMINARY NOTE

This Exhibit H contains parts of sample agreements. These parts include two types of provisions: (i) the Caption, Recitals, and Consideration Clause; and (ii) the Release.

The Caption, Recitals, and Consideration Clause are included in this Exhibit H to provide definitions and to show context. The Release (Sections 1 through 4) contains the release, estoppel, covenant not to sue, and indemnification provisions, together with the related provisions, described in Sections II.B.6, XII.B.5.c, and XII.C.2.a of the Franchise Agreement.

Except for Sections 1 through 4, the actual agreements Franchisee would sign in connection with Sections II.B.6, XII.B.5.c, or XII.C.2.a would contain additional provisions, and substantially different provisions, than the provisions set forth in this Exhibit H. Sections 1 through 4 would be modified as reasonably necessary and included in the applicable agreement.

[NAME OF AGREEMENT]

THIS [NAME OF AGREEMENT] (the "Agreement") is made and entered into the ______ day of ______________, 20____ (the "Effective Date"), by and among HOOTERS OF AMERICA, LLC, a Georgia, USA limited liability company ("HOA"); _________________________, a _____________ _____________ (the "Franchisee"); [and] _____________________________, an individual citizen of ______________, and ____________________, an individual citizen of _______________ (such individuals being referred to collectively in this Agreement as the "Principals") [; and ____________________________, a ____________________ _______________ ("Transferor"), and ____________________________, a ____________________ _______________ ("Transferee")].

RECITALS

A. HOA, as franchisor, and Franchisee, as franchisee, are parties to that certain Hooters® international franchise agreement dated ____________________, 20____ (such franchise agreement, together with all schedules, exhibits, addenda, attachments, and amendments to it, being referred to collectively in this Agreement as the "Franchise Agreement"), related to the Hooters franchise of Franchisee as described in such Franchise Agreement (the "Franchise").

[FOR USE WHERE FRANCHISEE IS RENEWING THE FRANCHISE]

B. The Initial Term of the Franchise will expire at the end of _________________, 20____, and Franchisee desires to renew the Franchise.

C. Franchisee and Principals are required to execute this Agreement in order to fulfill those certain pre-existing legal obligations of Franchisee and Principals set forth in Section II.B.6. of the Franchise Agreement.

D. HOA is agreeable to such renewal, subject to, conditioned on, and in reliance on, compliance by Franchisee and Principals with Section II.B.6. of the Franchise Agreement.

E. Principals own and hold substantially all of the equity in Franchisee, derive substantial revenue from the Franchised Business, and anticipate substantial benefit from the renewal of the

Franchise, and hence from this Agreement, without which Agreement HOA would not agree to renew the Franchise.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and commitments set forth in this Agreement, and in further consideration of the Franchise Agreement, the Renewal Franchise Agreement, and the mutual promises and commitments set forth therein, and in further consideration of the sum of Ten and No/100 United States Dollars ($10.00 USD) in-hand paid to Franchisee and each Principal, and for other good and valuable consideration, the receipt and sufficiency of all of which the parties hereby acknowledge, the parties to this Agreement hereby agree as follows:

[FOR USE WHERE FRANCHISEE OR PRINCIPAL IS TRANSFERRING AN INTEREST]

B. [Franchisee] [Principal] desires to Transfer an Interest to Transferee.

C. Execution of this Agreement by Franchisee, Principals, Transferor, and Transferee is required in order to fulfill those certain pre-existing legal obligations of Franchisee, Principals, Transferor, and Transferee set forth in Section XII.B.5.c. of the Franchise Agreement.

D. HOA is agreeable to such Transfer, subject to, conditioned on, and in reliance on, compliance by Franchisee, Principals, Transferor, and Transferee with Section XII.B.5.c. of the Franchise Agreement.

E. Principals own and hold substantially all of the equity in Franchisee, derive substantial revenue from the Franchised Business, and anticipate substantial benefit from the Transfer, and hence from this Agreement, without which Agreement HOA would not consent to such Transfer.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and commitments set forth in this Agreement, and in further consideration of the Franchise Agreement and the Transfer, and in further consideration of the sum of Ten and No/100 United States Dollars ($10.00 USD) in-hand paid to Franchisee, each Principal, Transferor, and Transferee, and for other good and valuable consideration, the receipt and sufficiency of all of which the parties hereby acknowledge, the parties to this Agreement hereby agree as follows:

[RELEASE: FOR USE IN ALL SITUATIONS]

1. **Release; Estoppel; Covenant Not to Sue; Indemnification**.

1.1 Release. Franchisee, for itself and its affiliates, and for its and such affiliates' directors, officers, shareholders, partners, members, employees, agents, and attorneys, together with Principals, [Transferor, and Transferee,] and further together with and for the predecessors, successors, heirs, and assigns of any and all of the foregoing (collectively, the "Releasing Parties"), hereby release, remise, acquit, and forever discharge HOA and its officers, members, employees, agents, and attorneys, and HOA's affiliates and each and all of such affiliates' directors, officers, shareholders, partners, members, employees, agents, and attorneys, and the predecessors, successors, heirs, and assigns of any and all of them (collectively, the "Parties Released"), from and against any and all obligations, debts, claims, demands, rights, actions, causes of action, loss, losses, damage, damages, expenses, costs, liability, and liabilities of any nature or kind, contingent or fixed, known or unknown, at law or in equity or otherwise, that arise out of or are related to, or that may hereafter arise out of or relate to, for any matter prior to the Effective Date of this Agreement: (i) the Franchise Agreement; (ii) any and all other Hooters franchise agreements between HOA and any of the Releasing Parties; (iii) any and all Hooters restaurants owned, opened, operated, or closed by Franchisee or any of the other Releasing Parties; (iv) [other matters as

HOA deems appropriate]; and (v) the business relationship between any or all of the Parties Released on the one hand, and any or all of the Releasing Parties on the other hand; including, without limitation, the Hooters franchise offering, the Hooters franchise offering documents, the offer and sale of the Hooters franchise, and the registration, non-registration, exemption from registration, or non-exemption from registration of the Hooters franchise and the Hooters franchise offering.

1.1.2 [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby covenant, warrant, represent, and agree that neither they nor any of them have assigned or transferred any of the obligations, debts, claims, demands, rights, actions, causes of action, loss, losses, damage, damages, expenses, costs, liability, or liabilities described in this Section 1.1 of this Agreement to any third party.

1.1.3 If any Releasing Party raises or asserts any claim, obligation, demand, right, action, or cause of action described in this Section 1.1 of this Agreement, or alleges any debt, loss, losses, damage, damages, expense, cost, liability, or liabilities described in this Section 1.1 of this Agreement, this Section 1.1 shall be a complete and conclusive defense thereto.

1.2 Estoppel.

1.2.1 [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby acknowledge and agree that:

1.2.1.1 Neither the Parties Released nor any of them, at any time prior to the Effective Date of this Agreement, committed any default of the Franchise Agreement or any other agreement or document related to the Franchised Business, which other documents include, without limitation, the [Uniform Franchise Offering Circular] [Franchise Disclosure Document] that HOA delivered to Franchisee, as prospective franchisee, which delivery was due and proper in every respect;

1.2.1.2 Neither the Parties Released nor any of them, at any time prior to the Effective Date of this Agreement, committed any violation of any constitution, statute, rule, regulation, ordinance, case law, or any other law; including, without limitation, the FTC Franchise Rule, [jurisdiction's franchise Laws or other relevant Laws], or otherwise, arising out of or related to the Franchised Business, the Hooters franchise offering, the Hooters franchise offering documents, the offer and sale of the Hooters franchise, and the registration, non-registration, exemption from registration, or non-exemption from registration of the Hooters franchise and the Hooters franchise offering; and

1.2.1.3 Neither the Parties Released, nor any of them, owes the Releasing Parties, or any of them, any obligation, debt, claim, demand, right, action, cause of action, loss, losses, damage, damages, expense, cost, liability, or liabilities of any nature or kind, contingent or fixed, known or unknown, at law or in equity or otherwise, that arises out of or is related to, or that may hereafter arise out of or relate to, any matter that is within the scope of the Release set forth in Section 1.1 of this Agreement.

1.2.2 If any Releasing Party raises or asserts any obligation, claim, demand, right, action, or cause of action described in Section 1.1 or this Section 1.2 of this Agreement, or alleges any debt, loss, losses, damage, damages, expense, cost, liability, or liabilities described in Section 1.1 or this Section 1.2 of this Agreement, this Section 1.2 shall be a complete and conclusive defense thereto.

1.3 Covenant Not to Sue. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby covenant, warrant, represent, and agree that neither they nor any of them will: (i) make or raise any claim, counterclaim, crossclaim,

affirmative defense, or demand; (ii) commence, or cause or permit to be commenced; (iii) prosecute, or cause or permit to be prosecuted; or (iv) assist or cooperate in the commencement or prosecution of, any suit or action at law or in equity or otherwise, any arbitration or like proceeding, or any administrative or agency proceeding, against or related to the Parties Released, or any of them, for any matter arising out of or related to, or that may hereafter arise out of or relate to: (a) the Release set forth in Section 1.1 of this Agreement; (b) any matter that is within the ambit of such Release; (c) the Estoppel set forth in Section 1.2 of this Agreement; or (d) any matter that is within the ambit of such Estoppel.

1.4 Indemnification. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby covenant, warrant, represent, and agree that they and the other Releasing Parties: (i) will indemnify the Parties Released for, and will hold harmless the Parties Released from, any breach of Sections 1.1, 1.2, or 1.3 of this Agreement; and (ii) will pay the amount of all losses and expenses arising out of or related to any breach of Sections 1.1, 1.2, or 1.3 of this Agreement so that the Party Released to which such payment is owed actually receives such payment by end of ten (10) days after demand therefor. Such losses and expenses shall include, without limitation, attorneys' fees and costs, including without limitation attorneys' fees and costs of appeal, and further including without limitation attorneys' fees and costs of collection. Each Party Released shall have the right to counsel such Party Released reasonably chooses. No Party Released will be required to seek recovery from any insurer, other third party, or otherwise, or to mitigate any loss and expense, to maintain and recover fully a claim under this Section 1.4. No failure to pursue such recovery or to mitigate a loss or expense will in any way reduce or alter the amounts any Party Released is entitled to recover. The obligations of [Franchisee, Principals] [Franchisee, Principals, Transferor, Transferee], and the other Releasing Parties under this Section 1.4: (a) shall be joint and several; and (b) shall be within the ambit of all guaranties made by [Franchisee's Principals] [Franchisee's Principals, Transferor, Transferor's Principals, Transferee, Transferee's Principals], and other guarantors, all of which shall remain in full force and effect.

2. **Acknowledgments**.

2.1 Authority. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] covenant, warrant, represent, and agree that they have the authority to bind themselves and the other Releasing Parties to Section 1, this Section 2, Section 3, and Section 4 of this Agreement. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] acknowledge and agree that HOA is reasonably relying on [Franchisee's and Principals'] [Franchisee's, Principals', Transferor's, and Transferee's] covenants, warranties, representations, and agreements set forth in this Section 2.1 to HOA's detriment.

2.2 Full Effect. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby expressly agree that Section 1.1 of this Agreement shall be given full force and effect according to each and all of its terms and provisions, express and implied, including without limitation: (i) those relating to unknown obligations, debts, claims, demands, rights, actions, causes of action, loss, losses, damage, damages, expenses, costs, liability, and liabilities, if any; and (ii) those relating to any obligations, debts, claims, demands, rights, actions, causes of action, loss, losses, damage, damages, expenses, costs, liability, and liabilities other than those specified.

2.3 Additional or Different Facts; Mistake of Fact; Assumption of Risk. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] hereby acknowledge and agree that: (i) [Franchisee, Principals] [Franchisee, Principals, Transferor, Transferee], and the other Releasing Parties may discover facts different from or in addition to those they now know or believe to be true with respect to, or that there may be a mistake of fact with respect to, the obligations, debts, claims, demands,

rights, actions, causes of action, loss, losses, damage, damages, expenses, costs, liability, and liabilities of any nature whatsoever, and the other matters, that are the subject of the Release, Estoppel, Covenant Not to Sue, and Indemnification set forth in Section 1 of this Agreement; (ii) [Franchisee, Principals] [Franchisee, Principals, Transferor, Transferee], and such other Releasing Parties hereby expressly assume the risk of the existence of additional facts, different facts, or mistake of fact; and (iii) Section 1, this Section 2, Section 3, and Section 4 of this Agreement shall be and remain in full force and effect regardless of such additional facts, different facts, or mistake of fact.

2.4 Voluntary Nature of Agreement. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby acknowledge and agree that: (i) [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] have freely and voluntarily entered into this Agreement, including without limitation the Release, Estoppel, Covenant Not to Sue, and Indemnification set forth in Section 1 of this Agreement; (ii) [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] have had a full and fair opportunity to consult with their legal counsel with respect to this Agreement, including without limitation such Release, Estoppel, Covenant Not to Sue, and Indemnification, and that they have in fact done so or have knowingly, intelligently, and voluntarily elected not to do so; and (iii) they have read and fully understand this Agreement.

2.5 Consideration. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby acknowledge and agree that HOA is forbearing the exercise of certain rights in connection with this Agreement, and is granting [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] certain valuable rights in connection with this Agreement, in specific consideration of the Release, Estoppel, Covenant Not to Sue, and Indemnification set forth in Section 1 of this Agreement, without which Release, Estoppel, Covenant Not to Sue, and Indemnification HOA would not have agreed to forbear the exercise of such rights or granted Franchisee and Principals the rights related to this Agreement, which rights include without limitation, [the renewal of the Franchise] [HOA's consent to the Transfer of the Interest].

2.6 Beneficiaries. The Parties Released are first-party direct beneficiaries or intended third-party beneficiaries of Section 1, this Section 2, Section 3, and Section 4 of this Agreement, are entitled to enforce such sections, and are entitled to all the benefits of such sections.

2.7 Intent of the Parties; Essential Purpose. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby acknowledge and agree that the intent of the parties as to Section 1 of this Agreement, and that the essential purpose of Section 1 of this Agreement, is that the Releasing Parties give the Parties Released: (i) a full and complete release, estoppel, and covenant not to sue for all matters prior to the Effective Date of this Agreement; and (ii) a full and complete indemnification for any breach of such release, estoppel, or covenant not to sue.

2.8 Remedies.

2.8.1 [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby acknowledge and agree that: (i) in the event of any breach of Section 1 of this Agreement, the Parties Released would be irreparably injured and without adequate remedy at law; and (ii) in the event of a breach or a threatened or attempted breach of any provision of Section 1, [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] agree that the Parties Released will be entitled, in addition to any other remedies such Parties Released may have at law or in equity or otherwise, to a preliminary and permanent injunction and a decree for

specific performance of the provisions of Section 1 without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

2.8.2 In addition to the rights of the Parties Released set forth in Section 2.8.1 of this Agreement above, [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] hereby acknowledge and agree that any breach of Section 1 of this Agreement by the Releasing Parties, or any of them, will be a default of Section XIII.C. of the [Renewal] Franchise Agreement that will permit HOA to terminate the [Renewal] Franchise Agreement, after notice to Franchisee specifying the default, and after the expiration of the cure period set forth in Section XIII.C. and Franchisee's failure to cure such default by the end of such cure period.

3. **Miscellaneous**.

3.1 Time. Time is of the essence to the performance of all obligations of [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] to be performed under this Agreement and the [Renewal] Franchise Agreement.

3.2 Amendments. This Agreement may be amended only by a written agreement signed by the parties.

3.3 Previous Payments. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] hereby acknowledge and agree that all sums of money [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], or any of their affiliates paid to HOA or HOA's affiliates are and shall remain the sole property of HOA and HOA's affiliates, and that [Franchisee, Principals] [Franchisee, Principals, Transferor, Transferee], and their affiliates shall not have any rights thereto.

3.4 Waiver and Delay. No waiver or delay by HOA in requiring strict compliance with any obligation of the [Renewal] Franchise Agreement or this Agreement, or in the exercise of any right or remedy provided in the [Renewal] Franchise Agreement or this Agreement or at law or in equity or otherwise, and no custom or practice at variance with the requirements of the [Renewal] Franchise Agreement or this Agreement, will constitute a waiver or modification of any such obligation, right, remedy, or requirement, or preclude the exercise of any such right or remedy or the right to require strict compliance with any obligation set forth in the [Renewal] Franchise Agreement or this Agreement, or will preclude, affect, or impair enforcement of any right or remedy provided in the [Renewal] Franchise Agreement or this Agreement or at law or in equity or otherwise. All remedies under the [Renewal] Franchise Agreement, this Agreement, at law, in equity, or otherwise, afforded to HOA shall be cumulative and not alternative, and may be exercised simultaneously or sequentially in any order.

3.5 Governing Law. All matters arising out of or related to the [Renewal] Franchise Agreement or this Agreement, including without limitation all matters arising out of or related to the making, existence, construction, enforcement, and sufficiency of performance of the [Renewal] Franchise Agreement or this Agreement, shall be determined exclusively in accordance with, and governed exclusively by, the laws of the State of Georgia, USA applicable to agreements made and to be entirely performed within the State of Georgia, which laws shall prevail in the event of any conflict of laws.

3.6 Forum, Venue, and Jurisdiction. In the event of any dispute arising out of or related to the [Renewal] Franchise Agreement or this Agreement, including without limitation any dispute arising out of or related to the making of the [Renewal] Franchise Agreement or this Agreement, such dispute shall be resolved exclusively through litigation. The exclusive forum and venue for such litigation shall be a state or federal court in or for Cobb County, Georgia, USA having jurisdiction over the subject

matter. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby irrevocably accept and submit to, generally and unconditionally, the exclusive jurisdiction of any state or federal court in or for Cobb County, Georgia having jurisdiction over the subject matter and hereby waive, to the extent permitted by applicable law, defenses based on jurisdiction, venue, or forum non conveniens. The provisions of this Section 3.6 shall remain in full force and effect after the expiration or termination of the [Renewal] Franchise Agreement.

3.7 Waiver of Trial By Jury. HOA, for itself and the other Parties Released, and [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby waive trial by jury in any litigation arising out of or related to the [Renewal] Franchise Agreement or this Agreement.

3.8 Attorneys' Fees. In the event of any dispute or litigation arising out of or related to the [Renewal] Franchise Agreement or this Agreement, including without limitation any dispute or litigation arising out of or related to the making of the [Renewal] Franchise Agreement or this Agreement, Franchisee shall pay to HOA, on demand, HOA's costs, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of appeal, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after demand therefor. In the event of any default under the [Renewal] Franchise Agreement or this Agreement, Franchisee shall pay to HOA, on demand, HOA's costs arising out of or related to such default, including without limitation HOA's reasonable attorneys' fees and costs, and further including without limitation HOA's reasonable attorneys' fees and costs of collection, so that HOA actually receives such amounts by the end of ten (10) days after demand therefor.

3.9 Further Assurances. [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] hereby covenant, warrant, represent, and agree that: (i) they will perform such acts and will execute and deliver such agreements and other documents to HOA as HOA may require to effect the intent of this Agreement; (ii) they will not condition the performance of such acts or the execution and delivery of such agreements and other documents; and (iii) they will not delay the performance of such acts or the execution and delivery of such agreements and other documents.

4. **Construction**.

4.1 Construe In Favor of Enforcement. In the event of any litigation or like event or occurrence arising out of or related to [Franchisee's and Principals'] [Franchisee's, Principals', Transferor's, and Transferee's], or any other Releasing Party's obligations set forth in this Agreement, or arising out of or related to the matters set forth in this Agreement, [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby direct any third party construing this Agreement, including without limitation any court, mediator, master, or other party acting as a trier of fact or law, to construe such provisions broadly in favor of enforcement.

4.2 Merger; Entire Agreement, Compliance. This Agreement, together with the [Renewal] Franchise Agreement, is a complete integration that sets forth the entire agreement between the parties, fully superseding any and all prior negotiations, agreements, representations, or understandings between [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] on the one hand, and HOA on the other hand, whether oral or written, arising out of or related to the matters set forth in this Agreement. [Franchisee, Principals] [Franchisee, Principals, Transferor, Transferee], and HOA hereby expressly affirm that there are no oral or written agreements, side-deals, arrangements, or understandings between [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] on the one hand,

and HOA on the other hand, arising out of or related to the matters set forth in this Agreement, except as expressly set forth in this Agreement. No course of dealing, whether occurring before or after the Effective Date of this Agreement, shall operate to amend, terminate, or waive any express written provision of this Agreement. In the event of any conflict between any provision of this Agreement and a provision of the [Renewal] Franchise Agreement, the provision set forth in this Agreement shall control. Except as amended by this Agreement, all provisions of the [Renewal] Franchise Agreement shall remain in full force and effect according to their terms, and the parties shall continue to be bound by the [Renewal] Franchise Agreement as modified by this Agreement.

4.3 Interpretation. The word "including" means "including without limiting the scope or generality" of any word or words related thereto, and the words "and" and "or" mean, and are used in the inclusive sense of, "and/or." References to agreements, documents, guaranties, and like agreements and instruments shall be deemed to refer as well to all schedules, exhibits, addenda, attachments, and amendments thereto.

4.4 Obligations Benefit Only Franchisee.

4.4.1 [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby: (i) acknowledge and agree that all obligations of HOA set forth in the [Renewal] Franchise Agreement and this Agreement shall benefit only Franchisee; (ii) acknowledge and agree that no individual or other entity except Franchisee shall have any right to rely on, enforce, benefit from, or obtain relief for breach of, any obligation of HOA set forth in the [Renewal] Franchise Agreement or this Agreement, either directly or by subrogation; and (iii) covenant, warrant, represent, and agree that neither Franchisee nor Transferee nor any other Releasing Party will make or raise any claim, counterclaim, crossclaim, affirmative defense, or demand, that alleges, asserts, or otherwise raises any matter contrary to Clause (i) or Clause (ii) of this Section 4.4.1.

4.4.2 [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee], for themselves and the other Releasing Parties, hereby acknowledge and agree that: (i) in the event of any breach of Section 4.4.1 of this Agreement, HOA would be irreparably injured and without adequate remedy at law; and (ii) in the event of a breach or a threatened or attempted breach of any provision of Section 4.4.1 of this Agreement, HOA will be entitled, in addition to any other remedies HOA may have at law or in equity or otherwise, to a preliminary and permanent injunction and a decree for specific performance of the provisions of Section 4.4.1, without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

4.5 Partial Invalidity. Except as otherwise set forth in this Section 4.5, if any provision of this Agreement is declared invalid or unenforceable for any reason, such provision shall be modified to the minimum extent necessary to make it valid and enforceable; or if it cannot be so modified, then severed, and the remaining provisions of this Agreement shall remain in full force and effect, and the parties agree that they would have signed this Agreement as so modified. Notwithstanding the foregoing, if any provision of Section 1, Section 2, Section 3, or this Section 4 shall be declared invalid or unenforceable such that the Release, Estoppel, Covenant Not to Sue, or Indemnification set forth in Section 1 of this Agreement partially, substantially, or completely fails of its essential purpose, the [renewal of the Franchise] [transfer of the Interest] shall be voidable by HOA. If HOA avoids the [renewal of the Franchise] [transfer of the Interest], such avoidance may be as of the Effective Date or as of any time thereafter, at HOA's discretion.

4.6 Effect of Recitals. The Recitals to this Agreement shall be construed as a material and enforceable part of this Agreement for all purposes, and shall in no event be considered prefatory language or mere surplusage.

4.7 No Adverse Construction. All parties to this Agreement are skilled and experienced business professionals, and all have contributed to the negotiation and drafting of this Agreement. As a result, in no event may any adverse construction of this Agreement be attributed to any party as the drafting party.

4.8 Survival of Obligations. All obligations of this Agreement that expressly or by their nature require performance after the termination or expiration of the [Renewal] Franchise Agreement, or that by their nature would reasonably be expected to continue in effect after termination or expiration of the [Renewal] Franchise Agreement, shall continue in full force and effect after and notwithstanding the termination or expiration of the [Renewal] Franchise Agreement, until they are satisfied in full or by their nature expire.

4.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

4.10 Submission of Release; Effectiveness. Submission of this Agreement to [Franchisee and Principals] [Franchisee, Principals, Transferor, and Transferee] does not constitute an offer to enter into a contract. This Agreement shall not be binding on HOA unless and until: (i) it is duly executed by HOA's authorized officer; and (ii) such duly-executed Agreement is delivered to Franchisee.

IN WITNESS WHEREOF, the parties to this Agreement, intending to be legally bound by this Agreement, have duly executed and delivered this Agreement as of the Effective Date.

[FORM ONLY: SIGNATURES OF HOA, FRANCHISEE, PRINCIPALS, TRANSFEROR, AND TRANSFEREE, AS APPROPRIATE, INTENTIONALLY OMITTED]